As filed with the Securities and Exchange Commission on January 12, 2022

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GBT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	27-0603137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

888-685-7336

(Address and telephone number of registrant’s principal executive offices)

Mansour Khatib

 Chief Executive Officer
GBT Technologies Inc.

2450 Colorado Ave., Suite 100E

Santa Monica, CA 90404

 888-685-7336

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered (1)	Proposed Maximum Aggregate Offering Price per Security (2)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.00001 per share	5,500,000	$0.1901	(2)	$1,045,550	$96.92

(1) Represents 5,500,000 shares of common stock that are issuable to the selling stockholder pursuant to a common stock purchase agreement. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low sale prices of the common stock on the OTC Pink on December 27, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 12, 2022

GBT TECHNOLOGIES, INC.

5,500,000 Shares of Common Stock

This prospectus relates to the sale by the selling stockholder named in this prospectus (the “Selling Stockholder”) of GBT Technologies Inc. (the “Company”) of up to 5,500,000 shares of common stock, par value $0.00001 per share (the “Resale Shares”). We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive proceeds of up to $10.0 million from the sale of our common stock to the selling stockholder, pursuant to an equity financing agreement entered into with the selling stockholder on December 17, 2021, once the registration statement, of which this prospectus is a part, is declared effective.

On December 17, 2021 we entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS shall purchase from us, up to that number of Resale Shares having an aggregate purchase price of up to $10.0 million, subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of 24 months after an effective registration of the Resale Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”). The Equity Financing Agreement grants us the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase Resale Shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the Resale Shares contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of our Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice. Such sales of Common Stock by us, if any, may occur from time to time, at our option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put we will deliver an amount of Resale Shares equaling 110% of the dollar amount of each Put. The maximum dollar amount of each Put will not exceed 200% of the average daily trading dollar volume for our Common Stock during the ten trading days preceding the trading day that GHS receives a Put. No Put will be made in an amount equaling less than $10,000 or greater than $500,000. Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of our company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of up to $10.0 million in the Common Stock of our company pursuant to the Equity Financing Agreement; on the date that is 24 calendar months from the date the Equity Financing Agreement was executed. Actual sales of Resale Shares to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

The Selling Stockholder will sell their Resale Shares at prevailing market prices or in privately negotiated transactions. We provide more information about how a Selling Stockholder may sell its Resale Shares in the section titled “Plan of Distribution” on page 20.

The Selling Stockholders and any broker-dealers that participate in the distribution of the securities may be deemed to be “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended.

We will bear all costs relating to the registration of the Resale Shares, other than any legal or accounting costs or commissions of the Selling Stockholders.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is         , 2022.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, unless otherwise noted, references to “the Company,” “we,” “us,” and “our” refer to GBT Technologies Inc.

This prospectus describes the specific details regarding this offering and the terms and conditions of the securities being offered hereby and the risks of investing in our securities. You should read this prospectus, any free writing prospectus and the additional information about us described in the section entitled “Where You Can Find More Information” before making your investment decision.

Neither we, nor any of our officers, directors, agents, representatives or underwriters, make any representation to you about the legality of an investment in our securities. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our securities.

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different or additional information. The securities are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks which are protected under applicable intellectual property laws and are our property. This prospectus also contains trademarks, service marks, trade names and/ or copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. The third-party sources from which we have obtained information generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that this information is accurate or complete. We have not independently verified any of the data from third-party sources nor have we verified the underlying economic assumptions relied upon by those third parties. Similarly, internal company surveys, industry forecasts and market research, which we believe to be reliable, based upon management’s knowledge of the industry, have not been verified by any independent sources. Our internal company surveys are based on data we have collected over the past several years, which we believe to be reliable. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable and appropriate. However, assumptions and estimates of our future performance, and the future performance of our industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus. These and other important factors could result in our estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the Risk Factors and the financial statements and related notes included in this prospectus.

Unless the context indicates or otherwise requires, the “Company,” “we,” “us,”, “our” “GBT” or the “Registrant” refer to GBT Technologies Inc., a Nevada corporation.

OVERVIEW

GBT Technologies Inc. (the “Company”, “GBT”, or “GTCH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. The Company is targeting growing markets such as development of Internet of Things (“IoT”) and Artificial Intelligence (“AI”) enabled networking and tracking technologies, including wireless mesh network technology platform and fixed solutions, development of an intelligent human body vitals device, asset-tracking IoT. The Company has historically derived revenues from (i) the provision of IT services; and (ii) from the licensing of its technology.

Corporate Information

Our principal executive offices are located at 2450 Colorado Ave., Suite 100E Santa Monica, CA 90404Our telephone number is (888) 685-7336. We were incorporated in Nevada in 2009 and registered to do business in California in 2020. We maintain a website at https://gbtti.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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THE OFFERING

Common stock offered by Selling Stockholder:	5,500,000 shares of common stock, par value $0.0001 per share (the “Resale Shares”).

Offering price:	The Selling Stockholder will sell their Resale Shares at prevailing market prices or in privately negotiated transactions.

Common stock outstanding:	33,200,198

Use of proceeds:	The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $10.0 million in proceeds from the sale of our common stock to the selling stockholder under the equity financing agreement described below. Any proceeds from the selling stockholder that we receive under the equity financing agreement are expected be used for general corporate purposes. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page [ ].

Market for our common stock:	We currently trade on the OTC Pink marketplace maintained by OTCMarkets, Inc. under the symbol “GTCH”.

The number of shares of common stock outstanding is based on 33,200,198 shares of common stock issued and outstanding as of December 27, 2021 and excludes as of that date:

●	392,870 shares of common stock issuable upon exercise of warrants with a weighted-average exercise price of $74.97 per share;
●	85,021,775 shares of common stock issuable upon conversion of outstanding convertible notes in the aggregate principal amount of $8,672,221;

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Transaction with the Selling Stockholder

On December 17, 2021 we entered into an equity financing agreement (the “Equity Financing Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS” or the “Selling Stockholder”), pursuant to which GHS shall purchase from us, up to that number of Resale Shares having an aggregate purchase price of up to $10.0 million, subject to certain limitations and conditions set forth in the Equity Financing Agreement from time to time over the course of 24 months after an effective registration of the Resale Shares with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC (the “Contract Period”). The Equity Financing Agreement grants us the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase Resale Shares of Common Stock on any business day (a “Put”), provided that at least ten trading days has passed since the most recent Put. The purchase price of the Resale Shares contained in a Put will be 90% of the lowest daily volume weighted average price (VWAP) of our Common Stock during the ten consecutive trading days preceding the receipt by GHS of the applicable Put notice. Such sales of Common Stock by us, if any, may occur from time to time, at our option, during the Contract Period. Subject to the satisfaction of certain conditions set forth in the Equity Financing Agreement, on each Put we will deliver an amount of Resale Shares equaling 110% of the dollar amount of each Put. The maximum dollar amount of each Put will not exceed 200% of the average daily trading dollar volume for our Common Stock during the ten trading days preceding the trading day that GHS receives a Put. No Put will be made in an amount equaling less than $10,000 or greater than $500,000. Puts are further limited to GHS owning no more than 4.99% of the outstanding stock of our company at any given time. The Equity Financing Agreement and the Registration Rights Agreement contain customary representations, obligations, rights, warranties, agreements and conditions of the parties. The Equity Financing Agreement terminates upon any of the following events: when GHS has purchased an aggregate of $10.0 in the Common Stock of our company pursuant to the Equity Financing Agreement; on the date that is 24 calendar months from the date the Equity Financing Agreement was executed. Actual sales of Resale Shares to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our company and its operations.

As of December 27, 2021, there were 33,200,198 shares of our common stock outstanding excluding the 5,500,000 shares offered that have been issued or may be issuable to GHS pursuant to the Equity Financing Agreement. If all of such 5,500,000 shares of our common stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 13% of the total common stock outstanding.

Pursuant to the Equity Financing Agreement and the Registration Rights Agreement, we are registering 5,500,000 shares of our common stock under the Securities Act which we may issue to GHS after this registration statement is declared effective under the Securities Act. All 5,500,000 shares of common stock are being offered pursuant to this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to Our Business

WE HAVE A LIMITED OPERATING HISTORY IN AN EVOLVING INDUSTRY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND MAY INCREASE THE RISK THAT WE WILL NOT BE SUCCESSFUL.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	accurately forecast our revenues and plan our operating expenses;

●	successfully expand our business;

●	assimilate our acquisitions;

●	adapt to rapidly evolving trends in the ways consumers and businesses interact with technology;

●	avoid interruptions or disruptions in the offering of our products and our services;

●	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and products;

●	hire, integrate and retain talented sales, customer service, technology and other personnel; and

●	effectively manage rapid growth in personnel and operations; and

●	global COVID-19 pandemic

If the demand for our services and/or platforms/products offered or our products under development are not finalized, our business will be harmed. We may not be able to successfully address these risks and difficulties, which could harm our business and results of operations.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR US TO EVALUATE OUR FUTURE BUSINESS PROSPECTS AND MAKE DECISIONS BASED ON THOSE ESTIMATES OF OUR FUTURE PERFORMANCE.

We have a limited operating history and, as a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on the historical results may not be representative of the results we will achieve. Because of the uncertainties related to our limited historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or continue to incur losses.

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THE COVID-19 OUTBREAK HAS CAUSED DISRUPTIONS IN OUR DEVELOPMENT OPERATIONS, WHICH HAVE RESULTED IN DELAYS ON EXISTING PROJECTS AND MAY HAVE ADDITIONAL NEGATIVE IMPACTS ON OUR OPERATIONS

The Company operates in a high-tech marketplace and relies on professionals and partnerships all over the world, which is impacted by the global pandemic, causing the Company’s resources to be affected. Our business operations have been and may continue to be materially and adversely affected by the coronavirus disease COVID-19.

An outbreak of respiratory illness caused by COVID-19 emerged in Wuhan city, Hubei province, PRC, in late 2019 and expanded globally. COVID-19 is considered to be highly contagious and poses a serious public health threat.

On March 19, 2020, California Governor Gavin Newsom issued a stay-at-home order to protect the health and well-being of all Californians and to establish consistency across the state in order to slow the spread of COVID-19. California was therefore under strict quarantine control and travel has been severely restricted, resulting in disruptions to work, communications, and access to files (due to limited access to facilities). Since then, other measures have been imposed in other countries and major cities in the USA, including Los Angeles, and throughout the world in an effort to contain the COVID-19 outbreak. The World Health Organization (the “WHO”) is closely monitoring and evaluating the situation. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January. Any outbreak of such epidemic illness or other adverse public health developments in the USA or elsewhere in the world may materially and adversely affect the global economy, our markets and our business. The stay-at-home order was lifted in California only on January 25, 2021.

In the first quarter of 2020, the COVID-19 outbreak caused disruptions in our development operations, which resulted in delays on exiting projects. The State of California and the economy in general has begun to slowly re-open following the introduction of the COVID-19 vaccine. During the fourth quarter of 2021, the omicron variants surfaced and has significantly impacted the United States and globally. However, in the event COVID-19, the omicron variant or other variant is to worsen or again surface any further unforeseen delay in our operations of the development, delivery and assembly process within any of our activities could continue to result in, increased costs and reduced revenue.

We cannot foresee whether the outbreak of COVID-19 and its variants will continue to be effectively contained. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers and vendors or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

OUR RESULTS OF OPERATIONS HAVE NOT RESULTED IN PROFITABILITY AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY GOING FORWARD

The Company does not accrue or capitalize development costs (or any costs to this effect) and expense it to its profit and loss statements as required by US GAAP. As such, the Company incurred a net loss amounting to $32,854,195 for the nine months ended September 30, 2021 and $17,994,888 for the year ended December 31, 2020. If we incur additional significant operating losses, our stock price, may decline, perhaps significantly. Our management is developing plans to alleviate the negative trends and conditions described above. Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, as we are an emerging enterprise, we expect that net losses will continue, and our working capital deficiency will increase.

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WE HAVE NOT GENERATED POSITIVE CASH FLOW FROM OPERATIONS, AND OUR ABILITY TO GENERATE POSITIVE CASH FLOW IS UNCERTAIN. IF WE ARE UNABLE TO GENERATE POSITIVE CASH FLOW OR OBTAIN SUFFICIENT CAPITAL WHEN NEEDED, OUR BUSINESS AND FUTURE PROSPECTS WILL BE ADVERSELY AFFECTED AND WE COULD BE FORCED TO SUSPEND OR DISCONTINUE OPERATIONS.

Our operations have not generated positive cash flow for any reporting period since our inception, and we have funded our operations primarily through the issuance of common stock and short-term and long-term debt and convertible debt. Our limited operating history makes an evaluation of our future prospects difficult. The actual amount of funds that we will need to meet our operating needs will be determined by a number of factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, the success of our marketing strategy, market acceptance of our products, the success of our manufacturing and research and development efforts (including any unanticipated delays), our manufacturing and labor costs, the costs associated with obtaining and enforcing our intellectual property rights, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make.

Our ability to continue to operate until we are able to generate sufficient our cash flow from operations will depend on our ability to generate sufficient positive cash flow from our operations. If we are unable to generate sufficient cash flow from our operations, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

The Company sustained net losses of $32,854,195 and our operating activities used cash flows of $958,011 for the nine months ended September 30, 2021. The Company sustained net losses of $17,994,888 and our operating activities used cash flows of $994,426 for the year ended December 31, 2020. The Company sustained net losses of $186,505,119 and our operating activities used cash flows of $6,623,463 for the year ended December 31, 2019. The Company had a working capital deficit of $27,710,040, stockholders’ deficit of $27,858,303 and an accumulated deficit of $270,651,339 at December 31, 2020. The Company had a working capital deficit of $21,704,420, stockholders’ deficit of $28,909,820 and an accumulated deficit of $303,505,534 at September 30, 2021.

WE WILL REQUIRE ADDITIONAL CAPITAL TO SUPPORT BUSINESS GROWTH, AND THIS CAPITAL MIGHT NOT BE AVAILABLE ON ACCEPTABLE TERMS, IF AT ALL.

We intend to continue to make investments to support our business growth and we will require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Further, we need additional capital to continue operations. Accordingly, we need to engage in equity or debt financings to secure additional funds. We expect that we have sufficient capital to maintain operations through the year of 2021. In order to fully implement our business plan, we will need to raise $10,000,000. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

WE DEPEND UPON KEY PERSONNEL AND NEED ADDITIONAL PERSONNEL

Our success depends on our inability to attract and retain key personnel including Michael Murray, our President, Mansour Khatib, our CEO, and Dr. Danny Rittman, our CTO, and our inability to do so may materially and adversely affect our business operations. The loss of qualified personnel could have a material and adverse effect on our business operations. Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.

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OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL, AND IF WE ARE UNABLE TO MAINTAIN ADEQUATE CASH FLOWS FROM OPERATIONS OUR PROFITABILITY AND FINANCIAL CONDITION WILL SUFFER AND JEOPARDIZE OUR ABILITY TO CONTINUE OPERATIONS

We require substantial capital to support our operations. If we are unable to generate adequate cash flows from our operations, maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO FURTHER DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR COMMON STOCK AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR STOCK.

There is a limited public market for our Common Stock, which is traded on the OTC PINK under the symbol GTCH. We cannot give any assurances that there will ever be a mature, developed market for our common stock. Failure to further develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop in a material way, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. For example, for the years ended December 31, 2020 and December 31, 2019, we reported that our disclosure controls and procedures were not effective due to the lack of resources and the reliance on outside consultants. We intend to increase management’s review of our financials. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Additional Risks Related to Our Common Stock

Because we are quoted on the OTC PINK marketplace instead of a national securities exchange, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

Our Common Stock is currently quoted on the OTC Market Group’s OTC PINK marketplace under the ticker symbol “GTCH” ((prior years under the symbol: “GOPH”). The OTC is a regulated quotation service that displays real-time quotes and last sale prices in over-the-counter securities. Trading in shares quoted on the OTC PINK is often thin and characterized by volatility. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our Common Stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTC PINK is not a stock exchange, and trading of securities on this platform is more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our Common Stock improves.

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Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our Common Stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our Common Stock has been low and may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock. In addition, the stock markets in general can experience considerable price and volume fluctuations.

We have not paid dividends in the past and have no immediate plans to pay cash dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to develop and deliver our products and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on our Common Stock.

Shares eligible for future sale may adversely affect the market for our Common Stock.

Of the 33,200,198 shares of our Common Stock outstanding as of the date of this prospectus, approximately 16,457,939 are restricted and 16,742,259 shares are freely tradable without restriction pursuant to Rule 144. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our Common Stock.

You may experience future dilution as a result of this offering or future equity offerings.

We are registering for sale 5,500,000 shares that we may sell to GHS under the Equity Financing Agreement. It is anticipated that shares registered in this offering will be sold by GHS over a period of up to approximately 24 months from the date of commencement. The number of shares of common stock that we may sell under the Equity Financing Agreement may exceed 5,500,000 shares, depending on the sales price. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into shares of our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Management will have broad discretion as to the use of any proceeds received under the Purchase Agreement and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of any proceeds received from GHS under the Equity Financing Agreement and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

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Our charter documents and Nevada law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Nevada law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our certificate of incorporation and bylaws:

●	limit who may call stockholder meetings;

●	do not provide for cumulative voting rights; and

●	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

There are limitations on director/officer liability.

As permitted by Nevada law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our charter provision and Nevada law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our Common Stock is not currently listed on a national security exchange. Our Common Stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our Common Stock.

Stockholders should also be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

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●	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (referred to as FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this annual report, references to “GBT”, “Gopher”, “GOPH”, “GTCH” or “the Company,” or “we,” or “us,” and “our” refer to GBT Technologies Inc. or f/k/a Gopher Protocol Inc. Except for the historical information contained herein, some of the statements in this report contain forward-looking statements that involve risks and uncertainties. These statements are found in the sections entitled “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk.” They include statements concerning: our business strategy; expectations of market and customer response; liquidity and capital expenditures; future sources of revenues; expansion of our proposed product line; and trends in industry activity generally. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For example, assumptions that could cause actual results to vary materially from future results include, but are not limited to our ability to successfully develop and market our products to customers; our ability to generate customer demand for our products in our target markets; the development of our target markets and market opportunities; our ability to manufacture suitable products at a competitive cost; market pricing for our products and for competing products; the extent of increasing competition; technological developments in our target markets and the development of alternate, competing technologies in them; and sales of shares by existing shareholders. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under ‘Risk Factors’ in Part I, Item 1A of this Annual Report on Form 10-K. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under ‘Risk Factors’ in Part I, Item 1A of this Annual Report on Form 10-K as part of your evaluation of an investment in our securities.

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●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

●	The COVID-19 outbreak has caused disruptions in our development operations, which have resulted in delays on existing projects and may have additional negative impacts on our operations.

●	Our results of operations have not resulted in profitability and we may not be able to achieve profitability going forward.

●	We have not generated positive cash flow from operations and our ability to generate positive cash flow is uncertain. If we are unable to generate positive cash flow or obtain sufficient capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

●	We will require additional capital to support business growth and this capital might not be available on acceptable terms, if at all.

●	We depend upon key personnel and need additional personnel.

●	Our business requires substantial capital and if we are unable to maintain adequate cash flows from operations our profitability and financial condition will suffer and jeopardize our ability to continue operations.

●	There is currently a limited public market for our common stock. Failure to further develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your stock.

●	If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

●	Because we are quoted on the OTC PINK marketplace instead of a national securities exchange, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

●	Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

●	We have not paid dividends in the past and have no immediate plans to pay cash dividends.

●	Shares eligible for future sale may adversely affect the market for our Common Stock.

●	You may experience future dilution as a result of future equity offerings.

●	Our charter documents and Nevada law may inhibit a takeover that stockholders consider favorable.

●	There are limitations on director/officer liability.

●	Penny stock regulations may impose certain restrictions on marketability of our securities.

●	FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by GHS. We will not receive any proceeds upon the sale of shares by GHS. However, we may receive proceeds of up to $10 million under the Equity Financing Agreement with GHS. The proceeds received from the sale of the shares under the Equity Financing Agreement are expected be used for general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our sales, research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. However, we cannot guarantee that we will receive any proceeds in connection with the Equity Financing Agreement because we may be unable or choose not to issue and sell any securities pursuant to the Equity Financing Agreement. Because of this, we have not determined the amount of proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the proceeds. Pending any use of the proceeds, we intend to invest the proceeds in repurchase contracts or deposit them in checking accounts at financial institutions.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the Selling Stockholder identified herein of up to an aggregate of 5,500,000 shares of common stock.

The transactions by which the Selling Stockholder acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares are being registered to permit public sales of such securities, and the Selling Stockholder may offer the Resale Shares for resale from time to time pursuant to this prospectus. The Selling Stockholder may also sell, transfer or otherwise dispose of all or a portion of their Resale Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of such securities.

The following table sets forth, based on information provided to us by the Selling Stockholder or known to us, the names of the Selling Stockholder, the nature of any position, office or other material relationship, if any, which the Selling Stockholder have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the Selling Stockholder before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer. On each Closing Date, the number of Resale Shares to be purchased by GHS shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by GHS beneficially or deemed beneficially owned by GHS, would result in GHS owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder.

We have assumed all of the Resale Shares reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the Selling Stockholder may offer all or any portions of the Resale Shares listed in the table below, no estimate can be given as to the amount of those Resale Shares covered by this prospectus that will be held by the Selling Stockholders upon the termination of the offering.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o GBT Technologies Inc., 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404.

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	Beneficial Ownership of		Common Stock	Beneficial Ownership
	Common Stock Prior		Saleable	of Common Stock
	to the Offering		Pursuant	After the Offering (1)
	Number of	Percent of	to This	Number of	Percent of
Name of Selling Shareholder	Shares	Class (2)	Prospectus	Shares	Class (2)
GHS Investments LLC	1,457,163	4.99%	5,500,000	-0-	—

* Less than 1%.

(1) Assumes that all of the Resale Shares held by the Selling Stockholder covered by this prospectus are sold and that the Selling Stockholder acquire no additional shares of common stock before the completion of this offering. However, as the Selling Stockholder can offer all, some, or none of their Resale Shares, no definitive estimate can be given as to the number of Resale Shares that the Selling Stockholders will ultimately offer or sell under this prospectus. Mark Grober is a member of GHS who may be deemed to be a beneficial owner of common stock held by GHS. Mr. Grober disclaims beneficial ownership of the common stock held by GHS. GHS is not a licensed broker dealer nor is any of its affiliate a licensed broker dealer. GHS was introduced to the Company by J.H. Darbie & Co., a registered broker, which will be entitled to a finder fee of 2% of the gross proceeds of an equity transaction and a non-callable warrant of the Company equal to 2% warrant coverage of the amount raised.

PLAN OF DISTRIBUTION

Up to 5,500,000 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the Selling Stockholder. The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. However, we may receive up to $10 million in proceeds from the sale of our common stock to the selling stockholder under the Equity Financing Agreement described below. Any proceeds from the selling stockholder that we receive under the Equity Financing Agreement are expected be used for general corporate purposes. We will bear all fees and expenses incident to this registration.

The Selling Stockholder may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Stockholder will sell their Resale Shares at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. All sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The Selling Stockholder may also sell shares of common stock short and deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The Selling Stockholder may also loan or pledge common stock to broker-dealers that in turn may sell such shares of common stock.

The Selling Stockholder may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholder and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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There can be no assurance that the Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

As of December 27, 2021, there were 88 record holders of our securities. As of December 27, 2021 there were 33,200,198 shares of common stock and 45,000, 700 and 20,000 shares of Series B, Series C and Series H Preferred Stock issued and outstanding, respectively.

The following description of our capital stock and provisions of our Articles of Incorporation and Bylaws. You should also refer to our Articles of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to a total of 100,000,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

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Preferred Stock

Our board of directors will have the authority, without further action by the stockholders, to issue up to [ ] shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock.

Series B Convertible Preferred Stock

We are authorized to issue up to a total of 20,000,000 shares of a series of preferred stock designated as Series B preferred stock, par value $0.0001 per share. Holders of our Series B preferred stock are entitled to vote the number of votes equal to the number of whole shares of common stock into which the shares of Series B preferred stock, held by such holder are convertible as of the record date on all matters submitted to a vote of our stockholders. Holders of our Series B preferred stock are entitled, exclusively and as a separate class, to elect two directors of the Corporation,

Further, holders of our Series B preferred stock shall have conversion rights. The holders of our Series B preferred stock have the right to convert each share of Series B preferred stock, at any time, without payment of additional consideration by the holder into 30 shares of our common stock.

Series C Convertible Preferred Stock

We are authorized to issue up to a total of 10,000 shares of a series of preferred stock designated as Series C preferred stock, par value $0.0001 per share. Holders of our Series C preferred stock are entitled to vote the number of votes equal to the number of whole shares of common stock into which the shares of Series C preferred stock, held by such holder are convertible as of the record date on all matters submitted to a vote of our stockholders. Holders of our Series C preferred stock are entitled, exclusively and as a separate class, to elect two directors of the Corporation,

Further, holders of our Series C preferred stock shall have conversion rights. The holders of our Series C preferred stock have the right to convert each share of Series C preferred stock, at any time, without payment of additional consideration by the holder into 8 shares of our common stock.

Series H Convertible Preferred Stock

We are authorized to issue up to a total of 40,000 shares of a series of preferred stock designated as Series H preferred stock, par value $0.0001 per share. Holders of our Series H preferred stock are entitled to vote the number of votes equal to the number of whole shares of common stock into which the shares of Series H preferred stock, held by such holder are convertible as of the record date on all matters submitted to a vote of our stockholders. Holders of our Series F preferred stock are entitled, exclusively and as a separate class, to elect two directors of the Corporation,

Further, holders of our Series H preferred stock shall have conversion rights. The holders of our Series H preferred stock have the right to convert each share of Series H preferred stock, at any time, without payment of additional consideration by the holder into such number of fully paid and non-assessable shares of our common stock as determined by dividing $500 by $10 in effect at the time of such conversion. In lieu of any fractional shares to which the Series H holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of common stock as determined in good faith by our board of directors.]

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Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Gopher Protocol by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company (“NATCO”) with a business address at 50 West Liberty Street, Suite 880, Reno NV 89501; NATCO’s website is www.natco.com, and their phone number is (775) 322-0626.

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DESCRIPTION OF BUSINESS

OVERVIEW

GBT Technologies Inc. (formally known as Gopher Protocol Inc., the “Company”, “GBT”, “Gopher”, “Gopher Protocol” “GOPH” or “GTCH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. GBT is targeting growing markets such as development of Internet of Things (IoT) and Artificial Intelligence (AI) enabled networking and tracking technologies, including wireless mesh network technology platform and fixed solutions, development of an intelligent human body vitals device, asset-tracking IoT, and wireless mesh networks. Effective August 5, 2019, the Company changed its name from Gopher Protocol Inc. to GBT Technologies Inc. The Company derived revenues from the provision of IT services. The Company is seeking to generate revenue from the licensing of its technology.

Asset tracking IoT - and Artificial Intelligence (AI) enabled networking (including AI Medical Advisor platform and potential products)

The Company plans to launch a series of software and microchip design products that integrate into strategic technology partners’ solutions and enable real-time tracking and management of IoT or connected assets.

 Through the Joint Venture with Tokenize – It S.A., the parties commenced development of a development of an intelligent human vital signs’ device, suggested named qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

Asset tracking IoT and Artificial Intelligence (AI) enabled networking (including AI Medical Advisor platform and potential products) competition

The prevailing AI solutions in the marketplace currently are a combination of barcoding and RFID technologies. Existing solutions require that the asset is near the scanner to be scanned. Further, such existing solutions are “point to point,” meaning they require repeated scan points along a route in order to update the location of the asset. The Company’s asset tracking solutions are designed to be more accurate and when placed on or into the asset, has the ability to interactively locate and update information on an asset anywhere on Earth. Its solutions work through-enabled global mesh network and does not need GPS or GSM to locate the package. In addition, the Company’s solutions are planned to include resource and distributed database management features which are not normally found in IoT systems. There are many competitors supplying AI standalone, and AI asset tracking and asset tracking IoT systems today, including companies such as AT&T, IBM and Verizon, as well as Apple which introduce tracking device during 2021. It is Company’s goal to offer the GopherInsight platform to some or all of these competitors to upgrade and differentiate their solutions.

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Wireless mesh networking

Wireless mesh networks consist of LAN/MAN/WAN solutions that are infrastructural-intensive, may rely on regulated frequencies and bandwidth, often have so-called “last mile” problems areas where either economics or population density make it too expensive for current solutions to cover, and difficult to manage centrally. The Company’s GopherInsight platform makes it easy to add and manage last mile capacity. The solution is easily integrated into existing networks. The Company’s AI platform is designed for easy integration with, and management of, additional coverage for customer networks.

Wireless mesh networking markets

The Company potentially will target telecommunications providers, corporate entities that run LAN or wide-area networks, universities, and government entities.

Wireless mesh networking markets competition

The competitors for wireless mesh networking solutions, and AI solutions, are the entities themselves that have their own capability. The Company’s strategy is to integrate and “wrap around” those solutions to make them more efficient, less costly, and less infrastructural-intensive, while at the same time solving last mile problems to the end user.

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Latinex (contra-equity account)

On January 8, 2019, the Company entered into a Stock Pledge Agreement with Latin American Exchange Latinex Casa de Cambio, S.A., a Costa Rica corporation (“Latinex”), to provide that Latinex may maintain its required regulatory capital as required by various regulators. The Company has pledged 4,005 restricted shares of its common stock valued at $7,610,147 (based on the closing price on the grant date) for a term of three years in consideration of an annual payment of $375,000 paid in quarterly installments of $93,750. In lieu of cash payment, Latinex may pay the Company in virtual currency of WISE Network S.A. valued at a 50% discount of its offering price of $10 per token. In the event that Latinex’s required capital has decreased below $5,000,000, Latinex is permitted to sell the pledged shares of common stock only in an amount to ensure that Latinex can satisfy the required capital levels. The Company must consent to such sale of the shares of common stock, which may not be unreasonably withheld. Upon expiration of the agreement, the remaining shares of common stock shall be returned to the Company free and clear of all liens. The Company has recorded the value of these shares of common stock as a stock loan receivable which is presented as a contra-equity account in the accompanying consolidated balance sheets. At December 31, 2019, the Company wrote off the accrued interest income as Latinex did not perform any payment and the Company has no mean to enforce this payment. Latinex agreed in principal to return the pledged 4,005 restricted shares to the Company for cancellation. The 4,005 restricted shares have not yet been returned to the Company as of September 30, 2021.

Joint Ventures

GBT Tokenize

On March 6, 2020, the Company through its wholly owned subsidiary, Greenwich International Holdings, a Costa Rica corporation (“Greenwich”), entered into a Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”), which is owned by a Costa Rica Trust represented by Pablo Gonzalez (“Gonzalez”). Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize Corp., a Nevada corporation (“GBT Tokenize”). The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”), throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories.

Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company shall contribute 2,000,000 shares of common stock of the Company (“GBT Shares”) to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The shares were valued at $5,500,000.

In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. During the nine months ended September 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley Hills in a private transaction that the Company is not part to. The closing of the Tokenize Agreement occurred on March 9, 2020.

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Through this Joint Venture the parties commenced development of an intelligent human vital signs’ device, which we currently refer to as the qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

At March 31, 2020, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $5,500,000 was taken. At September 30, 2021, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $15,400,000 was taken.

Although the investment was impaired, the product development is still ongoing. The carrying amount of this investment at September 30, 2021 and December 2020, was $0 and $0, respectively.

On May 28, 2021, the parties agreed to amend the Tokenize Agreement to expand territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States. The Company has further agreed to issue GBT Tokenize an additional 14,000,000 shares of common stock of the Company. The shares were valued at $15,400,000.

The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize.

On September 30, 2021 Tokenize, in an agreement that the Company is not a party to, irrevocably assigned all its rights in GBT Tokenize, including all its rights per the Tokenize Agreement, The Gonzalez Consulting agreement and the pledge agreement, to the benefit of Magic International Argentina FC, S.L a third party (“Magic”). On June 30, 2021 Magic irrevocably assigned to Stanley Hills, LLC its credit balance accrued until June 30,2021 per the consulting agreement.

Regulatory

 GBT Tokenize is seeking approval filing for its qTerm device with the United Stated Food and Drug Administration (“FDA”). The FDA classifies medical devices from Class 1 – 3, each of which must be subjected to robust evaluations and reviews to comply with manufacturing quality control (QC) standards. The FDA regulates the marketing/sale of medical device products in the U.S. and monitors the safety of all regulated medical products. FDA Section 201(h) of the Food, Drug & Cosmetic Act (FD&C Act) defines a device as: an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including a component part or accessory which is recognized in the official National Formulary, or the United States Pharmacopoeia, or any supplement to them, intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man or other animals, or intended to affect the structure or any function of the body of man or other animals.

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GBT Tokenize engaged M Squared Associates (M2) to assist with developing the FDA premarket strategy for its qTerm device. The process of filing for FDA clearance involves development of a sound regulatory strategy for pathway to market, including required preclinical and performance testing, software verification and validation activities and ensuring user needs are met. In addition, GBT/tokenize will partner with M2 to finalize technical design documentation, device labeling claims and intended use. Other aspects that will be evaluated include manufacturing processes, usability / human factors and the development of valid scientific evidence. The company will work with M2 to develop a detailed description of the device’s software and algorithm training requirements, including design specifications. qTerm computer program will be reviewed for its control functions and other required performance testing plans and criteria according to FDA guidance documentation.

Even though not required by law, there is no guarantee that the Company will be successful in obtaining any regulatory approval. In order to successfully implement this concept, the Company will need to raise adequate capital to support its compliance research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

The Company is seeking to conduct business with the US government agencies and has hired a consulting firm for general guidance with the GSA (General Services Administration) application process. GSA approval status describes an organization that have been approved to sell to the United States Government through the U.S. General Services Administration (GSA). The GSA is an independent agency of the United States Government that was established in 1949 to help manage, approve, and facilitate government contracts, products, bids and verify that product and services properly sourced under the US Government guidelines. The GSA is the purchasing department of the U.S. Government and lists contracts or schedules potential vendors that can bid on to get government business. To become eligible to bid on a GSA schedule, it is required to complete several important steps, among them are registering in the government’s SAM (System for Award Management), and providing previous customer contact information as a means for the GSA to perform a past performance evaluation. More information can be found on GSA web site at: Home (gsa.gov).

Intellectual Property

To date, the Company, has filed for different patents covering certain fields of its technologies, as well as trademarks. These patents and trademarks, as well as various websites and social media platforms, comprise the Company’s intellectual properties. On February 27, 2020 GBT Technologies, S.A., as successor in interest to Hermes Roll, LLC had notified the Company that it was in default on its Amended and Restated Territorial License Agreement (“ARTLA”) dated June 15, 2015 and that the ARTLA had been cancelled and rescinded.

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On January 31, 2020, in the arbitration titled GBT Technologies Inc. (k/n/a Gopher Protocol, Inc. v. Discover Growth Fund, LLC (“Discover”) (JAMS Ref. No. 1260005395), the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Senior Secured Redeemable Convertible Debenture (the “Debenture”) constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that neither Discover nor John Kirkland, President and General Partner of Discover, were entitled to recovery of their attorney’s fees. Consequently, and consistent with the expectations of the Company, the arbitrator awarded Discover an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613.00. On February 18, 2020, the Company filed a motion with the United States District Court District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Discover’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award; Address the Outstanding issue regarding whether Discover’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Discover relative to those of other creditors must be determined before any foreclosure sale can proceed. It was further the position of the Company that the previously disclosed foreclosure sale scheduled by Discover is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Discover advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale.

On March 6, 2020, the Company through its newly acquired wholly owned subsidiary, Greenwich International Holdings, a Costa Rica corporation (“Greenwich”), entered into a Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”) to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”). Via this Joint Venture the parties commenced development of a development of an intelligent human vital signs’ device, suggested named qTerm. The Joint Venture completed successfully the first prototype.

The following chart represent the Company Intellectual Properties Status:

Patents

Title	App. No.	Country	Filing Date	Status / Deadline	Patent No.	Issue Date
System and method for scheduling trucking service, according to demand, at the customer’s or any other location using smartphone application and/or internet web site	62/124,320	US	December 15, 2014	Expired	N/A	N/A
System and method for scheduling categorized delivery and/or service, according to demand, to customer’s location based on smartphone and web site software application	62/176,933	US	March 3, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A

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System and method for finding possible bartering partners in both two-party and multi-party scenarios via smartphone/mobile device application	14/545,577	US	May 26, 2015	Abandoned	N/A	N/A
System and method for scheduling gasoline or diesel fill, according to demanding, at the customer’s location	62/231,405	US	July 6, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
Electronic circuit or microchip with a secured BIOS system, with ROM and RAM memory, working with smartphone software application and	62/282,593	US	August 6, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System and method for power saving/reduction within integrated circuits	62/282,808	US	August 13, 2015	Expired	N/A	N/A
System and method for overseeing and monitoring user’s computerized activity to define privacy level	62/283,915	US	September 16, 2015	Expired	N/A	N/A
System, method and computer program for remote disablement and enablement of mobile devices	62/284,353	US	September 28, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System, method and computer program for real time emergency communication, beacon, location identification and tracking for mobile devices	62/284,458	US	October 1, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
System, method and a computer program for automatic and motion activity detection, activation or deactivation airplane mode for mobile devices	62/284,744	US	October 8, 2015	Expired and Converted to Electronic Circuit Non-provisional and PCT	N/A	N/A
Monolithic multi-dimensional integrated circuits (ICs) on both sides of electronic board including utilization of all package’s planes	62/284,880	US	October 13, 2015	Expired	N/A	N/A
System, method and software for mobile database manage and sharing over private, secured network, in real time	62/284,884	US	October 13, 2015	Expired	N/A	N/A

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Method, system and computer software for advertisement using symbols as characters interface	62/285,055	US	October 19, 2015	Expired	N/A	N/A
Monolithic, multi-dimensional, multi-plane, memory structure for integrated circuits	62/285,443	US	October 30, 2015	Expired	N/A	N/A
Automatic, characterized and prioritized consolidation of different credit cards into one card method, point of sale, smartphone applications and computer software	62/285,996	US	November 26, 2015	Expired	N/A	N/A
Electronic circuit within a sticky patch package for global tracking that is working with mobile software application and other electronic circuits on a separate, secured, private network	62/387,789	US	January 6, 2016	Expired and Converted to Tracking Devices Non-provisional and PCT	N/A	N/A
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	15/015,441	US	February 4, 2016	Granted	U.S. Patent No. 10,521,614	December 31, 2019
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	PCT/US2016/016522	PCT	February 4, 2016	Expired and Entered National Phase in Europe	N/A	N/A
SYSTEM AND METHOD FOR POWER SAVING/REDUCTION WITH INTEGRATED CIRCUITS	62/360,525	US	July 11, 2016	Expired	N/A	N/A
System and method for elimination of electromigration and self-heat violations during construction of a mask layout block, maintaining process design rules and layout connectivity	62/494,199	US	August 1, 2016	Expired	N/A	N/A
ELECTRONIC CIRCUITS FOR SECURE COMMUNICATIONS AND ASSOCIATED SYSTEMS AND METHODS	16759244.3	EP	September 29, 2017	Pending	N/A	N/A

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TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	15/344,619	US	November 7, 2016	Granted	10,021,522	July 10, 2018
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	PCT/US16/060763	PCT	November 7, 2016	Expired and Entered National Phase in Europe	N/A	N/A
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	16884138.5	EP	July 3, 2018	Pending	N/A	N/A
TRACKING DEVICES, SYSTEMS AND METHODS USING PATCH PACKAGES WITH EMBEDDED ELECTRONIC CIRCUITS	16/028,449	US	July 6, 2018	Granted	10,616,715	April 7, 2020
GOPHER RADIO TOKEN	62/631,007	US	February 15, 2018	Pending and Converted to GRT Non-provisional	N/A	N/A
SYSTEMS AND METHOD OF CONVERTING ELECTRONIC TRANSMISSIONS INTO DIGITAL CURRENCY	16/008,069	US	June 14, 2018	Abandoned	N/A	N/A
SYSTEMS AND METHOD OF CONVERTING ELECTRONIC TRANSMISSIONS INTO DIGITAL CURRENCY	PCT/US19/16728	PCT	February 6, 2019	Expired	N/A	N/A
System, method and software application for mobile database management and sharing over private, secured network, in real time	62/676,393	US	May 25, 2018	Pending and Converted to Mobile Database Sharing Non-provisional	N/A	N/A
SYSTEMS AND METHODS OF MOBILE DATABASE MANAGEMENT AND SHARING	16/155,093	US	October 9, 2018	Granted	10,853,327	December 1, 2020
SYSTEMS AND METHODS OF MOBILE DATABASE MANAGEMENT AND SHARING	17/104,001	US	November 25, 2020	Pending	N/A	N/A

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MONOLITHIC, MULTI-DIMENSIONAL, MULTI-PLANE, MEMORY STRUCTURE FOR INTEGRATED CIRCUITS	62/732,026	US	September 17, 2018	Pending	N/A	N/A
MONOLITHIC MULTI-DIMENSIONAL INTEGRATED CIRCUITS (ICS) ON BOTH SIDES OF ELECTRONIC BOARD INCLUDING UTILIZATION OF ALL PACKAGE’S PLANES	62/732,023	US	September 17, 2018	Pending	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	16/292,388	US	March 5, 2019	Granted	10,854,763	December 1, 2020
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	17/102,928	US	November 24, 2020	Pending	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	PCT/US19/50266	PCT	September 10, 2019	Expired	N/A	N/A
MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	19862631.9	EP	March 16, 2021	Pending	N/A	N/A

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MULTI-DIMENSIONAL INTEGRATED CIRCUITS AND MEMORY STRUCTURE FOR INTEGRATED CIRCUITS AND ASSOCIATED SYSTEMS AND METHODS	10-2021-7008024	KR	March 17, 2021	Pending	N/A	N/A
Automatic, characterized and prioritized consolidation of different credit cards into one card method, point of sale, smartphone applications and computer software	63175564	US	April 16, 2021	Pending	N/A	N/A
Method, system and computer software for advertisement, using symbols as characters interface	63177669	US	April 21, 2021	Pending	N/A	N/A
SYSTEMS AND METHODS FOR ELIMINATING ELECTROMIGRATION AND SELF-HEAT VIOLATIONS IN A MASK LAYOUT BLOCK	17315747	US	May 10, 2021	Pending	N/A	N/A
System and method for automatic correction of geometrical design rule violations in integrated circuit mask layout data, maintaining its electrical connectivity (LVS), reliability (RV) and design for manufacturing (DFM) structural correctness	63197635	US	June 7, 2021	Pending	N/A	N/A
REAL-TIME MOVEMENT, POSITION DETECTION, AND IMAGING USING WIRELESS TECHNOLOGY AND ARTIFICIAL INTELLIGENCE	63211573	US	June 17, 2021	Pending	N/A	N/A
SYSTEMS AND METHODS FOR IDENTIFICATION AND ELIMINATION OF GEOMETRICAL DESIGN RULE VIOLATIONS OF A MASK LAYOUT BLOCK	17391292	US	August 2, 2021	Pending	N/A	N/A

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SYSTEMS AND METHODS OF REAL-TIME MOVEMENT, POSITION DETECTION, AND IMAGING	17471213	US	September 10, 2021	Pending	N/A	N/A
System and method for automatic correction of electrical connectivity mismatches of a mask layout block, maintaining the process design rules (DRC Clean), connectivity (LVS Clean) correctness, obeying Reliability Verification (RV) and DFM (Design formanufacturability) constraints	63248550	US	September 27, 2021	Pending	N/A	N/A
System and method for Automatic Generation of Integrated Circuits IP (Intellectual property) Layout Blocks	63249150	US	September 28, 2021	Pending	N/A	N/A
Artificial Intelligence Controlled, SKIP ZONE FREE, HF Radio Communication System and Method	63257199	US	October 19, 2021	Pending	N/A	N/A

Trademarks

Mark	App. No.	Country	Filing Date	Status / Deadline	Goods/Services/Classes	Reg. No. / Reg. Date
GOPHERINSIDE	86/681,308	US	July 1, 2015	Abandoned	Microchips, in Class 9	N/A
GOPHERINSIGHT	86/737,146	US	August 26, 2015	Abandoned	Chip carriers, etc., in Class 9	N/A
FRIENDINME	86/755,543	US	September 14, 2015	Abandoned	Software from mobile phones, etc., in Class 9	N/A
GOPHERNET	86/811,422	US	November 5, 2015	Abandoned	Communications software for connecting microchips, etc., in Class 9	N/A
GOPHERANTITHEFT	86/855,191	US	December 21, 2015	Abandoned	Microchips, in Class 9	N/A
GOPHERSKYNET	86/858,936	US	December 28, 2015	Abandoned	Microchips, in Class 9	N/A
PUZPIX	87/12,1137	US	July 29, 2016	Registered	Game software, etc., in Class 9	5,356,006 / December 12, 2017
GOPH GOPHER PROTOCOL (and Design)	87/927,131	US	May 18, 2018	Abandoned	Software for mobile phones, microchips, etc., in Class 9	N/A
G-MONEY	88/132,574	US	September 26, 2018	Abandoned	Providing digital currency or digital token, in Class 36	N/A
G-CASH	88/132,592	US	September 26, 2018	Abandoned	Providing digital currency or digital token, in Class 36	N/A

Employees

As of September 30, 2021, we had 3 full time employees and no part time employees. We also utilize outside consultants and contractors as needed.

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Properties

The Company leases its virtual office space at 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404 on a month-to-month lease for $311 per month. Due to the global COVID-19 pandemic, the Company has maintained its address but only as virtual office space with minimum administrative services, while all employees and consultants work remotely.

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

UGO Litigation

On or around January 30, 2019, RWJ Advanced Marketing, LLC, Greg Bauer, and Warren Jackson sued the Company and multiple third and related parties in Superior Court of the State of California - County of Los Angeles, General District in connection with the acquisition of UGO in September 2017. The case number is 19STCV03320 (the “Original Lawsuit”). The complaint in the Original Lawsuit alleges breach of contract, among other causes of action. The Company answered the complaint and filed a cross-complaint against the plaintiffs in the case and third parties on or around February 15, 2019. On or about September 10, 2020, the Company through its agent of service was “served” with a complaint (the Company contested service) that was recently filed against the Company and third parties by Robert Warren Jackson and Gregory Bauer in Los Angeles Superior Court Case No.: 20STCV32709 (“Second Lawsuit”). In the Original Lawsuit filed, the court rejected the plaintiff’s claims that they were filing a purported quasi-derivative lawsuit. As such, in this current litigation, the plaintiff is now again claiming the action is a derivative lawsuit. On October 13, 2020, the Second Lawsuit was removed by other defendants into Central District of California (CASE NO. 2:20−cv−09399−RGK−AGR). On February 2, 2021 The Central District of California dismissed the entire Second Lawsuit based on “demand futility”. In the Original lawsuit, the Company filed a cross complaint against the plaintiff and other third parties. Recently, the court has scheduled various hearings and a trial date set for December 27, 2021 which was later continued by the Court to September 28, 2022. It was the Company’s intention to dividend its holdings of its wholly owned subsidiary Ugopherservices Corp. (“UGO”). As UGO is the main dispute in the litigations described above, the Company has elected to sell UGO to a third-party effective July 1, 2020 (See Note 3). On September 17, 2020, the Company terminated Greg Bauer as consultant (resulting from the sale of UGO), which he confirmed in writing. On or about June 14, 2021 the Company stipulated with plaintiff that all third parties will be released and plaintiff may file a new first amendment complaint that will name only the Company. As such, all third parties other than prior transfer agent of the Company have been dismissed from this litigation.

Following the sale of UGO, the Company noticed third parties (including SURG, via its asset manager) to wire the UGO funds to its new bank account. SURG never answered the notice. The Company noticed certain third parties that it intends to take legal actions to resolve this issue. On November 12, 2020 the Company filed a complaint in the United States District Court – District of Nevada - Case 2:20-cv-02078 against RWJ, Mr. Bauer, Mr. Jackson and against W.L. Petrey Wholesale Company Inc for fraud, breach of contract, Unjust Enrichment and other claims.

Discover Growth Fund

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC (the “Investor”) pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (the conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). On December 23, 2019, in arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Debenture constitute unenforceable liquidated

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damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613. On February 18, 2020, the Company filed a motion with the United States District Court  District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Investor’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award, address the outstanding issues regarding whether Investor’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Investor relative to those of other creditors must be determined before any foreclosure sale can proceed. It is further the position of the Company that the previously disclosed foreclosure sale scheduled by Investor is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Investor advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale. On July 28, 2020, Investor filed in the State of Nevada a motion for attorneys $48,844 and costs $716. The Company filed an answer on August 11, 2020. On October 16, 2020, Investor motion for attorneys and costs was denied.

GBT Technologies, S.A.

On September 14, 2018, the Company entered into an Exclusive Intellectual Property License and Royalty Agreement (the “GBT License Agreement”) with GBT-CR, a fully compliant and regulated crypto currency exchange platform that currently operates in Costa Rica as a decentralized crypto currency platform, pursuant to which, among other things, the Company granted to GBT-CR an exclusive, royalty-bearing right and license relating intellectual property relating to systems and methods of converting electronic transmissions into digital currency as reflected in that certain patent filed with the United Stated Patent and Trademark Office on or about June 14, 2018 (EFS ID: 32893586; Application Number: 16008069; Type: Utility under 35 USC 111(a); Confirmation Number: 6787)(collectively, the “Digital Currently Technology”). Pursuant to the GBT License Agreement, the Company granted GBT-CR an exclusive worldwide license to use the Digital Currency Technology to make, use, sell, lease or otherwise commercialize and dispose of products and devices utilizing the Digital Currently Technology. Under the terms of the GBT License Agreement, the Company is entitled to receive a royalty payment of 2% of gross revenue of each licensed product sold by GBT-CR during the period starting in which revenue is first generated using the licensed products and continuing for five years thereafter. Upon signing the GBT-CR License Agreement, GBT-CR paid the Company $300,000 which is nonrefundable. The Company has recognized the $300,000 as revenue during the years ended December 31, 2018. Upon GBT-CR making available for sale (the “Commercial Event”) an ICO (Initial Coin Offering) (the “Coin”), GBT-CR will make a payment to the Company in the amount of $5,000,000. Further, upon the Commercial Event, GBT-CR will grant the Company the ability to acquire 30% of the Coin at a 30% discount of such offering price of the Coin. The GBT License Agreement commenced as of the signing date and, unless terminated in accordance with the termination provisions of the GBT License Agreement, shall remain in force until the expiration of the patent pertaining to the Digital Currency Technology; provided that the right to use trade secrets shall survive the expiration of the GBT License Agreement provided the Company has not terminated. Prior to the signing of the GBT License Agreement, GBT-CR advanced $200,000 to the Company, which the parties have agreed will be applied toward the $5,000,000 fee when it becomes due. The $200,000 was recorded as unearned revenue at December 31, 2018 and reclassified to accrued expense at December 31, 2020 and 2019. On February 27, 2020 GBT Technologies, S.A., as successor in interest to Hermes Roll, LLC had notified the Company that it was in default on its Amended and Restated Territorial License Agreement (“ARTLA”) dated June 15, 2015 and that the ARTLA had been cancelled and rescinded.

Surge Holdings, Inc.

On September 30, 2019, the Company entered into an Asset Purchase Agreement (“APA”) with Surge Holdings, Inc., a Nevada corporation (“SURG”) pursuant to which the Company agreed to sell and assign to SURG, all the assets and certain specified liabilities, of its ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses in consideration of $5,000,000 to be paid through the issuance of 3,333,333 shares of SURG’s common stock (the “SURG Common Stock”) and a convertible promissory note in favor of the Company in the principal amount of $4,000,000 (the “SURG Note”), convertible into SURG’s shares of common stock.

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On June 23, 2020, SURG entered into an Exchange Agreement (the “AltCorp Exchange Agreement”) with AltCorp Trading LLC (“AltCorp”) with such AltCorp Exchange Agreement being consented and agreed to by the Company, the parent of AltCorp. At the expiration of the lock-up period, in the event the VWAP for the SURG Common Stock was, during the preceding twenty-day trading period, less than $0.50 per share, AltCorp retained the right to reserve additional shares of SURG Common Stock equal to the True-Up Value as defined in the AltCorp Exchange Agreement.

On January 1, 2021, SURG, AltCorp and Stanley Hills, LLC (“Stanley”) entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, SURG agreed to amend the AltCorp Exchange Agreement where SURG acknowledged a debt of $3,300,000 (the “Debt”) to be paid in 33 monthly payments of $100,000 payable in shares of common stock of SURG at a per share price equal the volume weighted average price of Surg’s common stock during the ten (10) trading days immediately preceding the issuance. The AltCorp assets have been pledged since August 12, 2020 for the benefit of Stanley to secure Stanley’s note payable by the Company. Accordingly, the SURG Common Stock issued to AltCorp as a result of the Settlement Agreement were pledged to Stanley.

Subsequently, SURG was a party to two lawsuits in state District Court, the Eighth Judicial District Court for Clark County, Nevada involving AltCorp, Stanley and Glen Eagles Acquisition LP (the “AltCorp Parties.”). Each of these lawsuits were ultimately disputes relating to the total consideration SURG was to pay the Company under the APA.

On October 18, 2021, the AltCorp Parties, the Company, and SURG entered into a Memorandum of Understanding (the “MOU”) to set up a framework for an attempt to settle the two lawsuits.

On December 22, 2021 (the “Effective Date”), pursuant to the framework in the MOU, the AltCorp Parties (and an additional third party), the Company, ECS, and SURG, Kevin Brian Cox (SURG’s Chief Executive Officer) - in his individual capacity, entered into a Resolution of Purchase, Mutual Release, and Settlement Agreement (the “Final Settlement Agreement”) to settle the two lawsuits and resolve all disputes related to the consideration paid by SURG to the Company in connection with the APA.

The Final Settlement Agreement, among other resolutions, essentially provides the following:

(i) From the total consideration of the Final Settlement Agreement, the amount of $375,000 (“Escrow Amount”) will be deposit by SURG in escrow. SURG has acquired the Company’s rights to a certain Master Distribution and Service Agreement (“MDA”). Under certain circumstances, if the result of the Company’s lawsuit against a third party (the “GBT Lawsuit”) is a monetary judgment without the assignment or legal decree of ownership of the MDA, the Company shall be entitled to receive the Escrow Amount and shall assign to SURG the first $1,000,000 the Company recovers from the defendants in the GBT Lawsuit. In the event that the Company does not prevail in the GBT Lawsuit then it shall be entitled to release of the Escrow Amount but shall be responsible for any fees and costs obligation sought by the defendants in the GBT Lawsuit.

(ii) SURG agreed to make total payments of $4,200,000 to Stanley on or prior to January 7, 2022. This $4.2 million amount consists of $450,000 paid by SURG in November and December 2021, $100,000 to be paid on or about January 4, 2022, and $3,650,000 to be paid on or prior to January 7, 2022 of which $375,000 will be held in escrow as described before.

(iii) Potential payments to third parties.

The Final Settlement Agreement replaces all prior agreements between the parties. In addition, within three (3) trading days of the last payment related to the $4.2 million payment to Stanley being made, the parties shall make filings with the state District Court in Clark County, Nevada to dismiss both lawsuits, including, regarding the lawsuit filed by AltCorp Trading, LLC, the dismissal of the lawsuit as to VStock Transfer, LLC. The parties agreed to a full mutual release of any disputes or claims between the parties.

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Corporate Information

We were incorporated in Nevada on July 22, 2009. Our principal executive offices are located at 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404 and our telephone number is 888-685-7336. Our website address is https://gbtti.com. The information contained on our website is not incorporated by reference into this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is authorized to issue 2,000,000,000 of its $0.00001 par value common stock and 20,000,000 shares of its $0.00001 par value preferred stock Series B and 10,000 shares of its $0.00001 par value preferred stock Series C, 100,000 shares of its $0.00001 par value preferred Series D shares, 2,000,000 of its $0.00001 par value preferred Series G shares and 40,000 of its $0.00001 par value preferred Series H shares. As of December 31, 2020, 256,674,458 shares of common stock, as well as 45,000 shares of preferred stock Series B, 700 shares of preferred stock Series C, zero shares of preferred stock Series D, zero shares of preferred stock Series G and 20,000 shares of preferred stock Series H were issued and outstanding. As of December 27, 2021, 33,200,198 shares of common stock, as well as 45,000 shares of preferred stock Series B, 700 shares of preferred stock Series C, zero shares of preferred stock Series D, zero shares of preferred stock Series G and 20,000 shares of preferred stock Series H are issued and outstanding. The Board of Directors reserves the right to issue shares of preferred stock in the future indicating preference or rights as appropriate.

Market Information

Our common stock commenced quotation on the OTC PINK under the symbol “GTCH”. The Company’s subsequent symbol was “GOPH”. The following table sets forth the range of high and low prices per share of our common stock for each period indicated (after given effect to reverse split of 1 for 100 split in 2019 and 1 for 50 in 2021)

Quarters Ended	Mar 31		Jun 30		Sep 30		Dec 31

	High	Low	High	Low	High	Low	High	Low

2021	$5.00	$0.75	$1.70	$0.75	$0.90	$0.35	$0.40	$0.09
2020	$0.65	$0.01	$0.04	$0.01	$0.02	$0.01	$0.04	$0.01

Record Holders

The number of holders of record for our common stock as of December 27, 2021 was 88.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No cash dividends have been paid or declared since the Date of Inception.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have equity compensation plans authorized.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with our financial statements and notes thereto, as well as the “Risk Factors” and “Description of Business” sections included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

General Overview

GBT Technologies Inc. (the “Company”, “we”, “us”, “our”, “GBT”, “Gopher”, “Gopher Protocol”, “GOPH”, “GTCH”, or “GBT”) was incorporated on July 22, 2009 under the laws of the State of Nevada and is headquartered in Santa Monica, California. The Company is targeting growing markets such as development of Internet of Things (“IoT”) and Artificial Intelligence (“AI”) enabled networking and tracking technologies, including wireless mesh network technology platform and fixed solutions, development of an intelligent human body vitals device, asset-tracking IoT, and wireless mesh networks. The Company has historically derived revenues from (i) the provision of IT services; and (ii) from the licensing of its technology.

GBT Tokenize Joint Venture

On March 6, 2020, the Company through Greenwich, entered into a Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”), which is owned by a Costa Rica Trust represented by Pablo Gonzalez (“Gonzalez”). Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize Corp., a Nevada corporation (“GBT Tokenize”). The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”), throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories.

Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company shall contribute 2,000,000 shares of common stock of the Company (“GBT Shares”) to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The shares were valued at $5,500,000.

In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. During the nine months ended September 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley Hills in a private transaction that the Company is not part to. The closing of the Tokenize Agreement occurred on March 9, 2020.

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Through this Joint Venture the parties commenced development of an intelligent human vital signs’ device, which we currently refer to as the qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

At March 31, 2020, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $5,500,000 was taken. At September 30, 2021, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $15,400,000 was taken.

Although the investment was impaired, the product development is still ongoing. The carrying amount of this investment at September 30, 2021 and December 2020, was $0 and $0, respectively.

On May 28, 2021, the parties agreed to amend the Tokenize Agreement to expand territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States. The Company has further agreed to issue GBT Tokenize an additional 14,000,000 shares of common stock of the Company. The shares were valued at $15,400,000.

The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize.

On September 30, 2021 Tokenize, in an agreement that the Company is not a party to, irrevocably assigned all its rights in GBT Tokenize, including all its rights per the Tokenize Agreement, The Gonzalez Consulting agreement and the pledge agreement, to the benefit of Magic International Argentina FC, S.L a third party (“Magic”). On June 30, 2021 Magic irrevocably assigned to Stanley Hills, LLC its credit balance accrued until June 30,2021 per the consulting agreement.

COVID-19 Pandemic

The Company operates in a high-tech marketplace and relies on professionals and partnerships all over the world, which is impacted by the global pandemic, causing the Company’s resources to be affected. Our business operations have been and may continue to be materially and adversely affected by the coronavirus disease COVID-19.

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An outbreak of respiratory illness caused by COVID-19 emerged in Wuhan city, Hubei province, PRC, in late 2019 and expanded globally. COVID-19 is considered to be highly contagious and poses a serious public health threat.

On March 19, 2020, California Governor Gavin Newsom issued a stay-at-home order to protect the health and well-being of all Californians and to establish consistency across the state in order to slow the spread of COVID-19. California was therefore under strict quarantine control and travel has been severely restricted, resulting in disruptions to work, communications, and access to files (due to limited access to facilities). Since then, other measures have been imposed in other countries and major cities in the USA, including Los Angeles, and throughout the world in an effort to contain the COVID-19 outbreak. The World Health Organization (the “WHO”) is closely monitoring and evaluating the situation. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January. Any outbreak of such epidemic illness or other adverse public health developments in the USA or elsewhere in the world may materially and adversely affect the global economy, our markets and our business. The stay-at-home order was lifted in California only on January 25, 2021.

In the first quarter of 2020, the COVID-19 outbreak caused disruptions in our development operations, which resulted in delays on exiting projects. The State of California and the economy in general has begun to slowly re-open following the introduction of the COVID-19 vaccine. However, in the event COVID-19 or other variant is to again surface any further unforeseen delay in our operations of the development, delivery and assembly process within any of our activities could continue to result in, increased costs and reduced revenue.

We cannot foresee whether the outbreak of COVID-19 and its variants will continue to be effectively contained. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers and vendors or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Results of Operations:

Three Months ended September 30, 2021 and 2020

A comparison of the statements of operations for the three months ended September 30, 2021 and 2020 is as follows:

	Three Months Ended September 30		Change
	2021	2020	$	%

Sales - related party	$45,000	$45,000	$—	0.0%
Operating expenses	906,398	452,790	453,608	100.2%
Loss from operations	(861,398)	(407,790)	(453,608)	111.2%
Other expense	431,467	(919,220)	1,350,687	-146.9%
Loss before provision for income taxes	(429,931)	(1,327,010)	897,079	-67.6%
Provision for income taxes	—	—	—
Loss from continued operations	(429,931)	(1,327,010)	897,079	-67.6%
Discontinued operations	—	1,001,711	(1,001,711)	-100.0%
Net loss	$(429,931)	$(325,299)	$(104,632)	32.2%

Sales for both the three months ended September 30, 2021 and 2020 were $45,000. Sales are derived from providing IT consulting services to a related party.

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Operating expenses for the three months ended September 30, 2021 were $906,398, compared to $452,790 for the same period in 2020. The increase of $453,608 or 100.2% was principally due to an increase in development costs.

Other income (expense) for the three months ended September 30, 2021 was $431,467, an increase of $1,350,687 or 146.9% from $(919,220) for the same period in 2020. The change is principally due to a decrease in amortization of debt discount and a decrease in realized and unrealized loss on marketable equity securities; offset by a decrease in the change in fair value of derivative liability.

Net loss for the three months ended September 30, 2021 was $429,931 compared to $325,299 for the same period in 2020 due to the factors described above.

Nine months ended September 30, 2021 and 2020

A comparison of the statements of operations for the nine months ended September 30, 2021 and 2020 is as follows:

	Nine Months Ended September 30,		Change
	2021	2020	$	%

Sales - related party	$135,000	$135,000	$—	0.0%
Operating expenses	17,846,869	6,904,664	10,942,205	158.5%
Loss from operations	(17,711,869)	(6,769,664)	(10,942,205)	161.6%
Other expense	(15,142,326)	(8,144,625)	(6,997,701)	85.9%
Loss before provision for income taxes	(32,854,195)	(14,914,289)	(17,939,906)	120.3%
Provision for income taxes	—	—	—
Loss from continued operations	(32,854,195)	(14,914,289)	(17,939,906)	120.3%
Discontinued operations	—	984,787	(984,787)	-100.0%
Net loss	$(32,854,195)	$(13,929,502)	$(18,924,693)	135.9%

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Sales for both the nine months ended September 30, 2021 and 2020 were $135,000. Sales are derived from providing IT consulting services to a related party.

Operating expenses for the nine months ended September 30, 2021 were $17,846,869, compared to $6,904,664 for the same period in 2020. The increase of $10,942,205 or 158.5% was principally due to an impairment charge of $15,400,000 in 2021 compared to an impairment charge of $5,500,000 in 2020.

Other expense for the nine months ended September 30, 2021 was $15,142,326, an increase of $6,997,701 or 85.9% from $8,114,625 for the same period in 2020. The increase is principally due to a loss on debt modification and change in fair value of derivative liability; offset by a decrease in amortization of debt discount and by a decrease in loss on exchange of assets.

 The operating results of our discontinued operations for Ugopherservices for the nine months ended September 30, 2021 and 2020 is summarized below:

	Nine months Ended September 30,
	2021	2020
Revenue	$—	$8,291,842
Cost of revenue	—	7,900,122
Gross Profit	—	391,720
Operating expenses	—	408,644
Loss from operations	—	(16,924)
Other income (expenses)	—	—
Net loss	$—	$(16,924)

As a result of the disposition of Ugopherservices, the Company recognized a gain on the disposition of discontinued operations of $1,001,711 for the nine months ended September 30, 2020.

Net loss for the nine months ended September 30, 2021 was $32,854,195 compared to $13,929,502 for the same period in 2020 due to the factors described above.

Years ended December 31, 2020 and 2019

A comparison of the statements of operations for the year ended December 31, 2020 and 2019 is as follows:

	Years Ended December 31,		Change
	2020	2019	$	%

Sales - related party	$180,000	$180,000	$—	0.0%
Operating expenses	7,952,836	176,637,100	(168,684,264)	-95.5%
Loss from operations	(7,772,836)	(176,457,100)	168,684,264	-95.6%
Other expense	(11,206,839)	(10,354,953)	(851,886)	8.2%
Loss before provision for income taxes	(18,979,675)	(186,812,053)	167,832,378	-89.8%
Provision for income taxes	—	—	—
Loss from continued operations	(18,979,675)	(186,812,053)	167,832,378	-89.8%
Discontinued operations	984,787	306,934	677,853	220.8%
Net loss	$(17,994,888)	$(186,505,119)	$168,510,231	-90.4%

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Sales for both the years ended December 31, 2020 and 2019 were $180,000. Sales are derived from providing IT consulting services to a related party.

Operating expenses for the year ended December 31, 2020 were $7,952,836, compared to $176,637,100 for the same period in 2019. The decrease of $168,684,264 or 95.5% was principally due to the fair value of warrants issued of $120,476,603 as a result of anti-dilution provisions in certain warrants previously issued and a charge took for the impairment of assets of $48,631,534 during the year ended December 31, 2019. There were no such expenses in 2020.

Other expense for the year ended December 31, 2020 was $11,206,839, an increase of $851,886 or 8.2% from $10,354,953 for the same period in 2019. The decrease is principally due to i) a change in the fair value of the derivative liability, ii) a decrease in amortization of discount and interest and financing costs; and iii) a decrease in realized and unrealized loss on a marketable equity security.

The operating results of our discontinued operations for Ugopherservices, ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses for the year ended December 31, 2020 and 2019 is summarized below:

	Years Ended December 31,
	2020	2019
Revenue	$8,291,842	$42,998,336
Cost of revenue	7,900,122	41,596,118
Gross Profit	391,720	1,402,218
Operating expenses	408,644	2,477,084
Loss from operations	(16,924)	(1,074,866)
Other income (expenses)	—	(3)
Net loss	$(16,924)	$(1,074,869)

As a result of the disposition of Ugopherservices, ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses, the Company recognized a gain on the disposition of discontinued operations of $1,001,711 and $1,381,803 for the year ended December 31, 2020 and 2019, respectively.

Net loss for the year ended December 31, 2020 was $17,994,888 compared to $186,505,119 for the same period in 2019 due to the factors described above.

Liquidity and Capital Resources

Our cash and restricted cash were $386,659 and $178,016, respectively, at September 30, 2021 and $113,034 and $402,532, respectively, at December 31, 2020. Cash used in operating activities during the nine months ended September 30, 2021 was $958,011, compared to $542,913 during the same period in 2020. Significant differences exist between the periods, including, loss on debt modification, impairment of assets, loss on exchange of assets and amortization of debt discount. Our working capital position improved going from a working capital deficit of $27,710,040 at December 31, 2020 to a working capital deficit of $21,704,420 at September 30, 2021, principally as a result modification of debt terms for a convertible note to extend the due date beyond one year. Cash flows used in investing activities were $0 during the nine months ended September 30, 2021, compared to $231,771 for the same period in 2020. The decrease is due to cash of discontinued operations in 2020. Cash from financing activities for the nine months ended September 30, 2021 was $1,231,636, compared to $967,099 for the same period in 2020. The increase is due to the issuance of convertible notes in 2021.

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We sustained net losses of $32,854,195 for the nine months ended September 30, 2021. In addition, we had a working capital deficit of $21,704,420 and accumulated deficit of $303,505,534 at September 30, 2021. We have historically financed our operations with proceeds from the sale of convertible notes. There is no guarantee that convertible note financing or other sources of capital will be available to the Company going forward.

In September of 2017 we purchased the assets of RWJ Advanced Marketing, LLC, and then after ECS Prepaid LLC, Electronic Check Services, Inc. and Central States Legal Services, Inc. in 2018. RWJ and ECS have historically generated significant revenues which we do not expect to continue in the future, as the Company divested its investment in ECS Prepaid LLC, Electronic Check Services, Inc. and Central States Legal Services, Inc. on or around September 2019, left only with the acquired assets from RWJ Advanced Marketing, LLC which in litigation, as disclosed in this report. In addition, during the last half of 2018 and the first few months of 2019, the Company has raised approximately $9,500,000 of net proceeds through the issuance of convertible debt and notes payable (see discussion below).

We intend to continue to make investments to support our business growth and we will require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Further, we need additional capital to continue operations. Accordingly, we need to engage in equity or debt financings to secure additional funds. We expect that we have sufficient capital to maintain operations through the end of 2021. In order to fully implement our business plan, we will need to raise $10,000,000. The Company will need to raise additional capital in the future of which there is no guarantee that the Company will be able to successfully raise such capital on acceptable terms. With the current cash on hand, cash in our attorney’s trust account and additional cash anticipated to be raised in the future, we believe we will have sufficient cash to meet our obligations for the next 12 months.

$10,000,000 for GBT Technologies S. A. acquisition

In accordance with the acquisition of GBT-CR the Company issued a convertible note in the principal amount of $10,000,000. The convertible note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of the holder, the convertible note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share).

On May 19, 2021, the Company, Gonzalez, GBT-CR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of outstanding balance plus accrued interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT convertible note maturity date to December 31, 2022, (ii) amend the GBT convertible note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT convertible note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT convertible note by Gonzalez to a third party.

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During the nine months ended September 30, 2021, IGOR 1 converted $1,084,600 of the convertible note into 1,600,000 shares of the Company’s common stock. Also, on June 24, 2021, the Company transferred 5,500,000 SURG shares received as repayment of $660,000 of this convertible note.

Glen Eagles Acquisition LP

On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT Technologies, S.A., a Costa Rican corporation (“GBT-CR”). Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT-CR and the Company. The Company shall pay Glen $1,000,000 through the issuance of a 6% Convertible Note. At the election of Glen, the Convertible Note can be converted into a maximum of 2,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share). The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. In addition, the Company entered into an Amendment of a Common Stock Purchase Warrant held by Glen to acquire nine million shares of common stock that had been assigned to Glen by Guardian Patch LLC. Pursuant to the amendment, the Company agreed to provide that the Common Stock Purchase Warrant may be exercised on a cashless basis and provided a beneficial ownership limitation of 4.99%. On or about June 23, 2020, the Company and AltCorp entered into agreements with SURG and Glen Eagles Acquisition LP (“Glen”) into series of agreements regarding the $4,000,000 SURG Note. Glen converted in full its $1,000,000 convertible note that was issued by the Company on July 8, 2019 plus $50,000 of accrued interest, into $1,050,000 of a SURG Note via an assignment of a portion ($1,050,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. In addition, the Company entered into a consulting agreement with Glen for which the Company shall pay to Glen $200,000 via an assignment of a portion ($200,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. Glen in turn converted all its $1,250,000 considerations received into 2,500,000 SURG shares. The open aged credit balances with Glen as of the date of this report is $237,500.

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RWJ Acquisition Note

In connection with the acquisition of RWJ in September 2017, the Company issued a note payable. The note accrues interest at 3.5% per annum, was due on December 31, 2019 and is secured by the assets purchased in the acquisition. The Company contests the validity of the note, as such the note has not been repaid as of December 31, 2020. (See Item 3 – Legal Proceedings). The balance of the note at September 30, 2021 was $2,600,000 plus accrued interest of $385,631.

Discover Growth Fund

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC (the “Investor”) pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (the conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). On December 23, 2019, in arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Debenture constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613. On February 18, 2020, the Company filed a motion with the United States District Court District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Investor’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award, address the outstanding issues regarding whether Investor’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Investor relative to those of other creditors must be determined before any foreclosure sale can proceed. It is further the position of the Company that the previously disclosed foreclosure sale scheduled by Investor is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Investor advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale. On July 28, 2020, Investor filed in the State of Nevada a motion for attorneys $48,844 and costs $716. The Company filed an answer on August 11, 2020. On October 16, 2020, Investor motion was denied. As of September 30, 2021, the amount due related to this settlement was $4,090,057.

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Redstart Holdings Corp.

Paid Off Notes/Notes Converted

On August 4, 2020, the Company entered into a Securities Purchase Agreement with Redstart Holdings Corp., an accredited investor (“Redstart”) pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 1”) in the aggregate principal amount of $153,600 for a purchase price of $128,000. The Redstart Note No. 1 has a maturity date of November 3, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 1 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 1 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 1, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 1. The transactions described above closed on August 5, 2020. The outstanding principal amount of the Redstart Note No. 1 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 1 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 1), the Redstart Note No. 1 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 1. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 1 of $153,600 plus accrued interest was converted into 226,532 shares of common stock.

On September 15, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 2”) in the aggregate principal amount of $93,600 for a purchase price of $78,000. The Redstart Note No. 2 has a maturity date of September 15, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 2 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 2 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 2, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 2. The transactions described above closed on September 16, 2020. The outstanding principal amount of the Redstart Note No. 2 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 2 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 2), the Redstart Note No. 2 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 2. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 2 of $93,600 plus accrued interest was converted into 89,169 shares of common stock.

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On December 9, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 3”) in the aggregate principal amount of $100,200 for a purchase price of $83,500. The Redstart Note No. 3 has a maturity date of December 9, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 3 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 3 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 3, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 3. The transactions described above closed on December 11, 2020. The outstanding principal amount of the Redstart Note No. 3 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 3 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 3), the Redstart Note No. 3 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 3. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 3 of $100,200 plus accrued interest was converted into 135,582 shares of common stock.

On February 10, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 4”) in the aggregate principal amount of $184,200 for a purchase price of $153,500. The Redstart Note No. 4 has a maturity date of February 5, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 4 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 4 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 4, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 4. The transactions described above closed on February 10, 2021. The outstanding principal amount of the Redstart Note No. 4 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 4 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 4), the Redstart Note No. 4 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 4. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 4 of $184,200 plus accrued interest was converted into 386,146 shares of common stock.

On March 15, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 5”) in the aggregate principal amount of $106,200 for a purchase price of $88,500. The Redstart Note No. 5 has a maturity date of June 15, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 5 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 5 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 5, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 5. The transactions described above closed on March 17, 2021. The outstanding principal amount of the Redstart Note No. 5 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 5 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 5), the Redstart Note No. 5 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 5. During the nine months ended September 30, 2021, the entire amount of Note No. 5 of $106,200 plus accrued interest was converted into 317,837 shares of common stock.

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Outstanding Notes – This is only up to Sep 2021 correct?

On May 26, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 6”) in the aggregate principal amount of $106,200 for a purchase price of $88,500. The Redstart Note No. 6 has a maturity date of August 26, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 6 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 6 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 6, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 6. The transactions described above closed on May 28, 2021. The outstanding principal amount of the Redstart Note No. 6 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 6 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 6), the Redstart Note No. 6 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 6.

On September 21, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 7”) in the aggregate principal amount of $244,500 for a purchase price of $203,750. The Redstart Note No. 7 has a maturity date of December 22, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 7 at the rate of two and a half percent (2.5%) per annum from the date on which the Redstart Note No. 7 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 7, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 7. The transactions described above closed on September 28, 2021. The outstanding principal amount of the Redstart Note No. 7 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 7 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 7), the Redstart Note No. 7 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 7.

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Iliad Research and Trading

On February 27, 2019, the Company entered into a note purchase agreement with a third-party investor - Iliad Research and Trading, L.P.(“Iliad”), pursuant to which the Company issued a promissory note for the original principal amount of $2,325,000. The promissory note had an original issue discount of $300,000 and the inventor paid consideration of $2,025,000 to the Company, of which $25,000 was paid for legal expenses. The outstanding balance of the promissory note is to be paid on the one-year anniversary of the issuance of the note. Interest on the note accrues at the rate of 10% per annum compounding daily. Subject to the terms and conditions set forth in the note, the Company may prepay all or any portion of the outstanding balance of the note at any time in an amount in cash equal to 120% of the amount repaid. In connection with transactions that generate less than $1,000,000 in proceeds, the Company has agreed to not issue any debt instrument or incurrence of any debt other than trade payables in the ordinary course of business, any securities or agreements to sell common stock with anti-dilution or price reset/reduction features or any securities that are or may be become convertible or exercisable into common stock with a price that varies with the market price of the common stock (collectively, “Restricted Issuance Transaction”). The outstanding balance of the Note will be increased by 5% in the event the Company enters into a Restricted Issuance Transaction that is approved by Iliad. The original issue discount is being amortized to interest expense over the term of the promissory note. On February 27, 2020, the Company and Iliad entered into an Amendment to the Iliad Note pursuant to which the maturity date of the Iliad Note was extended to August 27, 2020, provided that the Debt may be converted into shares of common stock of the Company at a conversion price equal to 80% multiplied by the lowest trading daily VWAP for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date, provided for the payment by the Company to Iliad of an extension fee equal to 7.5% of the outstanding balance of the Iliad Note resulting in a new balance of the Iliad Note of $2,765,983 and provided that the Company’s failure to deliver shares of common stock within three trading days of a conversion would result in an event of default. Iliad has agreed to restrict its ability to convert the Iliad Note and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. On July 20, 2020 the Company and Iliad entered into agreement to extend the maturity of the Iliad Note until February 27, 2021 in consideration of an extension fee of $1,000. During 2020, Iliad converted $539,000 of its convertible note to 53,175,795 shares of the Company’s common stock. On February 28, 2021 the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until May 31, 2021 in consideration of an extension fee of $1,000 representing the third extension of the original note. On May 19, 2021, the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until August 31, 2021 in consideration of an extension fee of $1,000 representing the fourth extension of the original note. On August 20, 2021, the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until December 31, 2021 in consideration of an extension fee of $1,000. During the nine months ended September 30, 2021, Iliad converted $2,508,737 of its convertible note into 4,053,069 shares of the Company’s common stock. The balance of the Iliad debt at September 30, 2021 and December 31, 2020 was $0 and $2,431,841.

Stanley Hills LLC

The Company entered into a series of loan agreements with Stanley Hills LLC (“Stanley”) pursuant to which it received more than $1,000,000 in loans (the “Debt”) since May 2019 up to December 2019. On February 26, 2020, in order to induce Stanley to continue to provide funding, the Company and Stanley entered into a letter agreement providing that the current note payable balance due to Stanley in the amount of $1,214,900 may be converted into shares of common stock of the Company at a conversion price equal to 85% multiplied by the lowest one trading price for the common stock during the 20-trading day period ending on the latest complete trading day prior to the conversion date. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Stanley has agreed to restrict its ability to convert the Debt and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. During the nine months ended September 30, 2021, Stanley converted $1,009,468 of its convertible note into 1,550,718 shares of the Company’s common stock, and during the nine months ended September 30, 2021, Stanley loaned the Company an additional $697,386. Also, during the nine months ended September 30, 2021, the Company transferred the SURG shares received as repayment of $800,000 of this convertible note and also converted $126,003 of accrued interest into the principal balance. During the six months ended June 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley in a private transaction that the Company is not part to (See Note 6). The balance of the Stanley debt at September 30, 2021 and December 31, 2020 was $448,121 and $1,009,469, respectively. The Stanley debt is secured via a pledge agreement on the SURG shares.

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GBT Technologies, S.A.

On June 17, 2019, the Company, Altcorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“Altcorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, Altcorp acquired 625,000 shares of GBT-CR representing then 25% (and currently less than 20% per GBT-CR further issuance of shares to other parties) of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as the transfer and assignment of a Promissory Note payable by Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada to the Company in the principal amount of $5,000,000 dated February 6, 2019 (of which the underlying security for this Promissory Note is 30,000,000 restricted shares of common stock of Mobiquity) and 60,000,000 restricted shares of common stock of Mobiquity.

On May 19, 2021, the Company, Gonzalez, GBT-CR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of outstanding balance plus accrued interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT convertible note maturity date to December 31, 2022, (ii) amend the GBT convertible note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT convertible note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT convertible note by Gonzalez to a third party. As a result of the change in terms of this convertible note, the Company took a charge related to the modification of debt of $13,777,480 during the nine months ended September 30, 2021.

During the nine months ended September 30, 2021, IGOR 1 converted $1,084,600 of the convertible note into 1,600,000 shares of the Company’s common stock. Also, on June 24, 2021, the Company transferred 5,500,000 SURG shares received as repayment of $660,000 of this convertible note.

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Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Use of Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of our financial statements in accordance with U.S. GAAP requires us to make certain estimates, judgments and assumptions that affect the reported amount of assets and liabilities as of the date of the financial statements, the reported amounts and classification of revenues and expenses during the periods presented, and the disclosure of contingent assets and liabilities. We evaluate our estimates and assumptions on an ongoing basis and material changes in these estimates or assumptions could occur in the future. Changes in estimates are recorded on the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances and at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily-apparent from other sources. Actual results may differ materially from these estimates if past experience or other assumptions do not turn out to be substantially accurate.

We believe that the accounting policies described below are critical to understanding our business, results of operations, and financial condition because they involve significant judgments and estimates used in the preparation of our financial statements. An accounting is deemed to be critical if it requires a judgment or accounting estimate to be made based on assumptions about matters that are highly uncertain, and if different estimates that could have been used, or if changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact our financial statements. Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also critical to understanding our financial statements. The notes to our financial statements contain additional information related to our accounting policies and should be read in conjunction with this discussion.

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Presentation of Financial Statements

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Marketable Equity Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, Investments – equity securities. Marketable equity securities are reported at fair value based on quotations available on securities exchanges with any unrealized gain or loss being reported as a component of other income (expense) on the statement of operations. The portion of marketable equity security expected to be sold within twelve months of the balance sheet date is reported as a current asset.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. The Company had no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue is recognized under Topic 606 as follows:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	IT services - revenue is recorded on a monthly basis as services are provided; and
●	License fees and Royalties – revenue is recognized based on the terms of the agreement with its customer.

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Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of September 30, 2021, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

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●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No cash dividends have been paid or declared since the Date of Inception.

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MANAGEMENT

Set forth below is certain information regarding our executive officers and directors. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his or her successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers:

Current Directors/Officers:

Name	Age	Title
Michael Murray	52	President and Director
Dr. Danny Rittman	59	Chief Technology Officer and Director
Mansour Khatib	59	Chief Executive Officer, Chief Financial Officer and Director

Michael Murray is a licensed and UST Certified NMLS Originator, a licensed mortgage banker, a real estate broker and a licensed general contractor. From 1998 through August 2012, Mr. Murray held the position of Broker and DRE Officer with Home Plus Realty, Inc. From August 2012 through May 2013, Mr. Murray held the positions of FHA Production and Save Team with Cashcall Mortgage, Inc. and since May 2013 to the present, Mr. Murray has been self-employed as a Consultant and Managing Broker. Mr. Murray received an M.A. in Public Relations from California Baptist University in May 2014 and a B.A. in Political Science from California Baptist University in May 2013.

Mr. Murray is an officer and shareholder of Hermes Roll LLC (“Hermes”), a Nevada limited liability company to be formed. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes, which is the basis for the Company’s current operations. On June 16, 2015, the Company and Hermes entered into an Amended and Restated License Agreement whereby the license was expanded globally, the Company agreed to invest $5,000,000 into Hermes for working capital and the Company was provided with an option to acquire 100% of the outstanding membership interest of Hermes in consideration of 20,000,000 shares of common stock of the Company through June 16, 2016. The Company and Hermes agreed that the ability to acquire 100% of the membership interest of Hermes will be reduced on a pro-rata basis contingent upon the amount of working capital invested by the Company. For example, in the event the Company provides Hermes with $2,500,000 in working capital, then the Company will be entitled to acquire 50% of the membership interest of Hermes in consideration of 10,000,000 shares of common stock of the Company. Mr. Murray is President of the Company, and a director.

Dr. Danny Rittman is a veteran software architect and integrated circuit technology expert with over 20 years of experience in the technology sector. From 2014 through the present, Dr. Rittman has served as the CTO and as a director of the Company, leading the Company’s technological direction and managing teams of mobile software developers. From 2012, through 2014, Dr. Rittman served as a Senior Integrated Circuit Consultant for Qualcomm / Max Linear, managing teams of integrated circuit designers within the mobile technology arena. From 2007 through 2012, Dr. Rittman served as the Founder and CTO of Micrologic Design Automation, leading the company’s technological direction, including architecture, design and development of EDA software tools. From 2002 through 2007, Dr. Rittman served as an Integrated Circuit CAD / Software Senior Consultant for IBM, managing IC back-end projects and leading back-end CAD and QA software tool development and implementation. From 1995 through 2002, Dr. Rittman served as the Founder and VP of R&D for Bindkey Technologies, leading the company’s technological direction, research and development of EDA software tools for integrated circuits and back-end design. Dr. Rittman received a BS in Electrical Engineering - VLSI Design from the University of Bridgeport, graduating Magna Cum Laude in 1992; a MS in Computer Science - VLSI Design, specializing in Automation Algorithms, from La Salle University, graduating Magna Cum Laude in 1996; and a PhD in Computer Science - VLSI Design, specializing in EDA Concepts and Algorithms, from La Salle University, graduating Summa Cum Laude in 1998. Mr. Rittman is the Company’s CTO and director.

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Mansour Khatib was appointed as the Company Chief Excusive and Financial Officer on April 13, 2020, the Company’s Board of Directors appointed Mansour Khatib, who has served as the Chief Marketing Officer and a director of the Company as Chief Executive Officer. Mr. Khatib has also previously served as Interim Chief Executive Officer from May 2018 to July 2018. From 2009 through 2012, Mansour Khatib served as the CEO and CFO of The Merchandise Company, located in Long Beach, California. From 2012 through the present, Mr. Khatib has served as a U.S. Business and Marketing Sales Representative for KB Racking, located in Toronto, Canada. From May 2013 through July 2014, Mr. Khatib served as VP of Marketing for Sun Energy Partners, LLC, developing solar rooftop projects. From July 2014 through the present, Mr. Khatib has served as the CTO for New Energy Ventures, LLC, a company that is developing utility scale projects in New Jersey, California, and smaller projects in Mexico, the Caribbean and Peru. Mr. Khatib received B.A. in Economics from Fachhochschule Wuppertal in Wuppertal, Germany in 1988 and a Bachelors in Electro Engineering & Computer Technology from University Aachen in Aachen, Germany in 1985. Mr. Khatib is the Company’s CEO and ditrector.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer. None of our directors or executive officers have had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Corporate governance

On December 17, 2015, the Company established a Nominating and Corporate Governance Committee, a Compensation Committee and an Audit Committee (collectively, the “Committees”) and approved and adopted charters to govern each of the Committees.

Currently, there are no members on each of the committees and the board of directors has assumed the roles of each of the committees.

Agreements with Officers and Directors

On April 22, 2015, Michael Murray was appointed by the Company as the Chairman of the Board of Directors, CEO, and President of the Company. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes, which is the basis for the Company’s current operations. Mr. Murray is the owner of 9,900 shares of Series D Preferred Stock of the Company that is convertible at Mr. Murray’s election into 9,900,000 shares of common stock at a fixed price of $0.50 per share. During 2016 Mr. Murray has converted all of his Series D Preferred Stock into common shares of the Company.

On June 30, 2015, the Company appointed Dr. Danny Rittman as Chief Technical Officer and a board member. On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month. An additional $70,000 shall be payable within 15 days of the end of the calendar year. On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

On April 16, 2016 (the “Effective Date”), Mansour Khatib and the Company entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Mansour Khatib agreed to serve as the Chief Marketing Officer of the Company. Mr. Mansour Khatib was also appointed as a director of the Company on the Effective Date. Pursuant to the terms of the Employment Agreement, Mr. Khatib will receive an annual salary of $100,000 upon the Company generating $1,000,000 in revenue during any three (3) month period. There is no understanding or arrangement between Mr. Khatib and any other person pursuant to which he was appointed as an executive officer and director. Mr. Khatib does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Khatib has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

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Effective August 15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows:

Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its Guardian Patch technology into the consumer markets. Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices. The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

Commencing January 1, 2020 Mansour Khatib salary was increased to $15,000 a month by Michel Murray our President.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of our common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

We have adopted a Code of Ethics that applies to all officers, directors and employees. The Company will provide to any person without charge a copy of such code of ethics upon written request to the Company at its registered offices.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the year ended December 31, 2020.

Name and principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Michael Murray	2020	$6,000	$—	$—	$—	$—	$—	$—	$6,000
President and director	2019	$50,000	$—	$—	$—	$—	$—	$—	$50,000

Danny Rittman	2020	$184,500	$—	$—	$—	$—	$—	$—	$184,500
Chief Technology Officer and director	2019	$171,726	$—	$—	$—	$—	$—	$—	$171,726

Mansour Khatib	2020	$180,000	$—	$—	$—	$—	$—	$—	$180,000
Chief Executive Officer and director	2019	$127,500	$—	$—	$—	$—	$—	$—	$127,500

Douglas Davis (1)	2020	$100,000	$—	$—	$—	$—	$—	$—	$100,000
former Chief Executive Officer	2019	$187,675	$—	$—	$622,828	$—	$—	$—	$810,503

Kevin Pickard (2)	2020	$—	$—	$—	$—	$—	$—	$—	$—
former Chief Financial Officer	2019	$70,000	$—	$—	$143,976	$—	$—	$—	$213,976

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our sole officer and director other than as described herein.

(1)	Resigned as the Chief Executive Officer in April 2020.

(2)	Resigned as the Chief Financial Officer in September 2019.

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Director Compensation

The following table sets forth all compensation awarded to, earned by or paid to the non-employee directors in 2020 and 2019 for their service as directors:

Name	Year	Fees Earned or Paid	Stock Awards	Option Awards	Non- Equity Incentive	All Other Compensation	Total
Robert Yaspan	2020	$—	$—	$—	$—	$—	$—
former director	2019	$—	$15,425	$—	$—	$—	$15,425

Judit Nagypal	2020	$—	$—	$—	$—	$—	$—
former director	2019	$5,000	$15,425	$—	$—	$—	$20,425

Ned L. Siegel	2020	$—	$—	$—	$—	$—	$—
former director	2019	$10,000	$15,425	$—	$—	$—	$25,425

Eva Bitter	2020	$—	$—	$—	$—	$—	$—
former director	2019	$5,000	$15,425	$—	$—	$—	$20,425

Mitchell Tavera	2020	$—	$—	$—	$—	$—	$—
former director	2019	$5,000	$15,425	$—	$—	$—	$20,425

Muhammed Khilji	2020	$—	$—	$—	$—	$—	$—
former director	2019	$—	$15,425	$—	$—	$—	$15,425

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all unexercised warrants and unvested restricted stock that have been awarded to our named executives by the Company and were outstanding as of December 31, 2020.

Name and principal Position	Number of securities underlying unexercised warrants exercisable (#)	Number of securities underlying unexercised warrants unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Warrant exercise price ($)	Warrant expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Michael Murray President and director	4,000,000	—	—	0.50	09/01/22	—	—	—	—

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our capital stock outstanding as of December 27, 2021 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and named executive officers as a group.

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The percentage ownership information is based on 33,200,198 shares of common stock outstanding as of December 27, 2021. The number of shares owned are those beneficially owned, as determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. These shares are deemed to be outstanding and beneficially owned by the person holding such option, warrants or other derivative securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o GBT Technologies Inc., 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Michael D. Murray (2,3)	81,380	0.24%
Dr. Danny Rittman (3)	1,980	0.01%
Mansour Khatib (3)	—	0.00%

GBT Tokenize Corp (4)	16,000,000	48.19%
The Gonzalez Trust CR - Pablo Gonzalez (4)	1,002,000	3.02%
All Officers and Directors as a Group	83,360	0.25%

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 33,200,198 shares of common stock outstanding as of December 27, 2021

(2)	Mr. Murray is President of the company, and a Director. He holds a warrant for 4,000,000 shares of the Company’s common stock.

(3)	Current Officer and Director of the Company.

(4)	GBT Tokenize Corp is a 50/50 Joint venture between the Company and Tokenize-It S.A. Controlled by the Gonzalez Trust from Costa Rica. GBT Tokenize Corp hold 16,000,000 shares of the Company’s common stock. The Gonzalez Trust holds a note for $10,000,000 with conversion feature (under dispute by them) at $10 per share.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adversary to the Company or has a material interest adverse to the Company.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month with an additional $70,000 to be paid within 15 days of the end of the calendar year.

On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets. At closing, the Company and Mr. Greg Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company. Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. The Company is in litigations in connection with RWJ transaction.

On January 1, 2019, the Company and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. Mr. Davis served as Interim Chief Executive Officer since July 2018 until his resignation on April 11, 2020. The term of Mr. Davis’ employment was for two years through January 1, 2021. Mr. Davis was entitled to an annual base salary of $250,000, which was to be increased to $400,000 upon the Company up-listing to a national exchange. Mr. Davis was also entitled to the issuance of Stock Options to acquire an aggregate of 50,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options were to be earned and vested (i) with respect to 20,000 shares of common stock on the date hereof, (ii) 5,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 15,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 5,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

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On October 10, 2019, the Company entered into a Joint Venture Agreement (the “BitSpeed Agreement”) with BitSpeed LLC, which is owned by Douglas Davis, the Company’s Chief Executive Officer, to form GBT BitSpeed Corp., a Nevada company (“GBT BitSpeed”). The purpose of GBT BitSpeed is to develop, maintain and support its proprietary Extreme Transfer Software Application Concurrency, a software application to transfer secure, accelerated transmission of large file data over networks, and connection to cloud storage, Network-Attached Storage (NAS) and Storage Area Networks (SANs) (“Concurrency”). BitSpeed shall contribute the services and resources for the development of Concurrency to GBT BitSpeed. The Company shall contribute 10 million shares of common stock (valued at $17,900,000) of the Company to GBT BitSpeed. BitSpeed and the Company will each own 50% of GBT BitSpeed. The Company shall appoint two directors and BitSpeed shall appoint one director of GBT BitSpeed. In addition, GBT BitSpeed and Mr. Davis entered into a Consulting Agreement in which Mr. Davis is engaged to provide services in consideration of $10,000 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 20-day VWAP. Mr. Davis will provide services in connection with the development of the business as well as GBT BitSpeed’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the BitSpeed Agreement occurred on October 14, 2019. On April 11, 2020, Douglas Davis resigned as Chief Executive Officer of the Company so that he may fully devote all of his efforts to GBT Tokenize Corp., the Company’s joint venture, which intends to develop a new product. Mr. Davis’ resignation was not the result of any disagreements with management or board of directors of the Company.

On March 6, 2020, the Company through Greenwich, entered into the Tokenize Agreement with Tokenize, which is owned by a Costa Rica Trust represented by Gonzalez. Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize. The purpose of GBT Tokenize is to develop Technology Portfolio, throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories. Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company contributed 100,000,000 GBT Shares to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize. In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333.33 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the Tokenize Agreement occurred on March 9, 2020. Via this Joint Venture the parties commenced development of a development of an intelligent human vital signs’ device, suggested named qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

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Procedures for Approval of Related Party Transactions

Our Board of Directors is in charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

The Company has no outside directors as of December 31, 2020.

LEGAL MATTERS

Unless otherwise indicated, Fleming PLLC, New York, New York, will pass upon the validity of the shares of the Resale Shares to be sold in this offering.

EXPERTS

The financial statements of GBT Technologies Inc. for the year ended December 31, 2020 and December 31, 2019 have been included herein in reliance upon the reports of BF Borgers CPA PC, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Resale Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us the Resale Shares by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

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You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at GBT Technologies, Inc., 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404, or telephoning us at (888) 685-7336.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at https://gbtti.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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GBT TECHNOLOGIES INC.
Consolidated Financial Statements

GBT TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2021	2020
	(unaudited)
Current Assets:
Cash	$386,659	$113,034
Cash held in trust	178,016	402,532
Marketable equity security	—	649,000
Other receivable	1,200,000	—
Total current assets	1,764,675	1,164,566

Other receivable, net of current portion	1,200,000	—

Total assets	$2,964,675	$1,164,566

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses (including related parties of $410,000 and $410,833)	$4,272,662	$3,353,658
Accrued settlement	4,090,057	4,090,057
Deferred judgment award	2,400,000	—
Convertible notes payable, net of discount of $316,372 and $362,004	482,449	13,426,706
Notes payable, net of discount of $0 and $47,671	2,740,000	2,741,737
Derivative liability	9,483,927	5,262,448
Total current liabilities	23,469,095	28,874,606

Convertible note payable	8,255,400	—
Note payable	150,000	148,263

Total liabilities	31,874,495	29,022,869

Contingencies	—	—

Stockholders’ Deficit:

Series B Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 45,000 and 45,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—

Series C Preferred stock, $0.00001 par value; 10,000 shares authorized; 700 and 700 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—

Series D Preferred stock, $0.00001 par value; 100,000 shares authorized 0 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—

Series G Preferred stock, $0.00001 par value; 2,000,000 shares authorized; 0 and 0 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—

Series H Preferred stock, $0.00001 par value ($500.00 stated value); 40,000 shares authorized; 20,000 and 20,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	—	—

Common stock, $0.00001 par value; 100,000,000,000 shares authorized; 27,737,543 and 5,133,489 shares issued and outstanding at September 30, 2021 and December 31, 2020	277	51
Treasury stock, at cost; 21 shares at September 30, 2021 and December 31, 2020	(643,059)	(643,059)
Stock loan receivable	(7,610,147)	(7,610,147)
Additional paid in capital	282,848,643	251,046,191
Accumulated deficit	(303,505,534)	(270,651,339)
Total stockholders’ deficit	(28,909,820)	(27,858,303)
Total liabilities and stockholders’ deficit	$2,964,675	$1,164,566

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

GBT TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Sales - related party	$45,000	$45,000	$135,000	$135,000

Operating expenses:
General and administrative expenses	723,706	446,745	1,931,963	1,374,564
Marketing expenses	182,692	6,045	514,906	30,100
Impairment of assets	—	—	15,400,000	5,500,000
Total operating expenses	906,398	452,790	17,846,869	6,904,664

Loss from operations	(861,398)	(407,790)	(17,711,869)	(6,769,664)

Other income (expense):
Amortization of debt discount	(220,095)	(1,163,905)	(686,732)	(3,881,423)
Change in fair value of derivative liability	627,784	1,653,200	(165,402)	612,829
Interest expense and financing costs	(326,222)	(500,351)	(1,473,712)	(2,201,915)
Unrealized gain (loss) on marketable equity security	—	(683,548)	—	(769,500)
Realized gain (loss) on disposal of marketable equity security	—	(224,830)	11,000	(474,830)
Loss on exchange of assets	—	—	—	(1,430,000)
Loss on debt modification	—	—	(13,777,480)
Other income	350,000	214	950,000	214
Total other income (expense)	431,467	(919,220)	(15,142,326)	(8,144,625)

Loss before income taxes	(429,931)	(1,327,010)	(32,854,195)	(14,914,289)

Income tax expense	—	—	—	—

Loss from continuing operations	(429,931)	(1,327,010)	(32,854,195)	(14,914,289)

Discontinued operations:
Loss from operations of discontinued operations	—	—	—	(16,924)
Gain on disposition of discontinued operations	—	1,001,711		1,001,711
Total Discontinued operations	—	1,001,711	—	984,787

Net loss	$(429,931)	$(325,299)	$(32,854,195)	$(13,929,502)

Weighted average common shares outstanding:
Basic and diluted	26,154,579	3,711,900	16,522,673	2,693,500

Net loss per share (basic and diluted):
Continuing operations	$(0.02)	$(0.36)	$(1.99)	$(5.54)
Discontinued operations	—	0.27	—	0.37
Net loss per share	$(0.02)	$(0.09)	$(1.99)	$(5.17)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

GBT TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
(unaudited)

	Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series G Convertible Preferred Stock		Series H Convertible Preferred Stock		Common Stock		Treasury Stock		Stock Loan	Additional Paid-in	Accumulated	Total . Stockholders' Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Deficit)
Balance, December 31, 2020	45,000	$—	700	$—	—	$—	—	$—	20,000	$—	5,133,489	$51	$1,040	$(643,059)	$(7,610,147)	$251,046,191	$(270,651,339)	$(27,858,303)

Common stock issued for conversion of convertible debt and accrued interest	—	—	—	—	—	—	—	—	—	—	4,483,717	45	—	—	—	3,122,803	—	3,122,848
Common stock issued for services	—	—	—	—	—	—	—	—	—	—	245,000	2	—	—	—	281,748	—	281,750
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	9,207,107	—	9,207,107
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,375,609)	(5,375,609)

Balance, March 31, 2021	45,000	—	700	—	—	—	—	—	20,000	—	9,862,206	98	1,040	(643,059)	(7,610,147)	263,657,849	(276,026,948)	(20,622,207)

Common stock issued for conversion of convertible debt and accrued interest	—	—	—	—	—	—	—	—	—	—	720,311	7	—	—	—	592,698	—	592,705
Common stock issued for joint venture	—	—	—	—	—	—	—	—	—	—	14,000,000	140	—	—	—	15,399,860	—	15,400,000
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	522,349	—	522,349
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(27,048,655)	(27,048,655)

Balance, June 30, 2021	45,000	—	700	—	—	—	—	—	20,000	—	24,582,517	245	1,040	(643,059)	(7,610,147)	280,172,756	(303,075,603)	(31,155,808)

Common stock issued for conversion of convertible debt and accrued interest	—	—	—	—	—	—	—	—	—	—	3,155,026	32	—	—	—	1,540,425	—	1,540,457
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,135,462	—	1,135,462
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(429,931)	(429,931)

Balance, September 30, 2021	45,000	$—	700	$—	—	$—	—	$—	20,000	$—	27,737,543	$277	$1,040	$(643,059)	$(7,610,147)	$282,848,643	$(303,505,534)	$(28,909,820)

Balance, December 31, 2019	45,000	$—	700	$—	—	$—	—	$—	20,000	$—	330,727	$3	$1,040	$(643,059)	$(7,610,147)	$242,196,768	$(252,656,451)	$(18,712,886)

Common stock issued for conversion of convertible debt	—	—	—	—	—	—	—	—	—	—	911,620	9	—	—	—	509,880	—	509,889
Common stock issued for joint venture	—	—	—	—	—	—	—	—	—	—	2,000,000	20	—	—	—	5,499,980		5,500,000
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,021,001	—	1,021,001
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(10,007,840)	(10,007,840)

Balance, March 31, 2020	45,000	—	700	—	—	—	—	—	20,000	—	3,242,347	32	1,040	(643,059)	(7,610,147)	249,227,629	(262,664,291)	(21,689,836)

Common stock issued for conversion of convertible debt	—	—	—	—	—	—	—	—	—	—	297,465	3	—	—	—	114,997	—	115,000
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	146,151	—	146,151
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,596,363)	(3,596,363)

Balance, June 30, 2020	45,000	—	700	—	—	—	—	—	20,000	—	3,539,812	35	1,040	(643,059)	(7,610,147)	249,488,777	(266,260,654)	(25,025,048)

Common stock issued for conversion of convertible debt	—	—	—	—	—	—	—	—	—	—	706,785	7	—	—	—	338,183	—	338,190
Fair value of beneficial conversion feature of converted	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	308,451	—	308,451
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(325,299)	(325,299)

Balance, September 30, 2020	45,000	$—	700	$—	—	$—	—	$—	20,000	$—	4,246,597	$42	$1,040	$(643,059)	$(7,610,147)	$250,135,411	$(266,585,953)	$(24,703,706)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

GBT TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2021	2020

Cash Flows From Operating Activities:
Net loss	$(32,854,195)	$(13,929,502)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	—	46,363
Amortization of debt discount	686,732	3,881,423
Change in fair value of derivative liability	165,402	(612,829)
Financing cost	609,265	945,916
Shares issued for services	281,750	—
Convertible note issued for penalty	—	242,712
Loss on modification of debt	13,777,480	—
Impairment of assets	15,400,000	5,500,000
Unrealized (gain) loss on market equity security	—	769,500
Realized gain on disposal of market equity security	(11,000)	474,830
Loss on exchange of assets	—	1,430,000
Gain on disposition of discontinued operations	—	(1,001,711)
Convertible note receivable exchanged for services	—	200,000
Payment of other income with marketable securities	(800,000)	—
Changes in operating assets and liabilities:
Accounts receivable	—	1,674
Other receivable	—	100,000
Cash held in trust	224,516	—
Accounts payable and accrued expenses	1,562,039	1,408,711
Net cash used in operating activities	(958,011)	(542,913)

Cash Flows From Investing Activities:
Purchase of property and equipment	—	(4,200)
Cash of discontinued operations		(227,571)
Net cash used in investing activities	—	(231,771)

Cash Flows From Financing Activities:
Issuance of convertible notes	1,231,636	648,460
Issuance of notes payable	—	318,639
Net cash provided by financing activities	1,231,636	967,099

Net increase in cash	273,625	192,415

Cash, beginning of period	113,034	59,634

Cash, end of period	$386,659	$252,049

Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental non-cash investing and financing activities
Debt discount	$641,100	$4,411,683
Transfer of derivative liability to equity	$10,864,918	$1,475,603
Convertible notes issued for notes payable and accrued interest	$5,256,010	$3,738,171
Common stock issued for convertible notes and accrued interest	$—	$963,079
Repayment of convertible notes with marketable equity securities	$—	$1,260,000
Transfer of accounts payable to convertible note	$424,731	$—
Transfer of accounts payable to convertible note	$202,899	$—

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

GBT Technologies Inc. (the “Company”, “GBT”, or “GTCH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. The Company is targeting growing markets such as development of Internet of Things (“IoT”) and Artificial Intelligence (“AI”) enabled networking and tracking technologies, including wireless mesh network technology platform and fixed solutions, development of an intelligent human body vitals device, asset-tracking IoT. The Company has historically derived revenues from (i) the provision of IT services; and (ii) from the licensing of its technology.

The unaudited condensed consolidated financial statements are prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America were omitted pursuant to such rules and regulations. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results expected for the year ending December 31, 2021.

Basis of Presentation

The accompanying condensed consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Stock Splits

On August 5, 2019, the Company effectuated a 1 for 100 reverse stock split. In addition, on October 26, 2021, the Company effectuated a 1 for 50 reverse stock split. The share and per share information has been retroactively restated to reflect these reverse stock splits.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $303,505,534 and has a working capital deficit of $21,704,420 as of September 30, 2021, and is in default on a note payable and other obligations, which raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through some private placement offerings of debt and equity securities. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include valuation of derivatives and valuation allowance on deferred tax assets.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries; the Company’s 50% owned subsidiaries GBT BitSpeed Corp. and GBT Tokenize Corp; the Company’s 50% owned subsidiary, Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada (currently inactive), a wholly owned AltCorp Trading LLC, a Costa Rica company (“AltCorp”) and Greenwich International Holdings, a Costa Rica corporation (“Greenwich”). All significant intercompany transactions and balances have been eliminated.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly-liquid debt instruments with original maturities of three months or less. As of September 30, 2021, and December 31, 2020, the Company did not have any cash equivalents.

 Cash Held in Trust

Cash held in trust consists of proceeds from the sale of investments. The proceeds less the payment of certain expenses are being held in AltCorp’s (the Company’s wholly owned subsidiary) attorney trust account. (See Note 4)

Long-Lived Assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at September 30, 2021 and December 31, 2020, the Company believes there was no impairment of its long-lived assets.

Marketable Equity Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, Investments – equity securities. Marketable equity securities are reported at fair value based on quotations available on securities exchanges with any unrealized gain or loss being reported as a component of other income (expense) on the statement of operations. The portion of marketable equity security expected to be sold within twelve months of the balance sheet date is reported as a current asset.

Note Receivable

Note receivable consists of a promissory note received in connection with the sale of Ugopherservices (see Note 3). The note is due on December 31, 2021 and accrues interest at 6% per annum. At December 31, 2020, the Company determined that this note receivable was not collectible and took an impairment charge of $100,000. During July 2021, the note holder made a $50,000 payment on the note, which is recorded as other income in the accompanying condensed consolidated statements of operations.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of September 30, 2021, and December 31, 2020, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At September 30, 2021 and December 31, 2020, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

	Fair Value	Fair Value Measurements at\
	As of	September 30, 2021
Description	September 30, 2021	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Conversion feature on convertible notes	$9,483,927	$—	$9,483,927	$—

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

	Fair Value	Fair Value Measurements at
	As of	December 31, 2020
Description	December 31, 2020	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Marketable equity security - Surge Holdings, Inc.	$649,000	$—	$649,000	$—

Conversion feature on convertible notes	$5,262,448	$—	$5,262,448	$—

Treasury Stock

Treasury stock is recorded at cost. The re-issuance of treasury shares is accounted for on a first in, first-out basis and any difference between the cost of treasury shares and the re-issuance proceeds are charged or credited to additional paid-in capital.

Stock Loan Receivable

On January 8, 2019, the Company entered into a Stock Pledge Agreement with Latin American Exchange Latinex Casa de Cambio, S.A., a Costa Rica corporation (“Latinex”), to provide that Latinex may maintain its required regulatory capital as required by various regulators. The Company has pledged 4,005 restricted shares of its common stock valued at $7,610,147 (based on the closing price on the grant date) for a term of three years in consideration of an annual payment of $375,000 paid in quarterly installments of $93,750. In lieu of cash payment, Latinex may pay the Company in virtual currency of WISE Network S.A. valued at a 50% discount of its offering price of $10 per token. In the event that Latinex’s required capital has decreased below $5,000,000, Latinex is permitted to sell the pledged shares of common stock only in an amount to ensure that Latinex can satisfy the required capital levels. The Company must consent to such sale of the shares of common stock, which may not be unreasonably withheld. Upon expiration of the agreement, the remaining shares of common stock shall be returned to the Company free and clear of all liens. The Company has recorded the value of these shares of common stock as a stock loan receivable which is presented as a contra-equity account in the accompanying consolidated balance sheets. At December 31, 2019, the Company wrote off the accrued interest income as Latinex did not perform any payment and the Company has no mean to enforce this payment. Latinex agreed in principal to return the pledged 4,005 restricted shares to the Company for cancellation. The 4,005 restricted shares have not yet been returned to the Company as of September 30, 2021.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. The Company had no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing IT services are recognized under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	IT services - revenue is recorded on a monthly basis as services are provided; and
●	License fees and Royalties – revenue is recognized based on the terms of the agreement with its customer.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Unearned revenue

Unearned revenue represents the net amount received for the purchase of products that have not seen shipped to the Company’s customers. In 2018, the Company ran pre-sales efforts for its pet tracker product and received prepayments for its product. In addition, during 2018, the Company received $200,000 in connection with an intellectual property license and royalty agreement. At December 31, 2019, the Company determined that the unearned revenue would not likely result in the recognition of revenue; therefore, $249,675 of unearned revenue was reclassified to accrued expenses at September 30, 2021 and December 31, 2020.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS assumes that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	September 30,	September 30,
	2021	2020
Series B preferred stock	1	1
Series C preferred stock	0	0
Series H preferred stock	20,000	20,000
Warrants	392,870	393,003
Convertible notes	30,488,622	10,608,377
Total	30,901,493	11,021,381

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of September 30, 2021, through the date which the condensed consolidated financial statements are issued. Based upon the review, other than described in Note 16 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40)—Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock. For convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, the embedded conversion features no longer are separated from the host contract. ASU 2020-06 also removes certain conditions that should be considered in the derivatives scope exception evaluation under Subtopic 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and clarify the scope and certain requirements under Subtopic 815-40. In addition, ASU 2020-06 improves the guidance related to the disclosures and earnings-per-share (EPS) for convertible instruments and contract in entity’s own equity. ASU 2020-06 is effective for public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Company is currently evaluation the impact this ASU will have on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Discontinued Operations

On September 18, 2020, the Company entered into a Purchase and Sale Agreement with Mr. LightHouse LTD., an Israeli corporation (“MLH”) pursuant to which the Company agreed to sell and assign to MLH, effective July 1, 2020 all the shares, and certain specified liabilities, of Ugopherservices Corp. (“UGO”), a wholly owned subsidiary of the Company, in consideration of $100,000 to be paid through the delivery of a promissory note payable to the Company (the “Note”), upon the terms and subject to the limitations and conditions set forth in the Note. There is no material relationship between the Company, on one hand, and MLH, on the other hand. At December 31, 2020, the Company determined that this note receivable was not collectible and took an impairment charge of $100,000. During July 2021, MLH effected a $50,000 payment on the Note.

UGO has been presented as discontinued operations on the accompanying financial statements.

The operating results for UGO have been presented in the accompanying condensed consolidated statements of operations for the three and nine months ended September 30, 2021 and 2020 as discontinued operations and are summarized below:

Three Months Ended September 30,
	2021	2020
Revenue	$—	$—
Cost of revenue	—	—
Gross Profit	—	—
Operating expenses	—	—
Loss from operations	—	—
Other income (expenses)
Net income	$—	$—

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

	Nine months Ended September 30,
	2021	2020
Revenue	$—	$8,291,842
Cost of revenue	—	7,900,122
Gross Profit	—	391,720
Operating expenses	—	408,644
Loss from operations	—	(16,924)
Other income (expenses)	—	—
Net loss	$—	$(16,924)

Note 4 – Investment in Surge Holdings, Inc.

Surge Holdings, Inc.

On September 30, 2019, the Company entered into an Asset Purchase Agreement with Surge Holdings, Inc., a Nevada corporation (“SURG”) pursuant to which the Company agreed to sell and assign to SURG, all the assets and certain specified liabilities, of its ECS Prepaid, Electronic Check Services and Central State Legal Services businesses in consideration of $5,000,000 to be paid through the issuance of 3,333,333 shares of SURG’s common stock and a convertible promissory note in favor of the Company in the principal amount of $4,000,000 (the “SURG Note”), convertible into SURG’s shares of common stock following the six-month anniversary of the issuance date. The conversion price of the SURG Note is the volume weighted-average price of SURG’s common stock over the 20 trading days prior to the conversion; provided, however, the conversion price shall never be lower than $0.10 or higher than $0.70. The Company has agreed to restrict its ability to convert the SURG Note and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock. The SURG Note is payable by SURG to the Company on the 18-month anniversary of the issuance date and does not bear interest.

On or about June 23, 2020, the Company and AltCorp entered into agreements with SURG and Glen Eagles Acquisition LP (“Glen”) regarding the $4,000,000 SURG Note for which the SURG Note has been converted in full into 5,500,000 restricted stock of SURG (“Issued Shares”) along with an additional 22,000,000 SURG shares reserved for the benefit of the Company’s subsidiary as a true up of shares to secure the value of the Issued Shares as $2,750,000. Additional shares will be issued if the original 5,500,000 are worth less than $2,750,000 on June 23, 2021. The Company agreed that the Issued Shares will be restricted for a year. As a result of the exchange of $2,750,000 of the SURG Note for 5,500,000 shares of SURG common stock, the Company recognized a loss of $1,430,000 during the nine months ended September 30, 2020. On June 24, 2021, in accordance with the Agreement entered June 23, 2020, the Company together with AltCorp, via registered mail to SURG and its transfer agent, sent a demand for a true-up share in an additional amount of 14,870,370 SURG shares as calculated per the Agreement. As of September 30, 2021, SURG’s transfer agent did not answer to the Company request.

Glen converted in full its $1,000,000 convertible note that was issued by the Company on July 8, 2019, plus $50,000 of accrued interest into $1,050,000 of a SURG Note via an assignment of a portion ($1,050,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. In addition, the Company entered into a consulting agreement with Glen for which the Company shall pay to Glen $200,000 via an assignment of a portion ($200,000 of a $4,000,000 face value) of the $4,000,000 SURG Note.

On or about June 23, 2020, Stanley Hills LLC (“Stanley”) which holds a pledge of 3,333,333 shares of SURG common stock via its manager/member (“Stanley’s Member”), acting as an agent for the Company, entered into an agreement with SURG, its transfer agent and an escrow officer for which it was agreed that 3,333,333 SURG shares will be cancelled for consideration of up to $700,000. Between sales to SURG and to a third party, the amount of $575,170 was received into a lawyer’s trust account for the benefit of AltCorp, and 3,333,333 of SURG shares have been sent for cancelation. The lawyer’s trust account balance was $178,016 and $402,532 as of September 30, 2021 and December 31, 2020, respectively.

On August 12, 2020, the Company and its subsidiary, AltCorp, entered into a new pledge agreement with Stanley, where 5,500,000 SURG shares been pledged to Stanley to secure the debt payable by the Company to Stanley as well as mitigate the damages allegedly created by SURG.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

On November 4, 2020, Altcorp and Stanley filed an Ex Parte Motion in the District Court, Clark County, Nevada (Case No: A-20-823039-B, in Dep No: 43) to appoint receiver and issue a temporary restraining Order against SURG and its transfer agent for alleged defaults on prior exchange agreement. As court entered an order granting in part AltCorp’s motion, the parties entered on December 4, 2020 an interim agreement which set the material terms of the settlement. A final settlement was entered into as per the terms of the interim agreement entered on January 1, 2021.

On January 1, 2021 SURG, AltCorp and Stanley entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, SURG agreed to amend the AltCorp Exchange Agreement where SURG acknowledged a debt of $3,300,000 (the “Debt”) to be paid via 33 monthly payments of $100,000 payable in shares of common stock of SURG at a per share price equal the volume weighted average price of SURG’s common stock during the ten (10) trading days immediately preceding the issuance. At the end of the 33rd month, if AltCorp has not realized gross, pre-tax proceeds at least equal to the amount of the Debt, SURG shall transfer to AltCorp and/or its designee additional shares of SURG’s common stock necessary to satisfy the Debt. As of September 30, 2021, SURG has made nine payments per the settlement agreements and has recognized other income of $900,000. The Company recognizes as other income, the $100,000 monthly installment payments as received. The Company has recorded the amount due from SURG of $2,400,000 at September 30, 2021 as other receivable ($1,200,000 as current and $1,200,000 as non-current) with a corresponding deferred judgment award liability of $2,400,000.

The shares received for the eight-monthly installments in 2021 (with the September payment of $100,000 being paid in cash) were transferred/sold by AltCorp to Stanley as payment on its outstanding balances at were valued at $800,000 (See Note 7). On June 24, 2021, the Company’s investment in 5,500,000 shares of SURG shares were transferred/sold to IGOR 1 Corp. (“IGOR 1”) as payment on its outstanding balances. The shares were valued at $660,000 (See Note 7).

Note 5 – Impaired Investments

Investment in GBT Technologies, S.A.

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as the transfer and assignment of a Promissory Note payable by Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada to the Company in the principal amount of $5,000,000 dated February 6, 2019 (of which the underlying security for this Promissory Note is 30,000,000 restricted shares of common stock of Mobiquity Technologies, Inc. (“Mobiquity”) and 60,000,000 restricted shares of common stock of Mobiquity.

The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($500.00 per share). The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. Upon conversion of the Gopher Convertible Note and the 20,000 shares of Series H Preferred Stock, Gonzalez would be entitled to less than 50% of the resulting outstanding shares of common stock of the Company following conversion in full and, as a result, such transaction is not considered a change of control.

On May 19, 2021, the Company, Gonzalez, GBTCR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of Note Balance Principal and Accrued Interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT Convertible Note maturity date to December 31,2022, (ii) amend the GBT Convertible Note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT Convertible Note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT Convertible Note by Gonzalez to a third party.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

GBT-CR is in the business of the strategic management of BPO (Business Process Outsourcing) digital communications processing for enterprises and startups, distributed ledger technology development, AI development and fintech software development and applications.

The Company accounted for its investment in GBT-CR using the equity method of accounting; however, in 2020, the Company owned less than 20% of and exercised no control over GBT-CR; therefore, this investment is currently accounted for under the cost method. Moreover, on March 19, 2020, California Governor Gavin Newsom issued a stay at home order to protect the health and well-being of all Californians and to establish consistency across the state in order to slow the spread of COVID-19. California was therefore under strict quarantine control and travel has been severely restricted, resulting in disruptions to work, communications, and access to files (due to limited access to facilities). The stay at home order was lifted in California only on January 25, 2021. As such, the Company was unable to access or to contact GBT-CR on an on-going basis, and cannot get information about GBT-CR.

At December 31, 2019, the Company evaluated the carrying amount of this equity investment and determined that this investment was fully impaired and as a result an impairment charge of $30,731,534 was taken. The carrying amount of this investment at September 30, 2021 and December 2020, was $0 and $0, respectively.

Investment in Joint Venture

On March 6, 2020, the Company through Greenwich, entered into a Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”), which is owned by a Costa Rica Trust represented by Pablo Gonzalez (“Gonzalez”). Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize Corp., a Nevada corporation (“GBT Tokenize”). The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”), throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories.

Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company shall contribute 2,000,000 shares of common stock of the Company (“GBT Shares”) to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The shares were valued at $5,500,000.

In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. During the nine months ended September 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley Hills in a private transaction that the Company is not part to. The closing of the Tokenize Agreement occurred on March 9, 2020.

Through this Joint Venture the parties commenced development of an intelligent human vital signs’ device, which we currently refer to as the qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

At March 31, 2020, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $5,500,000 was taken. At September 30, 2021, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $15,400,000 was taken.

Although the investment was impaired, the product development is still ongoing. The carrying amount of this investment at September 30, 2021 and December 2020, was $0 and $0, respectively.

On May 28, 2021, the parties agreed to amend the Tokenize Agreement to expand territory granted for the Technology Portfolio under the license to GBT Tokenize to include the entire continental United States. The Company has further agreed to issue GBT Tokenize an additional 14,000,000 shares of common stock of the Company. The shares were valued at $15,400,000.

The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize.

On September 30, 2021 Tokenize, in an agreement that the Company is not a party to, irrevocably assigned all its rights in GBT Tokenize, including all its rights per the Tokenize Agreement, The Gonzalez Consulting agreement and the pledge agreement, to the benefit of Magic International Argentina FC, S.L a third party (“Magic”). On June 30, 2021 Magic irrevocably assigned to Stanley Hills, LLC its credit balance accrued until June 30, 2021 per the consulting agreement.

Note 6 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2021 and December 31, 2020 consist of the following:

	September 30,	December 31,
	2021	2020
Accounts payable	$1,256,042	$1,045,778
Accrued interest on notes	2,522,147	1,876,005
Deposits	249,384	249,675
Other	245,089	182,200
	$4,272,662	$3,353,658

Note 7 – Convertible Notes Payable

Convertible notes payable at September 30, 2021 and December 31, 2020 consist of the following:

	September 30,	December 31,
	2021	2020
Convertible note payable to GBT Technologies (IGOR 1)	$8,255,400	$10,000,000
Convertible notes payable to Redstart Holdings	350,700	347,400
Convertible note payable to Stanley Hills	448,121	1,009,469
Convertible note payable to Iliad	—	2,431,841
Total convertible notes payable	9,054,221	13,788,710
Unamortized debt discount	(316,372)	(362,004)
Convertible notes payable	8,737,849	13,426,706
Less current portion	(482,449)	(13,426,706)
Convertible notes payable, long-term portion	$8,255,400	$—

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

$10,000,000 for GBT Technologies S. A. acquisition

In accordance with the acquisition of GBT-CR the Company issued a convertible note in the principal amount of $10,000,000. The convertible note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of the holder, the convertible note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($500.00 per share).

On May 19, 2021, the Company, Gonzalez, GBT-CR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of outstanding balance plus accrued interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT convertible note maturity date to December 31, 2022, (ii) amend the GBT convertible note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT convertible note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT convertible note by Gonzalez to a third party. As a result of the change in terms of this convertible note, the Company took a charge related to the modification of debt of $13,777,480 during the nine months ended September 30, 2021.

During the nine months ended September 30, 2021, IGOR 1 converted $1,084,600 of the convertible note into 1,600,000 shares of the Company’s common stock. Also, on June 24, 2021, the Company transferred 5,500,000 SURG shares received as repayment of $660,000 of this convertible note (See Note 4).

Redstart Holdings Corp.

Paid Off Notes/Converted Notes

On August 4, 2020, the Company entered into a Securities Purchase Agreement with Redstart Holdings Corp., an accredited investor (“Redstart”) pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 1”) in the aggregate principal amount of $153,600 for a purchase price of $128,000. The Redstart Note No. 1 has a maturity date of November 3, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 1 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 1 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 1, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 1. The transactions described above closed on August 5, 2020. The outstanding principal amount of the Redstart Note No. 1 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 1 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 1), the Redstart Note No. 1 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 1. During the nine months ended September 30, 2021, the entire amount of Note No. 1 of $153,600 plus accrued interest was converted into 226,532 shares of common stock.

On September 15, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 2”) in the aggregate principal amount of $93,600 for a purchase price of $78,000. The Redstart Note No. 2 has a maturity date of September 15, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 2 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 2 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 2, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 2. The transactions described above closed on September 16, 2020. The outstanding principal amount of the Redstart Note No. 2 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 2 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 2), the Redstart Note No. 2 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 2. During the nine months ended September 30, 2021, the entire amount of Note No. 2 of $93,600 plus accrued interest was converted into 89,169 shares of common stock.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

On December 9, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 3”) in the aggregate principal amount of $100,200 for a purchase price of $83,500. The Redstart Note No. 3 has a maturity date of December 9, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 3 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 3 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 3, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 3. The transactions described above closed on December 11, 2020. The outstanding principal amount of the Redstart Note No. 3 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 3 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 3), the Redstart Note No. 3 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 3. During the nine months ended September 30, 2021, the entire amount of Note No. 3 of $100,200 plus accrued interest was converted into 135,582 shares of common stock.

On February 10, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 4”) in the aggregate principal amount of $184,200 for a purchase price of $153,500. The Redstart Note No. 4 has a maturity date of February 5, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 4 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 4 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 4, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 4. The transactions described above closed on February 10, 2021. The outstanding principal amount of the Redstart Note No. 4 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 4 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 4), the Redstart Note No. 4 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 4. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 4 of $184,200 plus accrued interest was converted into 386,146 shares of common stock.

On March 15, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 5”) in the aggregate principal amount of $106,200 for a purchase price of $88,500. The Redstart Note No. 5 has a maturity date of June 15, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 5 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 5 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 5, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 5. The transactions described above closed on March 17, 2021. The outstanding principal amount of the Redstart Note No. 5 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 5 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 5), the Redstart Note No. 5 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 5. During the nine months ended September 30, 2021, the entire amount of Redstart Note No. 5 of $106,200 plus accrued interest was converted into 317,837 shares of common stock.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Outstanding Notes

On May 26, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 6”) in the aggregate principal amount of $106,200 for a purchase price of $88,500. The Redstart Note No. 6 has a maturity date of August 26, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 6 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 6 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 6, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 6. The transactions described above closed on May 28, 2021. The outstanding principal amount of the Redstart Note No. 6 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 6 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 6), the Redstart Note No. 6 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 6.

On September 21, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 7”) in the aggregate principal amount of $244,500 for a purchase price of $203,750. The Redstart Note No. 7 has a maturity date of December 22, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 7 at the rate of two and a half percent (2.5%) per annum from the date on which the Redstart Note No. 7 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 7, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 7. The transactions described above closed on September 28, 2021. The outstanding principal amount of the Redstart Note No. 7 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 7 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 7), the Redstart Note No. 7 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 7.

Stanley Hills LLC

The Company entered into a series of loan agreements with Stanley Hills LLC (“Stanley”) pursuant to which it received more than $1,000,000 in loans (the “Debt”) since May 2019 up to December 2019. On February 26, 2020, in order to induce Stanley to continue to provide funding, the Company and Stanley entered into a letter agreement providing that the current note payable balance due to Stanley in the amount of $1,214,900 may be converted into shares of common stock of the Company at a conversion price equal to 85% multiplied by the lowest one trading price for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Stanley has agreed to restrict its ability to convert the Debt and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. During the nine months ended September 30, 2021, Stanley converted $1,009,468 of its convertible note into 1,550,718 shares of the Company’s common stock, and during the nine months ended September 30, 2021, Stanley loaned the Company an additional $697,386. Also, during the nine months ended September 30, 2021, the Company transferred the SURG shares received as repayment of $800,000 of this convertible note (See Note 4) and also converted $126,003 of accrued interest into the principal balance. During the nine months ended September 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley in a private transaction that the Company is not part to (See Note 5). The balance of the Stanley debt at September 30, 2021 and December 31, 2020 was $448,121 and $1,009,469, respectively. The Stanley debt is secured via a pledge agreement on the SURG shares.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Iliad Research and Trading, L.P.

On February 27, 2019, the Company entered into a note purchase agreement with a third-party investor - Iliad Research and Trading, L.P.(“Iliad”), pursuant to which the Company issued a promissory note for the original principal amount of $2,325,000. The promissory note had an original issue discount of $300,000 and the inventor paid consideration of $2,025,000 to the Company, of which $25,000 was paid for legal expenses. The outstanding balance of the promissory note is to be paid on the one-year anniversary of the issuance of the note. Interest on the note accrues at the rate of 10% per annum compounding daily. Subject to the terms and conditions set forth in the note, the Company may prepay all or any portion of the outstanding balance of the note at any time in an amount in cash equal to 120% of the amount repaid. In connection with transactions that generate less than $1,000,000 in proceeds, the Company has agreed to not issue any debt instrument or incurrence of any debt other than trade payables in the ordinary course of business, any securities or agreements to sell common stock with anti-dilution or price reset/reduction features or any securities that are or may be become convertible or exercisable into common stock with a price that varies with the market price of the common stock (collectively, “Restricted Issuance Transaction”). The outstanding balance of the Note will be increased by 5% in the event the Company enters into a Restricted Issuance Transaction that is approved by Iliad. The original issue discount is being amortized to interest expense over the term of the promissory note.

On February 27, 2020, the Company and Iliad entered into an Amendment to the Iliad Note (See Note 8) pursuant to which the maturity date of the Iliad Note was extended to August 27, 2020, provided that the Debt may be converted into shares of common stock of the Company at a conversion price equal to 80% multiplied by the lowest trading daily VWAP for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date, provided for the payment by the Company to Iliad of an extension fee equal to 7.5% of the outstanding balance of the Iliad Note resulting in a new balance of the Iliad Note of $2,765,983 and provided that the Company’s failure to deliver shares of common stock within three trading days of a conversion would result in an event of default. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Iliad has agreed to restrict its ability to convert the Iliad Note and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. On July 20, 2020 the Company and Iliad entered into agreement to extend the maturity of the Iliad Note until February 27, 2021 in consideration of an extension fee of $1,000. On February 28, 2021 the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until May 31, 2021 in consideration of an extension fee of $1,000 representing the third extension of the original note. On May 19, 2021, the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until August 31, 2021 in consideration of an extension fee of $1,000 representing the fourth extension of the original note. On August 20, 2021, the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until December 31, 2021 in consideration of an extension fee of $1,000. During the nine months ended September 30, 2021, Iliad converted $2,508,737 of its convertible note into 4,053,069 shares of the Company’s common stock. The balance of the Iliad debt at September 30, 2021 and December 31, 2020 was $0 and $2,431,841, respectively.

Discounts on convertible notes

The Company recognized interest expense of $686,732 and $3,833,752 during the nine months ended September 30, 2021 and 2020, respectively, related to the amortization of the debt discount on convertible notes. The unamortized debt discount at September 30, 2021 and December 31, 2020 was $316,372 and $362,004, respectively.

A roll-forward of the convertible notes payable from December 31, 2020 to September 30, 2021 is below:

Debt discount related to new convertible notes	Principal	Debt
Amortization of debt discounts	Balance	Discount	Net
Convertible notes payable, December 31, 2020	$13,788,710	$(362,004)	$13,426,706
Issued for cash	1,231,636	—	1,231,636
Convertible note issued for accounts payable	424,731	—	424,731
Accrued interest added to convertible note	202,899	—	202,899
Payment with marketable securities	(1,460,000)	—	(1,460,000)
Original issue discount	106,850	—	106,850
Conversion to common stock	(5,240,605)	—	(5,240,605)
Debt discount related to new convertible notes	—	(641,100)	(641,100)
Amortization of debt discounts	—	686,732	686,732
Convertible notes payable, September 30, 2021	$9,054,221	$(316,372)	$8,737,849

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Note 8 - Notes Payable

Notes payable at September 30, 2021 and December 31, 2020 consist of the following:

	September 30,	December 31,
	2021	2020
RWJ acquisition note	$2,600,000	$2,600,000
SBA loan	150,000	150,000
Promissory note to Alpha Eda	140,000	140,000
Total notes payable	2,890,000	2,890,000
Unamortized debt discount	—	—
Notes payable	2,890,000	2,890,000
Less current portion	(2,740,000)	(2,741,737)
Notes payable, long-term portion	$150,000	$148,263

RWJ Acquisition Note

In connection with the acquisition of RWJ in September 2017, the Company issued a note payable. The note accrues interest at 3.5% per annum, was due on December 31, 2019 and is secured by the assets purchased in the acquisition. The Company contests the validity of the note, as such the note has not been repaid as of September 30, 2021. (See Note 13). The balance of the note at September 30, 2021 was $2,600,000 plus accrued interest of $385,631. The balance of the note at December 31, 2020 was $2,600,000 plus accrued interest of $307,631.

SBA Loan

On June 22, 2020, the Company received a loan from the Small Business Administration under the Economic Injury Disaster Loan (“EIDL”) program related to the COVID-19 relief efforts. The loan bears interest at 3.75% per annum, requires monthly principal and interest payments of $731 after 12 months from funding and is due 30 years from the date of issuance. The monthly payments have been extended by the SBA to all EIDL borrower with additional 12 months. Monthly payments will commence on or around June 2022. The balance of the note at September 30, 2021 was $150,000 plus accrued interest of $7,286. The balance of the note at December 31, 2020 was $150,000 plus accrued interest of $3,067.

Alpha Eda

On November 15, 2020, the Company issued a promissory note to Alpha Eda, LLC (“Alpha”) for $140,000. The note accrues interest at 10% per annum, is unsecured and is due on September 30, 2021. On June 20, 2021 Alpha and the Company extended the note maturity to December 31, 2021. The balance of the note at September 30, 2021 was $140,000 plus accrued interest of $12,302. The balance of the note at December 31, 2020 was $140,000 plus accrued interest of $1,803.

Discounts on Promissory Note

The Company recognized interest expense of $0 and $47,671 during the nine months ended September 30, 2021 and 2020, respectively related to the amortization of the debt discount on notes payable.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Note 9 – Accrued Settlement

In connection with a legal matter filed by the Investor of the $8,340,000 Senior Secured Redeemable Convertible Debenture, on December 23, 2019, in the pending arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Senior Secured Redeemable Convertible Debenture (the “Debenture”) constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 (presented separately in accounts payable and accrued expenses) and costs in the amount of $55,613. (See Note 13). In connection with this settlement, the Company recognized a gain on the settlement of debt of $1,375,556 in 2019 as the difference between the carrying amount of the debt and the amount awarded by the arbitrator (See Note 13).

Note 10 - Derivative Liability

Certain of the convertible notes payable discussed in Note 7 have a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes option pricing model with the following assumptions to measure the fair value of derivative liability at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020

Stock price	$0.008	$0.017
Risk free rate	0.09%	0.10%
Volatility	210%	275%
Conversion/ Exercise price	$.006	$.008-.0085
Dividend rate	0%	0%

The following table represents the Company’s derivative liability activity for the nine months ended September 30, 2021:

Schedule of Derivative Liabilities at Fair Value
Derivative liability balance, December 31, 2020	$5,262,448
Debt modification	13,777,480
Issuance of derivative liability during the period	1,143,515
Fair value of beneficial conversion feature of debt converted	(10,864,918)
Change in derivative liability during the period	165,402
Derivative liability balance, September 30, 2021	$9,483,927

Note 11- Stockholders’ Equity

Common Stock

The Board of Directors of the Company approved, on April 13, 2020, a reverse stock split of all of the Company’s Common Stock, pursuant to which every 50 shares of Common Stock of the Company shall be reverse split, reconstituted and converted into one (1) share of Common Stock of the Company (the “Reverse Stock Split”). The Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split to FINRA on April 14, 2020. To effectuate the Reverse Stock Split, the Company filed on April 21, 2020 a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada subject to FINRA approval. Since this reverse stock split has not yet been approved by the State of Nevada, the financial statements have not been retroactively restated to reflect this reverse stock split. On June 8, 2020 FINRA advised the Company that such request is deficient due to the fact that a holder of an outstanding convertible note of the Company had entered into two settlements with the Securities and Exchange Commission that related to securities laws violations but were in no way related to the Company. As a result, FINRA advised that it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the Reverse Stock Split not be processed. The Company appealed the decision made by FINRA on June 15, 2020. On August 4, 2020, FINRA notified the Company that its appeal had been denied. On October 25, 2021 FINRA approved the Reverse Stock Split and on October 26, 2021, the Company effectuated a 1 for 50 reverse stock split.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

During the nine months ended September 30, 2021, the Company had the following transactions in its common stock:

●	issued an aggregate of 8,358,054 shares for the conversion of convertible notes of $5,240,605 and accrued interest of $15,405;

●	issued 245,000 shares to consultants for services rendered. The value of the shares of $281,750 was determined based on the closing stock price of the Company’s common stock on the grant date; and

●	issued 14,000,000 shares to GBT Tokenize for a joint venture agreement. The value of the common stock of $15,400,000 was determined based on the closing stock price of the Company’s common stock on the grant date

During the nine months ended September 30, 2020, the Company had the following transactions in its common stock:

●	issued an aggregate of 1,915,870 for the conversion of convertible notes of $958,489 and accrued interest of $4,590;

●	issued 2,000,000 shares to GBT Tokenize for a joint venture agreement. The value of the common stock of $5,500,000 was determined based on the closing stock price of the Company’s common stock on the grant date.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $30.00 per share representing 1 posts split common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

As of September 30, 2021, and December 31, 2020, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”). On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below). The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.02. The stated value is $11.00 per share (the “Stated Value”). The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 2 post-splits. During the third quarter of 2014, the Company received 1 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. At September 30, 2021 and December 31, 2020, GV owns 700 Series C Preferred Shares.

The issuance of the Series C Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. GV is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

As of September 30, 2021, and December 31, 2020, there were 700 Series C Preferred Shares outstanding.

Series D Preferred Shares

As of September 30, 2021, and December 31, 2020, there are 0 and 0 shares of Series D Preferred Shares outstanding, respectively.

Series G Preferred Shares

As of September 30, 2021, and December 31, 2020, there are 0 and 0 shares of Series G Preferred Shares outstanding, respectively.

Series H Preferred Shares

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($500.00 per share). The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT-CR. Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT-CR and the Company. (See Note 13 for further details.)

As of September 30, 2021, and December 31, 2020, there are 20,000 shares of Series H Preferred Shares outstanding.

Warrants

 The following is a summary of warrant activity.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2020	392,870	$74.97	1.76	$—
Granted	—
Forfeited	—
Exercised	—
Outstanding, September 30, 2021	392,870	$74.97	1.01	$—
Exercisable, September 30, 2021	392,870	$74.97	1.01	$—

The exercise price for warrant outstanding and exercisable at September 30, 2021:

Outstanding		Exercisable

Number of	Exercise	Number of	Exercise
Warrants	Price	Warrants	Price
317,600	$25.00	317,600	$25.00
60,000	92.50	60,000	92.50
10,000	135.00	10,000	135.00
400	1,595.00	400	1,595.00
2,000	2,500.00	2,000	2,500.00
1,500	3,750.00	1,500	3,750.00
1,000	5,000.00	1,000	5,000.00
200	11,750.00	200	11,750.00
150	12,500.00	150	12,500.00
20	14,000.00	20	14,000.00
392,870		392,870

Note 12 - Related Parties

Related parties are natural persons or other entities that have the ability, directly or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month with an additional $70,000 to be paid within 15 days of the end of the calendar year.

On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets. At closing, the Company and Mr. Greg Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company. Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. The Company is in litigations in connection with RWJ transaction – See Note 13 - Contingencies.

On January 1, 2019, the Company and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. Mr. Davis served as Interim Chief Executive Officer since July 2018 until his resignation on April 11, 2020. The term of Mr. Davis’ employment was for two years through January 1, 2021. Mr. Davis was entitled to an annual base salary of $250,000, which was to be increased to $400,000 upon the Company up-listing to a national exchange. Mr. Davis was also entitled to the issuance of Stock Options to acquire an aggregate of 50,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options were to be earned and vested (i) with respect to 20,000 shares of common stock on the date hereof, (ii) 5,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 15,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 5,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

On October 10, 2019, the Company entered into a Joint Venture Agreement (the “BitSpeed Agreement”) with BitSpeed LLC, which is owned by Douglas Davis, the Company’s former Chief Executive Officer, to form GBT BitSpeed Corp., a Nevada company (“GBT BitSpeed”). The purpose of GBT BitSpeed is to develop, maintain and support its proprietary Extreme Transfer Software Application Concurrency, a software application to transfer secure, accelerated transmission of large file data over networks, and connection to cloud storage, Network-Attached Storage (NAS) and Storage Area Networks (SANs) (“Concurrency”). BitSpeed shall contribute the services and resources for the development of Concurrency to GBT BitSpeed. The Company shall contribute 10 million shares of common stock (valued at $17,900,000) of the Company to GBT BitSpeed. BitSpeed and the Company will each own 50% of GBT BitSpeed. The Company shall appoint two directors and BitSpeed shall appoint one director of GBT BitSpeed. In addition, GBT BitSpeed and Mr. Davis entered into a Consulting Agreement in which Mr. Davis is engaged to provide services in consideration of $10,000 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 20-day VWAP. Mr. Davis will provide services in connection with the development of the business as well as GBT BitSpeed’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the BitSpeed Agreement occurred on October 14, 2019. On April 11, 2020, Douglas Davis resigned as Chief Executive Officer of the Company so that he may fully devote all of his efforts to GBT Tokenize Corp., the Company’s joint venture, which intends to develop a new product. Mr. Davis’ resignation was not the result of any disagreements with management or board of directors of the Company.

On March 6, 2020, the Company through Greenwich, entered into the Tokenize Agreement with Tokenize, which is owned by a Costa Rica Trust represented by Gonzalez. Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize. The purpose of GBT Tokenize is to develop Technology Portfolio, throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories. Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company contributed 100,000,000 GBT Shares to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize. In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333.33 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. During the six months ended June 30, 2021, Gonzalez assigned all his accrued balances of $424,731 to Stanley Hills in a private transaction that the Company is not part to. The closing of the Tokenize Agreement occurred on March 9, 2020. Through this Joint Venture the parties commenced development of an intelligent human vital signs’ device, which we currently refer to as the qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps. On June 30, 2021 Tokenize, in an agreement that the Company is not a party to, irrevocably assigned all its rights in GBT Tokenize, including all its rights per the Tokenize Agreement, The Gonzalez Consulting agreement and the pledge agreement, to the benefit of Magic International Argentina FC, S.L a third party (“Magic”).

.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Note 13 - Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

On or around January 30, 2019, RWJ Advanced Marketing, LLC, Greg Bauer, and Warren Jackson sued the Company and multiple third and related parties in Superior Court of the State of California - County of Los Angeles, General District in connection with the acquisition of UGO in September 2017. The case number is 19STCV03320 (the “Original Lawsuit”). The complaint in the Original Lawsuit alleges breach of contract, among other causes of action. The Company answered the complaint and filed a cross-complaint against the plaintiffs in the case and third parties on or around February 15, 2019. On or about September 10, 2020, the Company through its agent of service was “served” with a complaint (the Company contested service) that was recently filed against the Company and third parties by Robert Warren Jackson and Gregory Bauer in Los Angeles Superior Court Case No.: 20STCV32709 (“Second Lawsuit”). In the Original Lawsuit filed, the court rejected the plaintiff’s claims that they were filing a purported quasi-derivative lawsuit. As such, in this current litigation, the plaintiff is now again claiming the action is a derivative lawsuit. On October 13, 2020, the Second Lawsuit was removed by other defendants into Central District of California (CASE NO. 2:20−cv−09399−RGK−AGR). On February 2, 2021 The Central District of California dismissed the entire Second Lawsuit based on “demand futility”. In the Original lawsuit, the Company filed a cross complaint against the plaintiff and other third parties. Recently, the court has scheduled various hearings and a trial date set for December 27, 2021 which was later continued by the Court to September 28, 2022. It was the Company’s intention to dividend its holdings of its wholly owned subsidiary Ugopherservices Corp. (“UGO”). As UGO is the main dispute in the litigations described above, the Company has elected to sell UGO to a third-party effective July 1, 2020 (See Note 3). On September 17, 2020, the Company terminated Greg Bauer as consultant (resulting from the sale of UGO), which he confirmed in writing. On or about June 14, 2021 the Company stipulated with plaintiff that all third parties will be released and plaintiff may file a new first amendment complaint that will name only the Company. As such, all third parties other than prior transfer agent of the Company have been dismissed from this litigation.

Following the sale of UGO (See Note 3), the Company noticed third parties (including SURG, via its asset manager) to wire the UGO funds to its new bank account. SURG never answered the notice. The Company noticed certain third parties that it intends to take legal actions to resolve this issue. On November 12, 2020 the Company filed a complaint in the United States District Court – District of Nevada - Case 2:20-cv-02078 against RWJ, Mr. Bauer, Mr. Jackson and against W.L. Petrey Wholesale Company Inc for fraud, breach of contract, Unjust Enrichment and other claims.

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC (the “Investor”) pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (the conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). On December 23, 2019, in arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Debenture constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613. On February 18, 2020, the Company filed a motion with the United States District Court District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Investor’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award, address the outstanding issues regarding whether Investor’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Investor relative to those of other creditors must be determined before any foreclosure sale can proceed. It is further the position of the Company that the previously disclosed foreclosure sale scheduled by Investor is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Investor advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale. On July 28, 2020, Investor filed in the State of Nevada a motion for attorneys $48,844 and costs $716. The Company filed an answer on August 11, 2020. On October 16, 2020, Investor motion for attorneys $48,844 and costs $716 was denied.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

GBT Technologies, S.A.

On September 14, 2018, the Company entered into an Exclusive Intellectual Property License and Royalty Agreement (the “GBT License Agreement”) with GBT-CR, a fully compliant and regulated crypto currency exchange platform that currently operates in Costa Rica as a decentralized crypto currency platform, pursuant to which, among other things, the Company granted to GBT-CR an exclusive, royalty-bearing right and license relating intellectual property relating to systems and methods of converting electronic transmissions into digital currency as reflected in that certain patent filed with the United Stated Patent and Trademark Office on or about June 14, 2018 (EFS ID: 32893586; Application Number: 16008069; Type: Utility under 35 USC 111(a); Confirmation Number: 6787)(collectively, the “Digital Currently Technology”). Pursuant to the GBT License Agreement, the Company granted GBT-CR an exclusive worldwide license to use the Digital Currency Technology to make, use, sell, lease or otherwise commercialize and dispose of products and devices utilizing the Digital Currently Technology. Under the terms of the GBT License Agreement, the Company is entitled to receive a royalty payment of 2% of gross revenue of each licensed product sold by GBT-CR during the period starting in which revenue is first generated using the licensed products and continuing for five years thereafter. Upon signing the GBT-CR License Agreement, GBT-CR paid the Company $300,000 which is nonrefundable. The Company has recognized the $300,000 as revenue during the years ended December 31, 2018. Upon GBT-CR making available for sale (the “Commercial Event”) an ICO (Initial Coin Offering) (the “Coin”), GBT-CR will make a payment to the Company in the amount of $5,000,000. Further, upon the Commercial Event, GBT-CR will grant the Company the ability to acquire 30% of the Coin at a 30% discount of such offering price of the Coin. The GBT License Agreement commenced as of the signing date and, unless terminated in accordance with the termination provisions of the GBT License Agreement, shall remain in force until the expiration of the patent pertaining to the Digital Currency Technology; provided that the right to use trade secrets shall survive the expiration of the GBT License Agreement provided the Company has not terminated. Prior to the signing of the GBT License Agreement, GBT-CR advanced $200,000 to the Company, which the parties have agreed will be applied toward the $5,000,000 fee when it becomes due. The $200,000 is recorded as unearned revenue at December 31, 2018 and reclassified to accrued expense at December 31, 2019. On February 27, 2020 GBT Technologies, S.A., as successor in interest to Hermes Roll, LLC had notified the Company that it was in default on its Amended and Restated Territorial License Agreement (“ARTLA”) dated June 15, 2015 and that the ARTLA had been cancelled and rescinded.

In connection with SURG Exchange Agreement (see Note 4) - On November 4, 2020, Altcorp and Stanley filed an Ex Parte Motion in the District Court, Clark County, Nevada (Case No: A-20-823039-B, in Dep No: 43) to appoint receiver and issue a temporary restraining Order against SURG and its transfer agent for alleged defaults on prior exchange agreement. On December 4, 2020, the parties entered an interim agreement which set the material terms of the settlement. A final settlement was achieved per the interim agreement terms on January 1, 2021. On March 4, 2021 the Company filed a motion to enforce settlement agreements, as the Company alleged that SURG owes an additional $240,000 which is due and owing under the settlement agreements.

On June 24, 2021 per the June 23, 2020 Agreement, the Company together with AltCorp issued sent SURG and its transfer agent via registered mail, a true-up shares demand for an additional 14,870,370 SURG shares as calculated per the Agreement. As of the filing date of this report, SURG’s transfer agent did not answer the Company’s request.

GBT Technologies, Inc.

Notes to Condensed Consolidated Financial Statements

For the Nine Months Ended September 30, 2021 and 2020 (unaudited)

Note 14 – Concentrations

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments. There have been no losses in these accounts through September 30, 2021.

Note 15 – Loss on Debt Modification

On May 19, 2021, the Company, Gonzalez, GBT-CR and IGOR 1 Corp entered into a Mutual Release and Settlement Agreement and Irrevocable Assignment of outstanding balance plus accrued interest (the “Gonzalez Agreement”). Pursuant to the Gonzalez Agreement, without any party admission of liability and to avoid litigation, the parties has agreed to (i) extend the GBT convertible note maturity date to December 31, 2022, (ii) amend the GBT convertible note terms to include a beneficial ownership blocker of 4.99% and a modified conversion feature to the GBT convertible note with 15% discount to the market price during the 20 trading day period ending on the latest complete trading day prior to the conversion date and (iii) provided for an assignment of the GBT convertible note by Gonzalez to a third party. As a result of the change in terms of this convertible note, the Company took a charge related to the modification of debt of $13,777,480 during the nine months ended September 30, 2021.

Note 16 - Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

On June 22, 2020, the Company received a $150,000 loan from the Small Business Administration (“SBA”) under the Economic Injury Disaster Loan (“EIDL”) program related to the COVID-19 relief efforts in consideration of a note dated June 16, 2020 (the “Original Note”). The Original Note bears interest at 3.75% per annum, requires monthly principal and interest payments of $731 after 12 months from funding and is due 30 years from the date of issuance of the Original Note. The monthly payments have been extended by the SBA to all EIDL borrowers with additional 12 months. Monthly payments will be commenced on or around June 16, 2022. On October 1, 2021, the Company entered an Amended Loan Authorization and Agreement with the SBA providing for the modification of the Original Note providing for monthly principal and interest payments of $1,771 after 24 months from the Original Note commencing on or around June 22, 2022. The Modified Note will continue to bear interest at 3.75% per annum and is due 30 years from the date of issuance of the Original Note. The Modified Note is guaranteed by Douglas Davis, the former CEO of the Company and current consultant, as well as by GBT Tokenize Corp. The additional funding of $200,000 was received by the Company on October 5, 2021.

On September 14, 2021, the Company reported in its Form 8-K that it had filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) for processing a 1-for-50 reverse stock split of its authorized and issued and outstanding common stock. On October 25, 2021, the Company received notice from FINRA that the reverse stock split described above will take effect at the open of business on Tuesday, October 26, 2021. The Company’s symbol on the OTC Pink will be GTCHD for 20 business days from October 26, 2021 and the CUSIP will be changed to 361548308.

GBT TECHNOLOGIES INC.
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of GBT Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GBT Technologies, Inc. the “Company”) as of December 31, 2020 and 2019, the related statement of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Served as Auditor since 2017

Lakewood, CO

March 31, 2021

GBT TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$113,034	$59,634
Cash held in trust	402,532	-
Marketable equity security	649,000	1,000,000
Assets of discontinued operations	-	206,809
Total current assets	1,164,566	1,266,443

Convertible note receivable	-	4,000,000

Total assets	$1,164,566	$5,266,443

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable and accrued expenses (including related parties of $410,833 and $334,000)	$3,353,658	$1,814,609
Accrued settlement	4,090,057	4,090,057
Convertible notes payable, net of discount of $362,004 and $0	13,426,706	-
Note payable, net of discount of $0 and $47,671	2,741,737	5,923,590
Derivative liability	5,262,448	-
Liabilities of discontinued operations	-	1,151,073
Total current liabilities	28,874,606	12,979,329

Convertible notes payable	-	11,000,000
Note payable	148,263	-

Total liabilities	29,022,869	23,979,329

Contingencies	-	-

Stockholders’ Deficit:
Series B Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 45,000 and 45,000 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series C Preferred stock, $0.00001 par value; 10,000 shares authorized; 700 and 700 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series D Preferred stock, $0.00001 par value; 100,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series G Preferred stock, $0.00001 par value; 2,000,000 shares authorized; 0 and 0 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series H Preferred stock, $0.00001 par value ($500.00 stated value); 40,000 shares authorized; 20,000 and 20,000 shares issued and outstanding at December 31, 2020 and 2019	-	-
Common stock, $0.00001 par value; 100,000,000,000 shares authorized; 256,674,458 and 16,536,351 shares issued and outstanding at December 31, 2020 and 2019	6,711	4,310
Treasury stock, at cost; 1,040 shares at December 31, 2020 and 2019	(643,059)	(643,059)
Stock loan receivable	(7,610,147)	(7,610,147)
Additional paid in capital	251,039,531	242,192,461
Accumulated deficit	(270,651,339)	(252,656,451)
Total stockholders’ deficit	(27,858,303)	(18,712,886)
Total liabilities and stockholders’ deficit	$1,164,566	$5,266,443

The accompanying footnotes are an integral part of these consolidated financial statements.

GBT TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019
Sales - related party	$180,000	$180,000

Operating expenses:
General and administrative expenses	2,041,996	126,986,423
Marketing expenses	310,840	869,143
Acquisition costs	-	150,000
Impairment of assets	5,600,000	48,631,534
Total operating expenses	7,952,836	176,637,100

Loss from operations	(7,772,836)	(176,457,100)

Other income (expense):
Amortization of debt discount	(4,197,550)	(6,821,453)
Change in fair value of derivative liability	(1,533,610)	7,290,867
Interest expense and financing costs	(2,949,849)	(6,215,457)
Unrealized loss on marketable equity security	(671,000)	(6,525,317)
Realized loss on disposal of marketable equity security	(424,830)	(90,683)
Loss on exchange of assets	(1,430,000)	-
Equity income in investment	-	631,534
Gain on settlement of debt	-	1,375,556
Total other income (expense)	(11,206,839)	(10,354,953)

Loss before income taxes	(18,979,675)	(186,812,053)

Income tax expense	-	-

Loss from continuing operations	(18,979,675)	(186,812,053)

Discontinued operations:
Loss from operations of discontinued operations	(16,924)	(1,074,869)
Gain on disposition of discontinued operations	1,001,711	1,381,803
	984,787	306,934

Net loss	$(17,994,888)	$(186,505,119)

Weighted average common shares outstanding:
Basic and diluted	159,992,976	4,786,694

Net loss per share (basic and diluted):
Continuing operations	$(0.12)	$(39.03)
Discontinued operations	0.01	0.06
	$(0.11)	$(38.96)

The accompanying footnotes are an integral part of these consolidated financial statements.

GBT TECHNOLOGIES INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

																		Total
	Series B Convertible		Series C Convertible		Series D Convertible		Series G Convertible		Series H Convertible						Stock	Additional		Stockholders’
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Treasury Stock		Loan	Paid-in	Accumulated	Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	(Deficit)
Balance, December 31, 2018	45,000	$-	700	$-	-	-	-	$-	-	$-	1,822,243	$3,822	$1,040	$(643,059)	$-	$81,306,958	$(66,151,332)	$14,516,389

Common stock issued for services	-	-	-	-	-	-	-	-	-	-	9,500	10	-	-	-	235,890		235,900
Common stock issued for conversion of convertible debt and accrued interest	-	-	-	-	-	-	-	-	-	-	74,762	75	-	-	-	1,420,059	-	1,420,134
Common stock issued for stock loan	-	-	-	-	-	-	-	-	-	-	200,267	200	-	-	(7,610,147)	7,609,947	-	-
Common stock issued for penalty	-	-	-	-	-	-	-	-	-	-	59,820	59	-	-	-	975,006		975,065
Common stock issued for joint venture	-	-	-	-	-	-	-	-	-	-	10,000,000	100	-	-	-	17,899,900		17,900,000
Common stock issued for cashless exercise of warrants	-	-	-	-	-	-	-	-	-	-	4,566,214	46	-	-	-	(46)		-
Cancellation of shares for exchange of Mobiquity shares	-	-	-	-	-	-	-	-	-	-	(200,000)	(2)	-	-	-	(797,998)		(798,000)
Series H preferred stock issued for acquisition	-	-	-	-	-	-	-	-	20,000	-	-	-	-	-	-	8,400,000	-	8,400,000
Stock options issued for services	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	766,804	-	766,804
Fair value of beneficial conversion feature of converted/debt repaid	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,264,578	-	2,264,578
Relative fair value of warrants issued with convertible debt	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,634,760	-	1,634,760
Fair value of warrants issued	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	120,476,603	-	120,476,603
Rounding of shares due to stock split	-	-	-	-	-	-	-	-	-	-	3,545	-	-	-	-	-		-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(186,505,119)	(186,505,119)

Balance, December 31, 2019	45,000	-	700	-	-	-	-	-	20,000	-	16,536,351	4,310	1,040	(643,059)	(7,610,147)	242,192,461	(252,656,451)	(18,712,886)

Common stock issued for conversion of convertible debt	-	-	-	-	-	-	-	-	-	-	140,138,107	1,401	-	-	-	1,309,678	-	1,311,079
Common stock issued for joint venture	-	-	-	-	-	-	-	-	-	-	100,000,000	1,000	-	-	-	5,499,000		5,500,000
Fair value of beneficial conversion feature of converted	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,038,392	-	2,038,392
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(17,994,888)	(17,994,888)

Balance, December 31, 2020	45,000	$-	700	$-	-	$-	-	$-	20,000	$-	256,674,458	$6,711	$1,040	$(643,059)	$(7,610,147)	$251,039,531	$(270,651,339)	$(27,858,303)

The accompanying footnotes are an integral part of these consolidated financial statements.

GBT TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(17,994,888)	$(186,505,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	46,363	107,095
Amortization of intangible assets	-	358,266
Amortization of debt discount	4,197,550	6,821,453
Change in fair value of derivative liability	1,533,610	(7,290,867)
Financing cost	1,343,847	4,356,699
Shares issued for services	-	235,900
Shares issued for penalty	-	975,065
Convertible note issued for penalty	242,712	-
Warrants issued for services	-	766,804
Fair value of warrants issued in accordance with anti-dilution	-	120,476,603
Impairment of assets	5,600,000	48,631,534
Unrealized (gain) loss on market equity security	621,000	6,525,317
Realized gain on disposal of market equity security	474,830	90,683
Loss on exchange of assets	1,430,000	-
Equity income in investment	-	(631,534)
Gain on disposition of discontinued operations	(1,001,711)	(1,381,803)
Convertible note receivable exchanged for services	200,000	1,000,000
Gain on settlement of debt		(1,375,556)
Changes in operating assets and liabilities:
Accounts receivable	1,674	(616,084)
Cash held in trust	172,638	-
Prepaid expenses	-	16,000
Accounts payable and accrued expenses	2,137,949	1,720,799
Unearned revenue	-	(257,848)
Accrued settlement	-	55,613
Due to Guardian, LLC	-	(702,483)
Net cash used in operating activities	(994,426)	(6,623,463)

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,200)	(17,471)
Cash paid for investment	-	(1,200,000)
Cash of discontinued operations	(227,571)	(270,947)
Cash from the sale of marketable equity security	-	336,000
Net cash used in investing activities	(231,771)	(1,152,418)

Cash Flows From Financing Activities:
Issuance of convertible notes	820,958	3,000,000
Issuance of notes payable	458,639	3,071,261
Payments on notes payable	-	(99,256)
Net cash provided by financing activities	1,279,597	5,972,005

Net increase (decrease) in cash	53,400	(1,803,876)

Cash, beginning of period	59,634	1,863,510

Cash, end of period	$113,034	$59,634

Cash paid for:
Interest	$-	$744
Income taxes	$-	$-

Supplemental non-cash investing and financing activities
Debt discount	$4,511,883	$3,636,000
Transfer of derivative liability to equity	$1,899,557	$2,264,578
Convertible notes issued for notes payable and accrued interest	$3,738,171	$-
Common stock issued for convertible notes and accrued interest	$1,311,079	$-

The accompanying footnotes are an integral part of these consolidated financial statements.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Note 1 – Organization and Basis of Presentation

Organization and Line of Business

GBT Technologies Inc. (formerly Gopher Protocol Inc.) (the “Company”, “GBT”, or “GTCH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. The Company is targeting growing markets such as development of Internet of Things (IoT) and Artificial Intelligence (AI) enabled networking and tracking technologies, including wireless mesh network technology platform and fixed solutions, development of an intelligent human body vitals device, asset-tracking IoT, and wireless mesh networks. Effective August 5, 2019, the Company changed its name from Gopher Protocol Inc. to GBT Technologies Inc. The Company derived revenues from (i) the provision of IT services; and (ii) from the licensing of its technology.

Basis of Presentation

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Stock Split

On August 5, 2019, the Company effectuated a 1 for 100 reverse stock split. The share and per share information has been retroactively restated to reflect this reverse stock split.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $270,651,339 and has a working capital deficit of $27,710,040 as of December 31, 2020, which raises substantial doubt about its ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through some private placement offerings of debt and equity securities. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include valuation of derivatives and valuation allowance on deferred tax assets.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries; the Company’s 50% owned subsidiaries GBT BitSpeed Corp. and GBT Tokenize Corp; the Company’s 50% owned subsidiary, Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada (currently inactive), a wholly owned AltCorp Trading LLC, a Costa Rica company (“AltCorp”) and Greenwich International Holdings, a Costa Rica corporation (“Greenwich”). All significant intercompany transactions and balances have been eliminated.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly-liquid debt instruments with original maturities of three months or less. As of December 31, 2020, and 2019, the Company did not have any cash equivalents.

Cash Held in Trust

Cash held in trust consists of proceeds from the sale of investments. The proceeds less the payment of certain expenses are being held in AltCorp’s (the Company’s wholly owned subsidiary) attorney trust account. (See Note 4)

Long-Lived Assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and 2019, the Company believes there was no impairment of its long-lived assets.

Marketable Equity Securities

The Company accounts for marketable equity securities in accordance with ASC Topic 321, Investments – equity securities. Marketable equity securities are reported at fair value based on quotations available on securities exchanges with any unrealized gain or loss being reported as a component of other income (expense) on the statement of operations. The portion of marketable equity security expected to be sold within twelve months of the balance sheet date is reported as a current asset.

Note Receivable

Note receivable consists of a promissory note received in connection with the sale of Ugopherservices (see Notes 3, 4 and 17). The note is due on December 31, 2021 and accrues interest at 6% per annum. At December 31, 2020, the Company determined that this note receivable was not collectible and took an impairment charge of $100,000.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2020, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion. During the year ended December 31, 2019, the convertible notes with embedded conversion features were settled; therefore, there was no derivative liability at December 31, 2019.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At December 31, 2020 and 2019, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

	Fair Value	Fair Value Measurements at
	As of	December 31, 2020
Description	December 31, 2020	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Marketable equity security - Surge Holdings, Inc.	$649,000	$-	$649,000	$-

Conversion feature on convertible notes	$5,262,448	$-	$5,262,448	$-

	Fair Value	Fair Value Measurements at
	As of	December 31, 2019
Description	December 31, 2019	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Marketable equity security - Surge Holdings, Inc.	$1,000,000	$-	$1,000,000	$-

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Treasury Stock

Treasury stock is recorded at cost. The re-issuance of treasury shares is accounted for on a first in, first-out basis and any difference between the cost of treasury shares and the re-issuance proceeds are charged or credited to additional paid-in capital.

Stock Loan Receivable

On January 8, 2019, the Company entered into a Stock Pledge Agreement with Latin American Exchange Latinex Casa de Cambio, S.A., a Costa Rica corporation (“Latinex”), to provide that Latinex may maintain its required regulatory capital as required by various regulators. The Company has pledged 200,267 restricted shares of its common stock valued at $7,610,147 (based on the closing price on the grant date) for a term of three years in consideration of an annual payment of $375,000 paid in quarterly installments of $93,750. In lieu of cash payment, Latinex may pay the Company in virtual currency of WISE Network S.A. valued at a 50% discount of its offering price of $10 per token. In the event that Latinex’s required capital has decreased below $5,000,000, Latinex is permitted to sell the pledged shares of common stock only in an amount to ensure that Latinex can satisfy the required capital levels. The Company must consent to such sale of the shares of common stock, which may not be unreasonably withheld. Upon expiration of the agreement, the remaining shares of common stock shall be returned to the Company free and clear of all liens. The Company has recorded the value of these shares of common stock as a stock loan receivable which is presented as a contra-equity account in the accompanying consolidated balance sheets. At December 31, 2019, the Company wrote off the accrued interest income as Latinex did not perform any payment and the Company has no mean to enforce this payment. Latinex agreed in principal to return the pledged 200,267 restricted shares to the Company for cancellation. The 200,267 restricted shares have not yet been returned to the Company as of December 31, 2020.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. The Company had no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue is recognized under Topic 606 as follows:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	IT services - revenue is recorded on a monthly basis as services are provided; and
●	License fees and Royalties – revenue is recognized based on the terms of the agreement with its customer.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Unearned revenue

Unearned revenue represents the net amount received for the purchase of products that have not seen shipped to the Company’s customers. In 2018, the Company ran pre-sales efforts for its pet tracker product and received prepayments for its product. In addition, during 2018, the Company received $200,000 in connection with an intellectual property license and royalty agreement. At December 31, 2019, the Company determined that the unearned revenue would not likely result in the recognition of revenue; therefore, $249,094 of unearned revenue was reclassified to accrued expenses at December 31, 2020 and 2019.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS assumes that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	December 31,	December 31,
	2020	2019
Series B preferred stock	30	30
Series C preferred stock	8	8
Series H preferred stock	1,000,000	1,000,000
Warrants	19,643,500	19,654,167
Convertible notes	481,351,062	1,100,000
Total	501,994,600	21,754,205

Management’s Evaluation of Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2020, through the date which the consolidated financial statements are issued. Based upon the review, other than described in Note 17 – Subsequent Events, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021.  The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted.  The Company is currently evaluating the effect of this ASU on the Company’s consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Discontinued Operations; Note Receivable

On September 18, 2020, the Company entered into a Purchase and Sale Agreement with Mr. LightHouse LTD., an Israeli corporation (“MLH”) pursuant to which the Company agreed to sell and assign to MLH, effective July 1, 2020 all the shares, and certain specified liabilities, of Ugopherservices Corp. (“UGO”), a wholly owned subsidiary of the Company, in consideration of $100,000 to be paid through the delivery of a promissory note payable to the Company (the “Note”), upon the terms and subject to the limitations and conditions set forth in the Note. There is no material relationship between the Company, on one hand, and MLH, on the other hand. At December 31, 2020, the Company determined that this note receivable was not collectible and took an impairment charge of $100,000.

On September 30, 2019, the Company entered into an Asset Purchase Agreement with Surge Holdings, Inc., a Nevada corporation (“SURG”) pursuant to which the Company agreed to sell and assign to SURG all the assets and certain specified liabilities of its ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses in consideration of $5,000,000 to be paid through the issuance of 3,333,333 shares of SURG’s common stock and a convertible promissory note in favor of the Company in the principal amount of $4,000,000. The 3,333,333 shares of SURG’s common stock have been pledged to a third party for providing working capital needs of the Company (See Note 8).

UGO, ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses have been presented as discontinued operations on the accompanying financial statements.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

The operating results for UGO, ECS Prepaid, Electronic Check Services and the Central State Legal Services have been presented in the accompanying consolidated statements of operations for the years ended December 31, 2020 and 2019 as discontinued operations and are summarized below:

	Years Ended December 31,
	2020	2019
Revenue	$8,291,842	$42,998,336
Cost of revenue	7,900,122	41,596,118
Gross Profit	391,720	1,402,218
Operating expenses	408,644	2,477,084
Loss from operations	(16,924)	(1,074,866)
Other income (expenses)	-	(3)
Net loss	$(16,924)	$(1,074,869)

The assets and liabilities of the discontinued operations at December 31, 2020 and 2019 are summarized below:

	December 31,	December 31,
	2020	2019

Current assets	$-	$89,123
Property and equipment	-	117,686
Total assets	$-	$206,809

Current liabilities	$-	$1,151,073
Total liabilities	$-	$1,151,073

Note 4 – Investment in Surge Holdings, Inc. and Mobiquity Technologies, Inc.; Convertible Note Receivable

Surge Holdings, Inc.

On September 30, 2019, the Company entered into an Asset Purchase Agreement with Surge Holdings, Inc., a Nevada corporation (“SURG”) pursuant to which the Company agreed to sell and assign to SURG, all the assets and certain specified liabilities, of its ECS Prepaid, Electronic Check Services and the Central State Legal Services businesses in consideration of $5,000,000 to be paid through the issuance of 3,333,333 shares of SURG’s common stock (See Note 8 for pledge to third party) and a convertible promissory note in favor of the Company in the principal amount of $4,000,000 (the “SURG Note”), convertible into SURG’s shares of common stock following the six-month anniversary of the issuance date. The conversion price of the SURG Note is the volume weighted-average price of SURG’s common stock over the 20 trading days prior to the conversion; provided, however, the conversion price shall never be lower than $0.10 or higher than $0.70. The Company has agreed to restrict its ability to convert the SURG Note and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock. The SURG Note is payable by SURG to the Company on the 18-month anniversary of the issuance date and does not bear interest.

On or about June 23, 2020, the Company and AltCorp entered into agreements with SURG and Glen Eagles Acquisition LP (“Glen”) regarding the $4,000,000 SURG Note for which the SURG Note has been converted in full into 5,500,000 restricted stock of SURG (“Issued Shares”) along with an additional 22,000,000 SURG shares reserved for the benefit of the Company’s subsidiary as a true up of shares to secure the value of the Issued Shares as $2,750,000. Additional shares will be issued if the original 5,500,000 are worth less than $2,750,000 on June 23, 2021. The Company agreed that the Issued Shares will be restricted for a year. As a result of the exchange of $2,750,000 of the SURG Note for 5,500,000 shares of SURG common stock, the Company recognized a loss of $1,430,000. See additional settlement entered into with SURG on January 1, 2021 in Note 17.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Glen converted in full its $1,000,000 convertible note that was issued by the Company on July 8, 2019, plus $50,000 of accrued interest into $1,050,000 of a SURG Note via an assignment of a portion ($1,050,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. In addition, the Company entered into a consulting agreement with Glen for which the Company shall pay to Glen $200,000 via an assignment of a portion ($200,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. (See Note 8).

On or about June 23, 2020, Stanley Hills LLC (“Stanley”) which holds a pledge of 3,333,333 shares of SURG common stock (See Note 8) via its manager/member (“Stanley’s Member”), acting as an agent for the Company, entered into an agreement with SURG, its transfer agent and an escrow officer for which it was agreed that 3,333,333 SURG shares will be cancelled for consideration of up to $700,000. Between sales to SURG and to a third party, the amount of $575,170 was received into a lawyer’s trust account for the benefit of AltCorp, and 3,333,333 of SURG shares have been sent for cancelation. The lawyer’s trust account balance is $402,532 as of December 31, 2020.

On August 12, 2020, the Company and its subsidiary, AltCorp, entered into a new pledge agreement with Stanley, where 5,500,000 SURG shares been pledged to Stanley to secure the debt payable by the Company to Stanley as well as mitigate the damages allegedly created by SURG.

On November 4, 2020, Altcorp and Stanley filed an Ex Parte Motion In the District Court, Clark County, Nevada (Case No: A-20-823039-B, in Dep No: 43) to appoint receiver and issue a temporary restraining Order against Surge and its transfer agent for alleged defaults on prior exchange agreement. As court entered an order minute granting in part AltCorp motion, the parties entered on December 4, 2020 an interim agreement which set the material terms of the settlement. A final settlement was achieved per the interim agreement terms on January 1, 2021.

As of December 31, 2020, the Company’s investment in SURG consisted of 5,500,000 shares of SURG common stock which was valued at $649,000. (See Note 17 for Subsequent Events)

Mobiquity Technologies, Inc (Divested in 2019).

On September 4, 2018, the Company and Mobiquity Technologies, Inc., a New York corporation (“Mobiquity”) entered an agreement pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the agreement, the Company received 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10,000,000 shares of Company’s common stock. The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100,000,000 shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150,000,000 common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants shall have a term of 5 years from the date of grant and shall be exercisable at a price of $0.12 per share and the shares of Mobiquity Preferred Stock shall not be convertible into shares of Mobiquity Common Stock and the Mobiquity Warrants shall not be contemporaneously granted until after Mobiquity’s Board of Directors and stockholders shall have increased the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock. The Mobiquity Preferred Stock shall have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants.

On November 19, 2018, the Company and Mobiquity entered into an Amendment and Exercise Letter waiving the requirement that Mobiquity’s Board of Directors and stockholders increase the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock prior to the conversion of the Mobiquity Preferred Stock or exercise of the Mobiquity Warrants. In addition, the Company converted 200 shares of Mobiquity Preferred Stock resulting in the issuance to the Company by Mobiquity of 20,000,000 shares of Mobiquity Common Stock and 30,000,000 Mobiquity Warrants. The Company exercised the 30,000,000 Mobiquity Warrants at an exercise price of $0.12 per share of common stock, payable through of the issuance to Mobiquity of 10,000,000 shares of common stock of the Company.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

In addition, the Company issued 20,000 shares of common stock to Glen Eagles Acquisition LP (“Glen”) in consideration of its consulting services associated with the negotiation of the number of shares of common stock to be delivered to Mobiquity upon exercise of the Mobiquity Warrants.

As a result of the transaction on September 4, 2018, the Company had an approximate 21% interest in Mobiquity and began to account for its investment in Mobiquity using the equity method of accounting. During the fourth quarter of 2018, Mobiquity issued additional shares of common stock resulting in the Company’s ownership in Mobiquity dropping to approximately 18% at December 31, 2018. The Company determined that during the fourth quarter of 2018 that it did not exercise significant influence over Mobiquity due to its decreased ownership percentage and the Company’s intent to begin selling shares of Mobiquity common stock that will further decrease its ownership percentage. As a result, during the fourth quarter of 2018 the Company began accounting for its investment in Mobiquity as a marketable equity security.

On May 10, 2019, the Company entered into a Membership Interest Purchase Agreement with Glen pursuant to which the Company acquired 49% of the membership interest in Advangelists, LLC (the “AVNG Interest”) in consideration of the assumption of a Promissory Note payable by Glen to the former owners of the AVGN Interest with an outstanding balance of $7,475,000 (the “AVNG Note”) and cancellation of an outstanding Promissory Note payable by Glen to the Company in the amount of $1,200,000 originally issued on March 1, 2019. Concurrently, the Company entered into a Membership Interest Purchase Agreement with Mobiquity pursuant to which the Company sold the AVNG Interest to Mobiquity in consideration of Mobiquity assuming the AVNG Note and Mobiquity amending the terms of the Remaining Mobiquity Warrant providing for cashless exercise.

The Company paid 60,000,000 of its Mobiquity shares as partial consideration for the purchase of GBT Technologies, S. A. (see Note 5).

On August 6, 2019, Mobiquity delivered a counter signed letter agreement dated August 2, 2019 pursuant to which the Company exchanged 120,000,000 Mobiquity Warrants into 20,000,000 shares of Mobiquity common stock, which resulted in the Company holding 60,000,000 shares of Mobiquity common stock.

On September 10, 2019, the Company entered into (i) a Stock Purchase Agreement with Mobiquity pursuant to which the Company agreed to return 15,000,000 shares of Mobiquity common stock to Mobiquity in exchange for 110,000 shares of common stock of the Company, (ii) a Stock Purchase Agreement with Marital Trust GST Subject U/W/O Leopold Salkind (“Salkind Trust”) pursuant to which the Company agreed to sell 7,000,000 shares of Mobiquity common stock to Salkind Trust in consideration of $67,200, (iii) Stock Purchase Agreement with Dr. Gene Salkind (“Salkind”) pursuant to which the Company agreed to sell 28,000,000 shares of Mobiquity common stock to Salkind in consideration of $268,000 and (iv) a Stock Purchase Agreement with Deepanker Katyal (“Katyal”) pursuant to which the Company agreed to sell 10,000,000 shares of Mobiquity common stock to Katyal in consideration of 90,000 shares of common stock of the Company. The closing of the agreements occurred on September 13, 2019. As a result of these transactions, the Company realized a loss on the sale of Mobiquity common stock of $3,673,595. At December 31, 2020 and December 31, 2019, the Company owned no shares of Mobiquity common stock.

Note 5 – Equity Investment in GBT Technologies, S.A.

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as the transfer and assignment of a Promissory Note payable by Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada to the Company in the principal amount of $5,000,000 dated February 6, 2019 (of which the underlying security for this Promissory Note is 30,000,000 restricted shares of common stock of Mobiquity) and 60,000,000 restricted shares of common stock of Mobiquity.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share).  The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. Upon conversion of the Gopher Convertible Note and the 20,000 shares of Series H Preferred Stock, Gonzalez would be entitled to less than 50% of the resulting outstanding shares of common stock of the Company following conversion in full and, as a result, such transaction is not considered a change of control.

GBT-CR is in the business of the strategic management of BPO (Business Process Outsourcing) digital communications processing for enterprises and startups, distributed ledger technology development, AI development and fintech software development and applications.

The Company accounted for its investment in GBT-CR using the equity method of accounting; however, in 2020, the Company owned less than 20% of and exercised no control over GBT-CR; therefore, this investment is currently accounted for under the cost method. Moreover, on March 19, 2020, California Governor Gavin Newsom issued a stay at home order to protect the health and well-being of all Californians and to establish consistency across the state in order to slow the spread of COVID-19. California was therefore under strict quarantine control and travel has been severely restricted, resulting in disruptions to work, communications, and access to files (due to limited access to facilities). The stay at home order was lifted in California only on January 25, 2021. As such, the Company was unable to access or to contact GBT-CR on an on-going basis, and cannot get information about GBT-CR.

At December 31, 2019, the Company evaluated the carrying amount of this equity investment and determined that this investment was fully impaired and as a result an impairment charge of $30,731,534 was taken.

Note 6 – Investment in Joint Venture

On March 6, 2020, the Company through Greenwich, entered into a Joint Venture and Territorial License Agreement (the “Tokenize Agreement”) with Tokenize-It, S.A. (“Tokenize”), which is owned by a Costa Rica Trust represented by Pablo Gonzalez (“Gonzalez”). Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize Corp., a Nevada corporation (“GBT Tokenize”). The purpose of GBT Tokenize is to develop, maintain and support source codes for its proprietary technologies including advanced mobile chip technologies, tracking, radio technologies, AI core engine, electronic design automation, mesh, games, data storage, networking, IT services, business process outsourcing development services, customer service, technical support and quality assurance for business, customizable and dedicated inbound and outbound calls solutions, as well as digital communications processing for enterprises and startups (“Technology Portfolio”), throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories.

Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company shall contribute 100,000,000 shares of common stock of the Company (“GBT Shares”) to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize.

In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the Tokenize Agreement occurred on March 9, 2020.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Via this Joint Venture the parties commenced development of a development of an intelligent human vital signs’ device, suggested named qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

At March 31, 2020, the Company evaluated the carrying amount of this joint venture investment and determined that this investment was fully impaired and as a result an impairment charge of $5,500,000 was taken. Although the investment was impaired, the product development is still ongoing.

Note 7 – Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at December 31, 2020 and 2019 consist of the following:

	2020	2019
Accounts payable	$1,045,778	$535,481
Accrued interest	1,876,005	980,034
Deposits	249,675	249,094
Other	182,200	50,000
	$3,353,658	$1,814,609

Note 8 – Convertible Notes Payable

Convertible notes payable at December 31, 2020 and 2019 consist of the following:

	December 31,	December 31,
	2020	2019
Convertible note payable to GBT Technologies	$10,000,000	$10,000,000
Convertible note payable to Glen Eagle	-	1,000,000
Convertible note payable to Power Up	-	-
Convertible notes payable to Redstart Holdings	347,400	-
Convertible note payable to Stanley Hills	1,009,469	-
Convertible note payable to Iliad	2,431,841	-
Total convertible notes payable	13,788,710	11,000,000
Unamortized debt discount	(362,004)	-
Convertible notes payable	13,426,706	11,000,000
Less current portion	(13,426,706)	-
Convertible notes payable, long-term portion	$-	$11,000,000

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

$10,000,000 for GBT Technologies S. A. acquisition

In accordance with the acquisition of GBT-CR the Company issued a convertible note in the principal amount of $10,000,000. The convertible note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of the holder, the convertible note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share).  The convertible note is convertible into common stock at a fixed price that was higher than the Company’s common stock on the date of grant, therefore, this convertible note does not contain a beneficial conversion feature. Due to stock split (See Note 1) the conversion feature is substantially not in the money. The parties are in negotiations to address the issue per the Note holder demands to mitigate its damages. There is no guarantee that the Company will be successful in resolving this issue.

Glen Eagles Acquisition LP

On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT Technologies, S.A., a Costa Rican corporation (“GBT-CR”). Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT-CR and the Company. The Company shall pay Glen $1,000,000 through the issuance of a 6% Convertible Note. At the election of Glen, the Convertible Note can be converted into a maximum of 2,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share).  The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. In addition, the Company entered into an Amendment of a Common Stock Purchase Warrant held by Glen to acquire nine million shares of common stock that had been assigned to Glen by Guardian Patch LLC. Pursuant to the amendment, the Company agreed to provide that the Common Stock Purchase Warrant may be exercised on a cashless basis and provided a beneficial ownership limitation of 4.99%. On or about June 23, 2020, the Company and AltCorp entered into agreements with SURG and Glen Eagles Acquisition LP (“Glen”) into series of agreements regarding the $4,000,000 SURG Note. (See Note 4) Glen converted in full its $1,000,000 convertible note that was issued by the Company on July 8, 2019 plus $50,000 of accrued interest, into $1,050,000 of a SURG Note via an assignment of a portion ($1,050,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. In addition, the Company entered into a consulting agreement with Glen for which the Company shall pay to Glen $200,000 via an assignment of a portion ($200,000 of a $4,000,000 face value) of the $4,000,000 SURG Note. Glen in turn will convert all its $1,250,000 considerations received into 2,500,000 SURG shares (See Note 17).

Power Up Lending Group Ltd.

On February 18, 2020, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd., an accredited investor (“Power Up”) pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note”) in the aggregate principal amount of $183,600 for a purchase price of $153,000. The Power Note has a maturity date of May 15, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note at the rate of six percent (6%) per annum from the date on which the Power Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note, provided it makes a payment including a prepayment to Power Up as set forth in the Power Note. The transactions described above closed on February 19, 2020. The outstanding principal amount of the Power Note may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Power Up may convert the Power Note into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 15-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note), the Power Note shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note. During 2020, the full amount of the Power Note ($183,600) plus $4,590 of accrued interest was converted into shares of the Company’s common stock.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Redstart Holdings Corp.

On August 4, 2020, the Company entered into a Securities Purchase Agreement with Redstart Holdings Corp., an accredited investor (“Redstart”) pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 1”) in the aggregate principal amount of $153,600 for a purchase price of $128,000. The Redstart Note No. 1 has a maturity date of November 3, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 1 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 1 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 1, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 1. The transactions described above closed on August 5, 2020.

The outstanding principal amount of the Redstart Note No. 1 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 1 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 1), the Redstart Note No. 1 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 1 (In February 2021 Note No. 1 was converted into shares in full – See Note 17).

On September 15, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 2”) in the aggregate principal amount of $93,600 for a purchase price of $78,000. The Redstart Note No. 2 has a maturity date of September 15, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 2 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 2 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 2, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 2. The transactions described above closed on September 16, 2020. The outstanding principal amount of the Redstart Note No. 2 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 2 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 2), the Redstart Note No. 2 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 2. (In March 2021 Note No. 2 was converted into shares in full – See Note 17).

On December 9, 2020, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 3”) in the aggregate principal amount of $100,200 for a purchase price of $83,500. The Redstart Note No. 3 has a maturity date of December 9, 2021 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 3 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 3 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 3, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 3. The transactions described above closed on December 11, 2020. The outstanding principal amount of the Redstart Note No. 3 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 3 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 3), the Redstart Note No. 3 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 3.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Stanley Hills LLC

The Company entered into a series of loan agreements with Stanley Hills LLC (“Stanley”) pursuant to which it received more than $1,000,000 in loans (the “Debt”) since May 2019 up to December 2019. On February 26, 2020, in order to induce Stanley to continue to provide funding, the Company and Stanley entered into a letter agreement providing that the current note payable balance due to Stanley (See Note 9) in the amount of $1,214,900 may be converted into shares of common stock of the Company at a conversion price equal to 85% multiplied by the lowest one trading price for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Stanley has agreed to restrict its ability to convert the Debt and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. During 2020, Stanley converted $583,889 of its convertible note into 67,282,583 shares of the Company’s common stock, and during 2020, Stanley loaned the Company an additional $547,097. The balance of the Stanley debt at December 31, 2020 was $1,009,469. The Stanley debt is secured via a pledge agreement on the SURG shares (See Note 4).

Iliad Research and Trading, L.P.

On February 27, 2019, the Company entered into a note purchase agreement with a third-party investor - Iliad Research and Trading, L.P.(“Iliad”), pursuant to which the Company issued a promissory note for the original principal amount of $2,325,000. The promissory note had an original issue discount of $300,000 and the inventor paid consideration of $2,025,000 to the Company, of which $25,000 was paid for legal expenses. The outstanding balance of the promissory note is to be paid on the one-year anniversary of the issuance of the note. Interest on the note accrues at the rate of 10% per annum compounding daily. Subject to the terms and conditions set forth in the note, the Company may prepay all or any portion of the outstanding balance of the note at any time in an amount in cash equal to 120% of the amount repaid. In connection with transactions that generate less than $1,000,000 in proceeds, the Company has agreed to not issue any debt instrument or incurrence of any debt other than trade payables in the ordinary course of business, any securities or agreements to sell common stock with anti-dilution or price reset/reduction features or any securities that are or may be become convertible or exercisable into common stock with a price that varies with the market price of the common stock (collectively, “Restricted Issuance Transaction”). The outstanding balance of the Note will be increased by 5% in the event the Company enters into a Restricted Issuance Transaction that is approved by Iliad. The original issue discount is being amortized to interest expense over the term of the promissory note.

On February 27, 2020, the Company and Iliad entered into an Amendment to the Iliad Note (See Note 9) pursuant to which the maturity date of the Iliad Note was extended to August 27, 2020, provided that the Debt may be converted into shares of common stock of the Company at a conversion price equal to 80% multiplied by the lowest trading daily VWAP for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date, provided for the payment by the Company to Iliad of an extension fee equal to 7.5% of the outstanding balance of the Iliad Note resulting in a new balance of the Iliad Note of $2,765,983 and provided that the Company’s failure to deliver shares of common stock within three trading days of a conversion would result in an event of default. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. Iliad has agreed to restrict its ability to convert the Iliad Note and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. On July 20, 2020 the Company and Iliad entered into agreement to extend the maturity of the Iliad Note until February 27, 2021 in consideration of an extension fee of $1,000. During 2020, Iliad converted $539,000 of its convertible note to 53,175,795 shares of the Company’s common stock. The balance of the Iliad debt at December 31, 2020 was $2,446,746, including accrued interest of $14,905. (See Note 17 for additional extension of this note)

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Discounts on convertible notes

The Company recognized interest expense of $4,149,879 and $6,569,124 during the years ended December 31, 2020 and 2019, respectively, related to the amortization of the debt discount on convertible notes. The unamortized debt discount at December 31, 2020 was $362,004.

 A roll-forward of the convertible notes payable and debt discount from December 31, 2018 to December 31, 2020 is below:

	Principal	Debt
	Balance	Discount	Net
Convertible notes payable, December 31, 2018	$3,431,200	$(3,233,124)	$198,076
Issued for cash	3,000,000	—	3,000,000
Issued for acquisition	10,000,000	—	10,000,000
Issued for services	1,000,000	—	1,000,000
Original issue discount	336,000	—	336,000
Conversion to common stock	(1,357,200)	—	(1,357,200)
Debt discount related to new convertible notes	—	(3,336,000)	(3,336,000)
Reduction in convertible note due to legal settlement	(5,410,000)	—	(5,410,000)
Amortization of debt discounts	—	6,569,124	6,569,124
Convertible notes payable, December 31, 2019	11,000,000	—	11,000,000
Issued for cash	820,958	—	820,958
Accrued interest added to convertible note	204,858	—	204,858
Exchange of convertible note for other company assets	(1,000,000)	—	(1,000,000)
Notes payable converted to convertible notes	3,980,883	—	3,980,883
Original issue discount	88,500	—	88,500
Conversion to common stock	(1,306,489)	—	(1,306,489)
Debt discount related to new convertible notes	—	(4,511,883)	(4,511,883)
Amortization of debt discounts	—	4,149,879	4,149,879
Convertible notes payable, December 31, 2020	$13,788,710	$(362,004)	$13,426,706

Note 9 – Notes Payable

Notes payable at December 31, 2020 and December 31, 2019 consist of the following:

	December 31,	December 31,
	2020	2019
RWJ acquisition note	$2,600,000	$2,600,000
Promissory note to Iliad	-	2,325,000
Promissory note to Stanley Hills	-	1,046,261
SBA loan	150,000	-
Promissory note to Alpha Eda	140,000	-
Total notes payable	2,890,000	5,971,261
Unamortized debt discount	-	(47,671)
Notes payable	2,890,000	5,923,590
Less current portion	(2,741,737)	-
Notes payable, long-term portion	$148,263	$5,923,590

RWJ Acquisition Note

In connection with the acquisition of RWJ in September 2017, the Company issued a note payable. The note accrues interest at 3.5% per annum, was due on December 31, 2019 and is secured by the assets purchased in the acquisition. The Company contests the validity of the note, as such the note has not been repaid as of December 31, 2020. (See Note 15). The balance of the note at December 31, 2020 is $2,600,000 plus accrued interest of $307,631.

SBA Loan

On June 22, 2020, the Company received a loan from the Small Business Administration under the Economic Injury Disaster Loan program related to the COVID-19 relief efforts. The loan bears interest at 3.75% per annum, requires monthly principal and interest payments of $731 after 12 months from funding and is due 30 years from the date of issuance. The balance of the note at December 31, 2020 is $150,000 plus accrued interest of $3,067.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Alpha Eda

On November 15, 2020, the Company issued a promissory note to Alpha Eda, LLC for $140,000. The note accrues interest at 10% per annum, is unsecured and is due on June 30, 2021. The balance of the note at December 31, 2020 is $140,000 plus accrued interest of $1,803.

Iliad

On February 27, 2019, the Company entered into a note purchase agreement with a third-party investor, pursuant to which the Company issued a promissory note for the original principal amount of $2,325,000. The promissory note had an original issue discount of $300,000 and the inventor paid consideration of $2,025,000 to the Company, of which $25,000 was paid for legal expenses. The outstanding balance of the promissory note is to be paid on the one-year anniversary of the issuance of the note. Interest on the note accrues at the rate of 10% per annum compounding daily. Subject to the terms and conditions set forth in the note, the Company may prepay all or any portion of the outstanding balance of the note at any time in an amount in cash equal to 120% of the amount repaid. In connection with transactions that generate less than $1,000,000 in proceeds, the Company has agreed to not issue any debt instrument or incurrence of any debt other than trade payables in the ordinary course of business, any securities or agreements to sell common stock with anti-dilution or price reset/reduction features or any securities that are or may be become convertible or exercisable into common stock with a price that varies with the market price of the common stock (collectively, “Restricted Issuance Transaction”). For every Restricted Issuance Transaction that the Company was funded during 2020, Iliad consent and approval was obtained. The outstanding balance of the Note will be increased by 5% in the event the Company enters into a Restricted Issuance Transaction that is approved by Iliad. The original issue discount in being amortized to interest expense over the term of the promissory note.

On February 27, 2020, the Company and Iliad entered to an Amendment to the Iliad Note pursuant to which the maturity date of the Iliad Note was extended to August 27, 2020, provided that the Debt may be converted into shares of common stock of the Company at a conversion price equal to 80% multiplied by the lowest trading daily VWAP for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date, provided for the payment by the Company to Iliad of an extension fee equal to 7.5% of the outstanding balance of the Iliad Note resulting in a new balance of the Iliad Note of $2,765,983 which has been reclassified to convertible notes payable. (See Note 8). On July 20, 2020 the Company and Iliad entered into agreement to extend the maturity of the Iliad Note until February 27, 2021 in consideration of an extension fee of $1,000. During 2020, Iliad converted $539,000 of its convertible note to 53,175,795 shares of the Company’s common stock. The balance of the Iliad debt at December 31, 2020 was $$2,446,746, including accrued interest of $14,905. (See Note 17 for additional extension of this note)

Stanley Hills

The Company issued promissory notes with Stanley Hills for funds received as working capital. The notes accrue interest at 10% per annum and were due on February 9, 2020. On February 26, 2020, in order to induce Stanley to continue to provide funding, the Company and Stanley entered into a letter agreement (See Note 8) providing that the debt in the amount of $1,214,900 may be converted into shares of common stock of the Company at a conversion price equal to 85% multiplied by the lowest one trading price for the common stock during the 20 trading day period ending on the latest complete trading day prior to the conversion date. The Stanley Hills note was reclassified from notes payable to convertible notes payable (See Note 8).

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Discounts on Promissory Note

The Company recognized interest expense of $47,671 and $252,329 during the years ended December 31, 2020 and 2019, respectively, related to the amortization of the debt discount on promissory notes. The unamortized debt discount at December 31, 2020 was $0.

A roll-forward of the promissory notes and debt discount from December 31, 2018 to December 31, 2020 is below:

	Principal	Debt
	Balance	Discount	Net
Notes payable, December 31, 2018	$2,699,256	$—	$2,699,256
Issued for cash	3,071,261	—	3,071,261
Original issue discount	300,000	—	300,000
Repayment of note payable	(99,256)	—	(99,256)
Debt discount related to new convertible notes	—	(300,000)	(300,000)
Amortization of debt discounts	—	252,329	252,329
Notes payable, December 31, 2019	5,971,261	(47,671)	5,923,590
Issued for cash	458,639	—	458,639
Accrued interest and penalties added to notes payable	440,983	—	440,983
Notes payable converted to convertible notes	(3,980,883)	—	(3,980,883)
Amortization of debt discounts	—	47,671	47,671
Notes payable, December 31, 2020	$2,890,000	$—	$2,890,000

Note 10 – Accrued Settlement

In connection with a legal matter filed by the Investor of the $8,340,000 Senior Secured Redeemable Convertible Debenture, on December 23, 2019, in the pending arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Senior Secured Redeemable Convertible Debenture (the “Debenture”) constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 (presented separately in accounts payable and accrued expenses) and costs in the amount of $55,613. (See Note 15). In connection with this settlement, the Company recognized a gain on the settlement of debt of $1,375,556 in 2019 as the difference between the carrying amount of the debt and the amount awarded by the arbitrator (See Note 15).

Note 11 – Derivative Liability

Certain of the convertible notes payable discussed in Note 8 have a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes option pricing model with the following assumptions to measure the fair value of derivative liability at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Stock price	$0.017	$3.080
Risk free rate	0.10%	1.75%
Volatility	275%	650%
Conversion/ Exercise price	$.008-.0085	$0.800
Dividend rate	0%	0%

The following table represents the Company’s derivative liability activity for the years ended December 31, 2019 and 2020:

Derivative liability balance, December 31, 2018	$3,833,506
Issuance of derivative liability during the period	5,721,939
Fair value of beneficial conversion feature of debt converted	(2,264,578)
Change in derivative liability during the period	(7,290,867)
Derivative liability balance, December 31, 2019	-
Issuance of derivative liability during the period	5,767,230
Fair value of beneficial conversion feature of debt converted	(2,038,392)
Change in derivative liability during the period	1,533,610
Derivative liability balance, December 31, 2020	$5,262,448

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

 Note 12 – Stockholders’ Equity

Common Stock

The Board of Directors of the Company approved, on April 13, 2020, a reverse stock split of all of the Company’s Common Stock, pursuant to which every 50 shares of Common Stock of the Company shall be reverse split, reconstituted and converted into one (1) share of Common Stock of the Company (the “Reverse Stock Split”). The Company submitted an Issuer Company Related Action Notification regarding the Reverse Stock Split to FINRA on April 14, 2020.  To effectuate the Reverse Stock Split, the Company filed on April 21, 2020 a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada subject to FINRA approval. Since this reverse stock split has not yet been approved by the State of Nevada, the financial statements have not been retroactively restated to reflect this reverse stock split. On June 8, 2020 FINRA advised the Company that such request is deficient due to the fact that a holder of an outstanding convertible note of the Company had entered into two settlements with the Securities and Exchange Commission that related to securities laws violations but were in no way related to the Company. As a result, FINRA advised that it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the Reverse Stock Split not be processed. The Company appealed the decision made by FINRA on June 15, 2020. On August 4, 2020, FINRA notified the Company that its appeal had been denied.

During the year ended December 31, 2020, the Company had the following transactions in its common stock:

●	issued an aggregate of 140,138,107 for the conversion of convertible notes of $1,306,489 and accrued interest of $4,590; and

●	issued 100,000,000 shares to GBT Tokenize for a joint venture agreement. The value of the common stock of $5,500,000 was determined based on the closing stock price of the Company’s common stock on the grant date.

During the year ended December 31, 2019, the Company had the following transactions in its common stock:

●	issued an aggregate of 9,500 shares to employees and board members as part of their compensation agreements with the Company. The value of the common stock of $235,900 was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 74,762 shares to an investor for the conversion of $1,357,200 in convertible notes and $62,934 in accrued interest;

●	issued 59,820 shares to an investor for disputed penalties on a convertible debenture. The value of the common stock of $975,065 was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 200,267 shares to Latinex in order to provide that Latinex may maintain its required regulatory capital as required by various regulators. The Company has recorded the value ($7,610,147) of these shares of common stock as a stock loan receivable which is presented as a contra-equity account in the accompanying consolidated balance sheets. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 10,000,000 shares in connection with a joint venture with BitSpeed. The value of the common stock of $17,900,000 was based on the closing price of the Company’s common stock on the closing date;

●	issued 4,566,214 shares in connection with the cashless exercise of 6,120,000 warrants; and

●	canceled 200,000 shares that were returned in connection with the Company’s sale of its investment with Mobiquity. (See Note 4). The shares were valued based on the Company’s stock price on the date of the agreement.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $30.00 per share representing 30 posts split common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

As of December 31, 2020, and 2019, there were 45,000 Series B Preferred Shares outstanding.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”).  On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.02.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 120 post-splits. During the third quarter of 2014, the Company received 42 post-split common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. At December 31, 2020 and 2019, GV owns 700 Series C Preferred Shares.

The issuance of the Series C Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.  GV is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

As of December 31, 2020, and 2019, there were 700 Series C Preferred Shares outstanding.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Series D Preferred Shares

As of December 31, 2020, and 2019, there are 0 and 0 shares of Series D Preferred Shares outstanding, respectively.

Series G Preferred Shares

As of December 31, 2020, and 2019, there are 0 and 0 shares of Series G Preferred Shares outstanding, respectively.

Series H Preferred Shares

On June 17, 2019, the Company, AltCorp Trading LLC, a Costa Rica company and a wholly-owned subsidiary of the Company (“AltCorp”), GBT Technologies, S.A., a Costa Rica company (“GBT-CR”) and Pablo Gonzalez, a shareholder’s representative of GBT-CR (“Gonzalez”), entered into and closed an Exchange Agreement (the “GBT Exchange Agreement”) pursuant to which the parties exchanged certain securities. In accordance with the Exchange Agreement, AltCorp acquired 625,000 shares of GBT-CR representing 25% of its issued and outstanding shares of common stock from Gonzalez in exchange for the issuance of 20,000 shares of Series H Convertible Preferred Stock of the Company and a Convertible Note in the principal amount of $10,000,000 issued by the Company (the “Gopher Convertible Note”) as well as additional consideration. The Gopher Convertible Note bears interest of 6% per annum and is payable at maturity on December 31, 2021. At the election of Gonzalez, the Gopher Convertible Note can be converted into a maximum of 20,000 shares of Series H Preferred Stock. Each share of Series H Preferred Stock is convertible, at the option of the holder but subject to the Company increasing its authorized shares of common stock, into such number of shares of common stock of the Company as determined by dividing the Stated Value ($500 per share) by the conversion price ($10.00 per share).  The Series H Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series H Preferred Stock shall be entitled to one vote for each share of common stock that the Series H Preferred Stock may be convertible into. On July 8, 2019, the Company entered a Consulting Agreement with Glen Eagles Glen Eagles Acquisition LP (“Glen”) as consultant to provide services in connection with the Company’s acquisition of 25% of GBT-CR. Consultant will provide analysis, interaction with related professional and other services as requested by the Company to integrate and expand capabilities between GBT-CR and the Company. (See Note 14 for further details.)

As of December 31, 2020, and 2019, there are 20,000 shares of Series H Preferred Shares outstanding.

Warrants

 The following is a summary of warrant activity.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2018	419,167	$61.00	3.48	$-
Granted	25,355,000	0.97
Forfeited	-
Exercised	(6,120,000)	0.50
Outstanding, December 31, 2019	19,654,167	$1.57	2.76	$1,111,600
Granted	-
Forfeited	(10,667)	256.25
Exercised	-
Outstanding, December 31, 2020	19,643,500	$1.50	1.76	$-
Exercisable, December 31, 2020	19,643,500	$1.50	1.76	$-

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

The exercise price for warrant outstanding and exercisable at December 31, 2020:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Warrants	Price	Warrants	Price
15,880,000	$0.50	15,880,000	$0.50
3,000,000	1.85	3,000,000	1.85
500,000	2.70	500,000	2.70
20,000	31.90	20,000	31.90
100,000	50.00	100,000	50.00
75,000	75.00	75,000	75.00
50,000	100.00	50,000	100.00
10,000	235.00	10,000	235.00
7,500	250.00	7,500	250.00
1,000	280.00	1,000	280.00
19,643,500		19,643,500

The fair value of the warrants listed above was determined using the Black-Scholes option pricing model with the following assumptions:

December 31,
2019
Risk-free interest rate	1.55%
Expected life of the options	3.1 to 3.6 years
Expected volatility	185%
Expected dividend yield	0%

As a result of the above-mentioned reverse stock split, the Company issued 25,245,000 warrants to purchase shares of the Company’s common stock with exercise prices ranging from $0.50 to $2.70 per share as a result of an anti-dilutive clause in certain of the Company’s outstanding warrants. The fair value of these warrants was $120,476,603 which is shown as a charge to earnings on the accompanying financial statements for the year ended December 31, 2019.

Note 13 – Income Taxes

At December 31, 2020 and 2019, the significant components of the deferred tax assets are summarized below:

	December 31,	December 31,
	2020	2019
Deferred income tax asset
Net operation loss carryforwards	$8,232,796	$7,424,074
Total deferred income tax asset	8,232,796	7,424,074
Less: valuation allowance	(8,232,796)	(7,424,074)
Total deferred income tax asset	$—	$—

The valuation allowance increased by $808,722 and $1,606,154 in 2020 and 2019, respectively, as a result of the Company generating additional net operating losses. The Company’s net operating loss carryforward of approximately $28,390,000 begin to expire in 2024.

No income tax expense reflected in the consolidated statements of income for the years 2020 and 2019.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2020 and 2019 is as follows:

	2020		2019
	Amount	Percent	Amount	Percent

Federal statutory rates	$(3,757,564)	21.0%	$(39,166,075)	21.0%
State income taxes	(1,431,453)	8.0%	(14,920,410)	8.0%
Permanent differences	4,380,295	-24.5%	52,480,331	-28.1%
Valuation allowance against net deferred tax assets	808,722	-4.5%	1,606,154	-0.9%
Effective rate	$-	0.0%	$-	0.0%

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

Future changes in the unrecognized tax benefit will have no impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change significantly within the next twelve months. The Company will continue to classify income tax penalties and interest as part of general and administrative expense in its consolidated statements of operations. There were no interest or penalties accrued as of December 31, 2020 and 2019.

Note 14 – Related Parties

Related parties are natural persons or other entities that have the ability, directly or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

For the year ended December 31, 2020 and 2019, the Company paid a law firm owned by the Company’s chairman $10,000 and $90,000, respectively, for legal services. On June 5, 2019, said chairman Mr. Robert Yaspan resigned as Director of the Company to pursue other interests.

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month with an additional $70,000 to be paid within 15 days of the end of the calendar year.

On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets. At closing, the Company and Mr. Greg Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company. Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. The Company is in litigations in connection with RWJ transaction – See Note 15 - Contingencies.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

On January 1, 2019, the Company and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. Mr. Davis served as Interim Chief Executive Officer since July 2018 until his resignation on April 11, 2020. The term of Mr. Davis’ employment was for two years through January 1, 2021. Mr. Davis was entitled to an annual base salary of $250,000, which was to be increased to $400,000 upon the Company up-listing to a national exchange. Mr. Davis was also entitled to the issuance of Stock Options to acquire an aggregate of 50,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options were to be earned and vested (i) with respect to 20,000 shares of common stock on the date hereof, (ii) 5,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 15,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 5,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

On October 10, 2019, the Company entered into a Joint Venture Agreement (the “BitSpeed Agreement”) with BitSpeed LLC, which is owned by Douglas Davis, the Company’s Chief Executive Officer, to form GBT BitSpeed Corp., a Nevada company (“GBT BitSpeed”). The purpose of GBT BitSpeed is to develop, maintain and support its proprietary Extreme Transfer Software Application Concurrency, a software application to transfer secure, accelerated transmission of large file data over networks, and connection to cloud storage, Network-Attached Storage (NAS) and Storage Area Networks (SANs) (“Concurrency”). BitSpeed shall contribute the services and resources for the development of Concurrency to GBT BitSpeed. The Company shall contribute 10 million shares of common stock (valued at $17,900,000) of the Company to GBT BitSpeed. BitSpeed and the Company will each own 50% of GBT BitSpeed. The Company shall appoint two directors and BitSpeed shall appoint one director of GBT BitSpeed. In addition, GBT BitSpeed and Mr. Davis entered into a Consulting Agreement in which Mr. Davis is engaged to provide services in consideration of $10,000 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 20-day VWAP. Mr. Davis will provide services in connection with the development of the business as well as GBT BitSpeed’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the BitSpeed Agreement occurred on October 14, 2019. On April 11, 2020, Douglas Davis resigned as Chief Executive Officer of the Company so that he may fully devote all of his efforts to GBT Tokenize Corp., the Company’s joint venture, which intends to develop a new product. Mr. Davis’ resignation was not the result of any disagreements with management or board of directors of the Company.

On March 6, 2020, the Company through Greenwich, entered into the Tokenize Agreement with Tokenize, which is owned by a Costa Rica Trust represented by Gonzalez. Gonzalez also represents Gonzalez Costa Rica Trust, which holds a note in the principal amount of $10,000,000 and is also a shareholder of the Company. Under the Tokenize Agreement, the parties formed GBT Tokenize. The purpose of GBT Tokenize is to develop Technology Portfolio, throughout the State of California. Upon generating any revenue from the Technology Portfolio, the Joint Venture will earn the first right of refusal for other territories. Tokenize shall contribute the services and resources for the development of the Technology Portfolio to GBT Tokenize. The Company contributed 100,000,000 GBT Shares to GBT Tokenize. Tokenize and the Company will each own 50% of GBT Tokenize. The Company pledged its 50% ownership in GBT Tokenize and its 100% ownership of Greenwich to Tokenize to secure its Technology Portfolio investment. The Company shall appoint two directors and Tokenize shall appoint one director of GBT Tokenize. In addition, GBT Tokenize and Gonzalez entered into a Consulting Agreement in which Gonzalez is engaged to provide services in consideration of $33,333.33 per month payable quarterly which may be paid in shares of common stock calculated by the amount owed divided by the Company’s 10-day VWAP. Gonzalez will provide services in connection with the development of the business as well as GBT Tokenize’s capital raising efforts. The term of the Consulting Agreement is two years. The closing of the Tokenize Agreement occurred on March 9, 2020. Via this Joint Venture the parties commenced development of a development of an intelligent human vital signs’ device, suggested named qTerm. The platform is an expansion of the existing license agreement with GBT Tokenize Corp., which provided GBT Tokenize Corp. with an exclusive territory of California to develop certain of the Company’s technology. As the nature of the platform cannot be restricted only to California, the Company’s joint venture GBT Tokenize Corp. will be compensated with additional two hundred million shares of the Company to strengthen its funding, subject to board approval. A provisional patent application for the qTerm Medical Device was filed on March 30, 2020 with the USPTO. The application has been assigned serial number 63001564. The Joint Venture completed successfully the first prototype. There is no guarantee that the Company will be successful in researching, developing or implementing this product into the market. In order to successfully implement this concept, the Company will need to raise adequate capital to support its research and, if successfully researched, developed and granted regulatory approval, the Company would need to enter into a strategic relationship with a third party that has experience in manufacturing, selling and distributing this product. There is no guarantee that the Company will be successful in any or all of these critical steps.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

Note 15 – Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business.  There is currently no litigation that management believes will have a material impact on the financial position of the Company.

On or around January 30, 2019, RWJ Advanced Marketing, LLC, Greg Bauer, and Warren Jackson sued the Company and multiple third and related parties in Superior Court of the State of California - County of Los Angeles, General District in connection with the acquisition of UGO in September 2017. The case number is 19STCV03320 (the “Original Lawsuit”). The complaint in the Original Lawsuit alleges breach of contract, among other causes of action. The Company answered the complaint and filed a cross-complaint against the plaintiffs in the case and third parties on or around February 15, 2019. On or about September 10, 2020, the Company through its agent of service was “served” with a complaint (the Company contested service) that was recently filed against the Company and third parties by Robert Warren Jackson and Gregory Bauer in Los Angeles Superior Court Case No.: 20STCV32709 (“Second Lawsuit”). In the Original Lawsuit filed, the court rejected the plaintiff’s claims that they were filing a purported quasi-derivative lawsuit. As such, in this current litigation, the plaintiff is now again claiming the action is a derivative lawsuit. On October 13, 2020, the Second Lawsuit was removed by other defendants into Central District of California (CASE NO. 2:20−cv−09399−RGK−AGR). On February 2, 2021 The Central District of California dismissed the entire Second Lawsuit based on “demand futility”. In the Original lawsuit, the Company filed a cross complaint against the plaintiff and other third parties. Recently, the court has scheduled various hearings and a trial date set for December 27, 2021. It was the Company’s intention to dividend its holdings of its wholly owned subsidiary Ugopherservices Corp. (“UGO”). As UGO is the main dispute in the litigations described above, the Company has elected to sell UGO to a third-party effective July 1, 2020 (See Note 3). On September 17, 2020, the Company terminated Greg Bauer as consultant (resulting from the sale of UGO), which he confirmed in writing.

Following the sale of UGO (See Note 3), the Company noticed third parties (including SURG, via its asset manager) to wire the UGO funds to its new bank account. SURG never answered the notice. The Company noticed certain third parties that it intends to take legal actions to resolve this issue. On November 12, 2020 the Company filed a complaint in the United States District Court – District of Nevada - Case 2:20-cv-02078 against RWJ, Mr. Bauer, Mr. Jackson and against W.L. Petrey Wholesale Company Inc for fraud, breach of contract, Unjust Enrichment and other claims.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

On December 3, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) with Discover Growth Fund, LLC (the “Investor”) pursuant to which the Company issued a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. In connection with the issuance of the Debenture and pursuant to the terms of the SPA, the Company issued a Common Stock Purchase Warrant to acquire up to 225,000 shares of common stock for a term of three years (the “Warrant”) on a cash-only basis at an exercise price of $100.00 per share with respect to 50,000 Warrant Shares, $75.00 with respect to 75,000 Warrant Shares and $50.00 with respect to 100,000 Warrant Shares. The holder may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% of the Company’s outstanding common stock immediately after exercise. The outstanding principal amount may be converted at any time into shares of the Company’s common stock at a conversion price equal to 95% of the Market Price less $5.00 (the conversion price is lowered by 10% upon the occurrence of each Triggering Event – the current conversion price is 75% of the Market Price less $5.00). The Market Price is the average of the 5 lowest individual daily volume weighted average prices during the period the Debenture is outstanding. On May 28, 2019, the Investor delivered to the Company a “Notice of Default and Notice of Sale of Collateral” (the “Notice”). On December 23, 2019, in arbitration between the Company and the Investor, an Interim Award was entered in favor of the Investor. On January 31, 2020, the Company was informed that a final award was entered (the “Final Award”). The Final Award affirms that certain sections of the Debenture constitute unenforceable liquidated damages penalties and were stricken. Further, it was determined that the Investor was entitled to recovery of their attorney’s fees. Consequently, the arbitrator awarded Investor an award of $4,034,444 plus interest of 7.25% accrued from May 15, 2019 and costs in the amount of $55,613. On February 18, 2020, the Company filed a motion with the United States District Court District of Nevada (the “Nevada Court”) to confirm the Final Award and a motion to consolidate Investor’s application to confirm the Final Award filed in the U.S. District Court of the Virgin Islands (Case No: 3 :20-cv-00012-CVG-RM) (the “Virgin Island Court”). On February 27, 2020, the Nevada Court denied the Company’s motion to confirm the Final Award and motion to consolidate and further decided that the confirmation of the Final Award should be litigated in the Virgin Island Court. As such, on February 27, 2020, the Company filed a Notice of Entry of Order as well as a Motion to Confirm the Arbitration Award, address the outstanding issues regarding whether Investor’s rights are subordinated to other creditors and, thereafter, oversee a commercially reasonable foreclosure sale (Case No: 3 :20-cv-00012-CVG-RM). It was the Company’s position that the Final Award must first be confirmed and all questions regarding the rights of Investor relative to those of other creditors must be determined before any foreclosure sale can proceed. It is further the position of the Company that the previously disclosed foreclosure sale scheduled by Investor is being conducted in a commercially unreasonable manner and that if Discover proceeded forward with the foreclosure sale it did so at its own risk. Nevertheless, on February 28, 2020, Investor advised that it conducted a sale of the Company’s assets. As the date of this report Investor failed to present a deed of sale for the alleged sale that allegedly took place as noticed. The Company filed with Virgin Island Court the motions disputing the validity of the alleged sale. On July 28, 2020, Investor filed in the State of Nevada a motion for attorneys $48,844 and costs $716. The Company filed an answer on August 11, 2020. On October 16, 2020, Investor motion for attorneys $48,844 and costs $716 was denied.

GBT Technologies, S.A.

On September 14, 2018, the Company entered into an Exclusive Intellectual Property License and Royalty Agreement (the “GBT License Agreement”) with GBT-CR, a fully compliant and regulated crypto currency exchange platform that currently operates in Costa Rica as a decentralized crypto currency platform, pursuant to which, among other things, the Company granted to GBT-CR an exclusive, royalty-bearing right and license relating intellectual property relating to systems and methods of converting electronic transmissions into digital currency as reflected in that certain patent filed with the United Stated Patent and Trademark Office on or about June 14, 2018 (EFS ID: 32893586; Application Number: 16008069; Type: Utility under 35 USC 111(a); Confirmation Number: 6787)(collectively, the “Digital Currently Technology”). Pursuant to the GBT License Agreement, the Company granted GBT-CR an exclusive worldwide license to use the Digital Currency Technology to make, use, sell, lease or otherwise commercialize and dispose of products and devices utilizing the Digital Currently Technology. Under the terms of the GBT License Agreement, the Company is entitled to receive a royalty payment of 2% of gross revenue of each licensed product sold by GBT-CR during the period starting in which revenue is first generated using the licensed products and continuing for five years thereafter. Upon signing the GBT-CR License Agreement, GBT-CR paid the Company $300,000 which is nonrefundable. The Company has recognized the $300,000 as revenue during the years ended December 31, 2018. Upon GBT-CR making available for sale (the “Commercial Event”) an ICO (Initial Coin Offering) (the “Coin”), GBT-CR will make a payment to the Company in the amount of $5,000,000. Further, upon the Commercial Event, GBT-CR will grant the Company the ability to acquire 30% of the Coin at a 30% discount of such offering price of the Coin. The GBT License Agreement commenced as of the signing date and, unless terminated in accordance with the termination provisions of the GBT License Agreement, shall remain in force until the expiration of the patent pertaining to the Digital Currency Technology; provided that the right to use trade secrets shall survive the expiration of the GBT License Agreement provided the Company has not terminated. Prior to the signing of the GBT License Agreement, GBT-CR advanced $200,000 to the Company, which the parties have agreed will be applied toward the $5,000,000 fee when it becomes due. The $200,000 is recorded as unearned revenue at December 31, 2018 and reclassified to accrued expense at December 31, 2019. On February 27, 2020 GBT Technologies, S.A., as successor in interest to Hermes Roll, LLC had notified the Company that it was in default on its Amended and Restated Territorial License Agreement (“ARTLA”) dated June 15, 2015 and that the ARTLA had been cancelled and rescinded.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

In connection with SURG Exchange Agreement (see Note 4) - On November 4, 2020, Altcorp and Stanley filed an Ex Parte Motion In the District Court, Clark County, Nevada (Case No: A-20-823039-B, in Dep No: 43) to appoint receiver and issue a temporary restraining Order against SURG and its transfer agent for alleged defaults on prior exchange agreement. On December 4, 2020, the parties entered an interim agreement which set the material terms of the settlement. A final settlement was achieved per the interim agreement terms on January 1, 2021 (see Note 17). On March 4, 2021 the Company filed a motion to enforce settlement agreements, as the Company alleged that SURG owes an additional $240,000 which is due and owing under the settlement agreements.

 Note 16 – Concentrations

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments. There have been no losses in these accounts through December 31, 2020.

Note 17 – Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

On January 1, 2021 SURG, AltCorp and Stanley entered into a Mutual Release and Settlement Agreement (“Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, SURG agreed to amend the AltCorp Exchange Agreement where SURG acknowledged a debt of $3,300,000 (the “Debt”) to be paid via 33 monthly payments of $100,000 payable in shares of common stock of SURG at a per share price equal the volume weighted average price of SURG’s common stock during the ten (10) trading days immediately preceding the issuance. At the end of the 33rd month, if AltCorp has not realized gross, pre-tax proceeds at least equal to the amount of the Debt, SURG shall transfer to AltCorp and/or its designee additional shares of SURG’s common stock necessary to satisfy the Debt. To the date of this report, SURG has made three payments per the settlement agreements.

On February 10, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 4”) in the aggregate principal amount of $184,200 for a purchase price of $153,500. The Redstart Note No. 4 has a maturity date of February 5, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 4 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 4 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 4, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 4. The transactions described above closed on February 10, 2021. The outstanding principal amount of the Redstart Note No. 4 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 4 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 4), the Redstart Note No. 4 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 4.

On March 15, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 5”) in the aggregate principal amount of $106,200 for a purchase price of $88,500. The Redstart Note No. 5 has a maturity date of June 15, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 5 at the rate of six percent (6%) per annum from the date on which the Redstart Note No. 5 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 5, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 5. The transactions described above closed on March 17, 2021. The outstanding principal amount of the Redstart Note No. 5 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 5 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 5), the Redstart Note No. 5 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 5.

GBT TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2020 and 2019

On January 19, 2021 the Company entered into consulting agreements with two third-party consultants. The executive officers of the Company conducted an extensive search and has explored all possible avenues of financing and in order to fully-implement its business plan it has determined that for its best interest to engage two outside consultants to identify investors as an accredited investor, under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Private Offering”) is in the best interest of the Company. The terms of the agreements are for one consultant a 12,000,000 Company one-time new shares issuance and $1,000 cash monthly payment, and to the second consultant 250,000 Company one-time new shares issuance, along with additional 30,000 new issuance per quarter, and $500 cash monthly payment. The company issued to the consultants the 12,250,000 restricted stock on February 11, 2021.

On February 28, 2021 the Company and Iliad entered into agreement to further extend the maturity of the Iliad Note until May 31, 2021 in consideration of an extension fee of $1,000 representing the third extension of the original note. (See Note 8)

Subsequent to December 31, 2020, the Company issued 224,185,847 shares of common stock in exchange for $3,116,668 of convertible notes payable and $6,180 of accrued interest. Included in these amounts are the conversions of the Redstart Note No. 1 and Redstart Note No. 2)

GBT TECHNOLOGIES, INC.

5,500,000 Shares of Common Stock

PROSPECTUS

, 2022

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$96.92
Printing expenses	$10,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Blue sky fees	$1,500
Miscellaneous	$500
Total	$32,096.92

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

II-1

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

II-2

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the year ended December 31, 2021, the Company had the following transactions in its common stock:

●	issued an aggregate of 13,814,744 shares for the conversion of convertible notes of $5,640,605 and accrued interest of $37,403;

●	issued 245,000 shares to consultants for services rendered. The value of the shares of $281,750 was determined based on the closing stock price of the Company’s common stock on the grant date; and

●	issued 14,000,000 shares to GBT Tokenize for a joint venture agreement. The value of the common stock of $15,400,000 was determined based on the closing stock price of the Company’s common stock on the grant date

On September 21, 2021, the Company entered into a Securities Purchase Agreement with Redstart pursuant to which the Company issued to Redstart a Convertible Promissory Note (the “Redstart Note No. 7”) in the aggregate principal amount of $244,500 for a purchase price of $203,750. The Redstart Note No. 7 has a maturity date of December 22, 2022 and the Company has agreed to pay interest on the unpaid principal balance of the Redstart Note No. 7 at the rate of two and a half percent (2.5%) per annum from the date on which the Redstart Note No. 7 is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Redstart Note No. 7, provided it makes a payment including a prepayment to Redstart as set forth in the Redstart Note No. 7. The transactions described above closed on September 28, 2021. The outstanding principal amount of the Redstart Note No. 7 may not be converted prior to the period beginning on the date that is 180 days following the Issue Date. Following the 180th day, Redstart may convert the Redstart Note No. 7 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 20-day look back immediately preceding the date of conversion. Since the conversion price will vary based on the Company’s stock price, the beneficial conversion feature associated with this note is accounted for as a derivative liability. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Redstart Note No. 7), the Redstart Note No. 7 shall become immediately due and payable and the Company shall pay to Redstart, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Redstart Note No. 7.

II-3

During the year ended December 31, 2020, the Company had the following transactions in its common stock:

●	issued an aggregate of 140,138,107 for the conversion of convertible notes of $1,306,489 and accrued interest of $4,590; and

●	issued 100,000,000 shares to GBT Tokenize for a joint venture agreement. The value of the common stock of $5,500,000 was determined based on the closing stock price of the Company’s common stock on the grant date.

During the year ended December 31, 2019, the Company had the following transactions in its common stock:

●	issued an aggregate of 9,500 shares to employees and board members as part of their compensation agreements with the Company. The value of the common stock of $235,900 was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 74,762 shares to an investor for the conversion of $1,357,200 in convertible notes and $62,934 in accrued interest;

●	issued 59,820 shares to an investor for disputed penalties on a convertible debenture. The value of the common stock of $975,065 was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 200,267 shares to Latinex in order to provide that Latinex may maintain its required regulatory capital as required by various regulators. The Company has recorded the value ($7,610,147) of these shares of common stock as a stock loan receivable which is presented as a contra-equity account in the accompanying consolidated balance sheets. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the grant date;

●	issued 10,000,000 shares in connection with a joint venture with BitSpeed. The value of the common stock of $17,900,000 was based on the closing price of the Company’s common stock on the closing date;

●	issued 4,566,214 shares in connection with the cashless exercise of 6,120,000 warrants; and

●	canceled 200,000 shares that were returned in connection with the Company’s sale of its investment with Mobiquity. (See Note 4). The shares were valued based on the Company’s stock price on the date of the agreement.

II-4

During the years ended December 31, 2018, the Company had the following transactions in its common stock:

●	issued 66,000,000 shares in connection with the conversion of 66,000 shares of Series D Preferred Stock;

●	issued 2,000,000 shares in connection with the conversion of 2,000,000 shares of Series G Preferred Stock;

●	issued 250,000 shares to a consultant for professional services rendered valued at $123,725. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the dates that the shares earned based on the agreement;

●	issued 1,800,000 shares to employees and board members as part of their agreements with the Company. The value of the common stock of $4,404,500 was determined based on the closing stock price of the Company’s common stock on the date of the respective agreements;

●	issued 3,000,000 to a consultant for services related to assisting the Company with the acquisition of the RWJ assets. The 3,000,000 shares were earned when the operations of the RWJ assets produced revenue in excess of $10,000,000. The value of the common stock of $4,590,000 was determined based on the closing stock price of the Company’s common stock on the date of the shares were earned.

●	issued aggregate of 1,250,000 shares to a consultant for services rendered valued at $2,715,000. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of the ECS and Electronic Check assets (see Note 3). The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of acquisition of ECS and Electronic Check;

●	issued 500,000 shares for the acquisition of the ECS assets valued at $1,010,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the acquisition date;

●	issued 250,000 shares for the acquisition of the Electronic Check valued at $695,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the acquisition date;

●	issued 10,000,000 shares in connection with its equity interest in Mobiquity valued at $9,980,000 (See Note 6). The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of the Mobiquity transaction;

II-5

●	issued an additional 10,000,000 shares to Mobiquity valued at $3,90,000 for payment of the exercise price for 20,000,000 warrants previously granted to the Company. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the date of issuance;

●	issued 1,000,000 shares to a consultant for services rendered valued at $998,000. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of its equity interest in Mobiquity. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of Mobiquity transaction;

●	issued 12,500,000 shares to Guardian LLC in connection the termination of its 50% interest in the profits of certain of the Company’s products (See Note 11). The shares were valued at $11,750,000 which was determined based on the closing stock price of the Company’s common stock at the date of the agreement;

●	issued 324,528 shares to Bellridge for the conversion of $275,000 in convertible notes and $17,075 in accrued interest;

●	issued 9,499,274 shares to an unaffiliated third-party institutional investor for the conversion of $2,000,000 in convertible notes and $6,521 in accrued interest;

●	issued 318,583 shares to Bellridge pursuant to the limited price protection. The shares were valued at $213,451 which was charged to financing cost was determined based on the closing stock price of the Company’s common stock on the date of issuance;

●	issued 2,000,000 shares to a consultant for services rendered in connection with the issuance of the Company’s common stock as payment of the exercise price for the Mobiquity warrants valued at $780,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the date of issuance;

●	issued 2,000,000 shares to a consultant for services rendered in connection with the issuance of the Company’s common stock as payment of the exercise price for the Mobiquity warrants valued at $780,000.

●	issued 2,000,000 shares to Eagle Equities LLC as a result of the Company issuing shares of common stock for less than $0.30 pursuant to an agreement with Eagle Equities. The shares were valued at $670,000, which was charged to financing cost was determined based on the closing stock price of the Company’s common stock on the date the Company issued shares for less than $0.30;

●	a consultant for services rendered valued at $30,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the date of issuance;

●	issued 1,272,726 shares of common stock to an investor for cash proceeds of $1,500,000; and

●	canceled 50,000 shares pursuant to the settlement of a legal matter.

II-6

The foregoing offers, sales and issuances were exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

No.	Description
3.1	Certificate of Incorporation of Forex International Trading Corp. (1)
3.2	Bylaws of Forex International Trading Corp. (1)
3.3	Certificate of Designation for Series A Preferred Stock (2)
3.4	Certificate of Designation for Series B Preferred Stock (3)
3.5	Certificate of Designation – Series C Preferred Stock (4)
3.6	Amendment to the Certificate of Designation for the Series B Preferred Stock (5)
3.7	Amendment to the Certificate of Designation for the Series C Preferred Stock(5)
3.8	Certificate of Change filed pursuant to NRS 78.209 (6)
3.9	Articles of Merger filed pursuant to NRS 92.A.200 (6)
3.10	Certificate of Amendment to the Articles of Incorporation of Gopher Protocol Inc. (8)
3.11	Certificate of Change dated July 10, 2019 (23)
3.12	Articles of Merger by and between Gopher Protocol Inc. and GBT Technologies Inc. dated July 10, 2019(23)
3.13	Certificate of Correction to the Certificate of Change (24)
3.14	Certificate of Correction to the Articles of Merger by and between Gopher Protocol Inc. and GBT Technologies Inc. dated July 10, 2019 (24)
3.15	Certificate of Amendment to the Articles of Incorporation of GBT Technologies Inc. dated September 23, 2019(26)
3.16	Certificate of Designation for Series B Preferred Stock (7)
3.17	Certificate of Designation of the Preferences, Rights and Limitations of the Series G Convertible Preferred Stock (15)
3.18	Series H Convertible Preferred Stock Certificate of Designation (21)

II-7

4.1	Form of Warrant issued to Robert Warren Jackson, Gregory Bauer, Michael Murray and Guardian Patch, LLC dated September 1, 2017 (14)
4.2	Balloon Note payable by Gopher Protocol Inc. to RWJ Advanced Marketing, LLC dated September 1, 2017 (14)
4.3	Form of Warrant issued to Derron Winfrey, Dennis Winfrey, Mark Garner and JIL Venture dated March 1, 2018 (16)
4.4	Note payable by Gopher Protocol Inc. to ECS, LLC dated March 1, 2018 (16)
4.5	Stock Option issued to Kevin Pickard dated April 16, 2018 (17)
4.6	Stock Option issued to Muhammad Khilji dated April 25, 2018 (18)
4.7	6% Convertible Note payable to Pablo Gonzalez dated June 17, 2019 (21)
4.8	Convertible Note payable to Glen Eagles Acquisition LP (22)
4.9	Amendment to Common Stock Purchase Warrant between Gopher Protocol Inc. and Glen Eagles Acquisition LP (22)
4.10	Second Amendment to Promissory Note between GBT Technologies Inc. and Ilaid Research and Trading LP dated July 20, 2020 (29)
4.11	Convertible Promissory Note August 4, 2020 issued to Redstart Holdings Corp. (30)
4.12	Fourth Amendment to Promissory Note between GBT Technologies Inc. and Iliad Research and Trading, L.P. dated May 14, 2020 – Executed May 19, 2021(31)
4.13	Convertible Promissory Note May 26, 2021 issued to Redstart Holdings Corp. – Executed on May 27, 2021 (32)
4.14	Fifth Amendment to Promissory Note between GBT Technologies Inc. and Iliad Research and Trading LP dated August 19, 2021 executed August 20, 2021 (33)
4.15	Convertible Promissory Note September 21, 2021 issued to Redstart Holdings Corp. – Executed on September 24, 2021, and Funded on September 28, 2021 (34)
4.16	Amended Loan Authorization and Agreement between GBT Technologies Inc. and U.S. Small Business Administration dated October 1, 2021 (35)
4.17	Convertible Promissory Note dated November 8, 2021 issued to Sixth Street Lending LLC (36)
5.1*	Opinion of Fleming PLLC

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10.1	Territorial License Agreement dated March 4, 2015, by and between Gopher Protocol Inc. and Hermes Roll LLC (7)
10.2	Amended and Restated Territorial License Agreement dated June 16, 2015 by and between Gopher Protocol Inc. and Hermes Roll LLC (9)
10.3	Letter Agreement dated August 20, 2015 by and between Gopher Protocol Inc. and Dr. Danny Rittman (10)
10.4	Letter Agreement dated March 14, 2016 by and between Gopher Protocol Inc. and Dr. Danny Rittman. (11)
10.5	Amended and Restated Employment Agreement by and between Gopher Protocol Inc. and Dr. Danny Rittman dated April 19, 2016 (12)
10.6	Letter Agreement between the Company and Danny Rittman dated June 29, 2017 (13)
10.7	Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (14)
10.8	Addendum to Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (14)
10.9	Employment Agreement between Gopher Protocol Inc. and Gregory Bauer dated September 1, 2017 (14)
10.10	Asset Purchase Agreement between Gopher Protocol Inc. and ECS Prepaid LLC dated March 1, 2018 (16)
10.11	Employment Agreement between Gopher Protocol Inc. and Derron Winfrey dated March 1, 2018(16)
10.12	Employment Agreement between Gopher Protocol Inc. and Mark Garner dated March 1, 2018(16)

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10.13	Agreement between Gopher Protocol Inc. and Mobiquity Technologies, Inc. dated September 4, 2018 (19)
10.14	Exclusive Intellectual Property License and Royalty Agreement between Gopher Protocol Inc. and GBT Technologies, S.A. dated September 14, 2018 (20)
10.15	Letter Agreement between Gopher Protocol Inc. and Dr. Danny Rittman dated September 14, 2018 (20)
10.16	Exchange Agreement entered into between Gopher Protocol Inc., Altcorp Trading LLC, GBT Technologies, S.A., a Costa Rica company and Pablo Gonzalez dated June 17, 2019 (21)
10.17	Consulting Agreement entered into between Gopher Protocol Inc. and Glen Eagles Acquisition LP (22)
10.18	Letter Agreement between Mobiquity Technologies, Inc. and GBT Technologies Inc. executed August 2, 2019 Delivered August 6, 2019 (39)
10.19	Stock Purchase Agreement between Mobiquity Technologies, Inc. and GBT Technologies Inc. Dated September 10, 2019 (25)
10.20	Stock Purchase Agreement between Marital Trust GST Subject U/W/O Leopold Salkind and GBT Technologies Inc. dated September 10, 2019 (25)
10.21	Letter Agreement between GBT Technologies Inc. and Stanley Hills LLC dated February 26, 2020 (27)
10.22	Amendment to Promissory Note between GBT Technologies Inc. and Iliad Research and Trading, L.P. dated February 27, 2020 (27)
10.23	Order dated February 27, 2020 issued by the United States District Court District of Nevada (27)
10.24	Joint Venture and Territorial License Agreement by and between GBT Technologies Inc. and Tokenize-It S.A. dated March 6, 2020 (28)
10.25	Consulting Agreement by and between Pablo Gonzalez and GBT Tokenize Corp. dated March 6, 2020 (28)
10.26	Pledge Agreement by and between GBT Tokenize Corp. and Tokenize-It S.A., dated March 6, 2020 (28)
10.27	Securities Purchase Agreement dated August 4, 2020 between GBT Technologies Inc. and Redstart Holdings Corp. (30)
10.28	Securities Purchase Agreement dated November 8, 2021 between GBT Technologies Inc. and Sixth Street Lending LLC (36)
10.29	Equity Financing Agreement between GBT Technologies Inc. and GHS Investments LLC dated December 17, 2021 (37)
10.30	Registration Rights Agreement between GBT Technologies Inc. and GHS Investments LLC dated December 17, 2021 (37)
10.31	Resolution of Purchase, Mutual Release and Settlement Agreement by and among GBT Technologies Inc. and Parties Listed Therein December 22, 2021(38)
10.33*	Finders Fee Agreement between JH Darbie & Co. and GBT Technologies Inc. dated October 14, 2021

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23.1*	Consent of BF Borgers CPA PC, independent registered public accounting firm
23.2*	Consent of Fleming PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this registration statement)

(1)	Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on September 9, 2009.
(2)	Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on April 6, 2011
(3)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on May 14, 2012
(4)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 27, 2012.
(5)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 20, 2012.
(6)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 18, 2015
(7)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 12, 2015
(8)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 1, 2015
(9)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 16, 2015
(10)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 21, 2015
(11)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2016
(12)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2016
(13)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 30, 2017
(14)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 7, 2017
(15)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 3, 2018
(16)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 21, 2018
(17)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 18, 2018
(18)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 26, 2018.
(19)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 9, 2018.
(20)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 18, 2018.
(21)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on June 19, 2019.
(22)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on July 12, 2019.

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(23)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on July 15, 2019.
(24)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on August 5, 2019.
(39)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on August 7, 2019.
(25)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 16, 2019.
(26)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 25, 2019.
(27)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 2, 2020.
(28)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 11, 2020.
(29)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 24, 2020.
(30)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 10, 2020.
(31)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 21, 2021.
(32)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 1, 2021.
(33)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 23, 2021.
(34)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 29, 2021.
(35)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 6, 2021.
(36)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 11, 2021
(37)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 20, 2021
(38)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 28, 2021

* Filed herewith.

** To be filed by amendment.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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[ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on the 12th day of January, 2022.

GBT TECHNOLOGIES INC.
By:	/s/Mansour Khatib
Mansour Khatib
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mansour Khatib, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/Mansour Khatib	Chief Executive Officer, Chief Financial Officer and Director	January 12, 2022
Mansour Khatib	(Principal Executive Officer and Principal Financial and Accounting Officer)
/s/Danny Rittman	Chief Technology Officer and Director	January 12, 2022
Danny Rittman
/s/Michael Murray	President and Director	January 12, 2022
Michael Murray

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